This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-145491 and 333-145491-01

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2007
Prospectus Supplement to Prospectus Dated September 17, 2007
$659,848,000
(Approximate)

Caterpillar Financial Asset Trust 2007-A
Issuing Entity

Caterpillar Financial	Caterpillar Financial
Funding Corporation	Services Corporation
Depositor	Servicer and Sponsor

Before you purchase any of these notes, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-14 of this prospectus supplement and on page 8 of the accompanying prospectus.

These notes are asset-backed securities issued by the issuing entity. The securities are not obligations of Caterpillar Inc., Caterpillar Financial Services Corporation, as servicer, sponsor or otherwise, Caterpillar financial funding Corporation, as depositor or otherwise, or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

The issuing entity will issue the following securities:

	Principal	Interest		Final Maturity
	Amount(1)	Rate		Date

Class A-1 Notes	$150,000,000		%	September 25, 2008
Class A-2 Notes	$201,000,000		*	April 26, 2010
Class A-3 Notes	$289,050,000		*	June 25, 2012
Class B Notes	$19,798,000		*	September 25, 2013

(1) These amounts are based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

* These notes will be issued as fixed rate notes or floating rate notes based on one-month LIBOR plus a spread or in tranches of some portion of each type. If the Class A-2 Notes, the Class A-3 Notes or the Class B Notes are issued in fixed and floating rate tranches, the fixed rate tranche will bear the designation “Class A-2a Notes,” “Class A-3a Notes” or “Class Ba Notes,” respectively, and the floating rate tranche will bear the designation “Class A-2b Notes,” Class A-3b Notes” or “Class Bb Notes,” respectively.

•	The issuing entity will pay interest and principal on the notes on the 25th day of each month or, if any such date is not a business day, on the next succeeding business day. The first distribution date will be October 25, 2007.

•	The issuing entity will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full.

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of equipment retail installment sale contracts and equipment finance leases.

The underwriters are offering the following notes by this prospectus supplement:

	Initial Public		Underwriting		Proceeds to the
	Offering Price		Discount		Depositor(1)

Per Class A-1 Note		%		%		%
Per Class A-2 Note		%		%		%
Per Class A-3 Note		%		%		%
Per Class B Note		%		%		%
Total	$		$		$

(1)	Before deducting expenses payable by the depositor estimated to be $1,000,000.

Enhancements will consist of:

•	Subordination of the Class B Notes.

•	Reserve account, with an initial deposit of $ (1.25% of the initial note value) and subject to adjustment as described in this prospectus supplement.

•	Interest rate swap agreement(s) with Merrill Lynch Capital Services, Inc., as initial swap counterparty, to mitigate the risk associated with an increase in the floating interest rate of each class or tranche of floating rate notes, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

Merrill Lynch & Co.	JPMorgan

ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital
Citigroup

Underwriter of the Class B Notes
Merrill Lynch & Co.

The date of this Prospectus Supplement is September   , 2007.

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity, Caterpillar Financial Asset Trust 2007-A (the “issuing entity”), including terms and conditions that apply to the notes to be issued by the issuing entity. The specific terms of the trust that is the issuing entity are contained in this prospectus supplement. You should rely only on information on the notes provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
     We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the issuing entity and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:
•	Summary of the Notes and the Transaction Structure — provides important information concerning the amounts and the payment terms of each class of notes and provides a brief introduction to the key structural features of the issuing entity

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes
     Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the accompanying prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.
     You can find a listing of the pages where capitalized terms are defined under the caption “Index of Terms” beginning on page S-61 in this prospectus supplement and under the caption “Index of Terms” beginning on page 62 of the accompanying prospectus.
     Caterpillar Financial Funding Corporation’s principal offices are located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119 and its telephone number is (702) 735-2514.

SUMMARY OF TRANSACTION PARTIES(1)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

FLOW OF FUNDS(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default under the indenture has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default under the indenture and acceleration of the notes, please refer to this prospectus supplement and the accompanying prospectus.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS

*	This chart provides only a simplified overview of the monthly flow of funds. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE
     The following summary provides a brief description of certain terms of the notes and this securitization transaction. This summary does not contain all of the information that may be important to you in making your investment decision. To fully understand the terms of the notes and this securitization transaction, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety
Issuing Entity
Caterpillar Financial Asset Trust 2007-A, a Delaware statutory trust, will issue the notes and certificates and will transfer such notes and certificates to the depositor in return for a pool of receivables consisting of retail installment sale contracts and finance leases secured by new and used equipment. Caterpillar Financial Services Corporation acquired or originated, and will continue to service, the receivables. The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. Only the issuing entity will be liable for the payment of the notes.
Depositor
Caterpillar Financial Funding Corporation. See “The Depositor, Caterpillar Inc., the Sponsor and Servicer.”
Servicer and Sponsor
Caterpillar Financial Services Corporation — referred to herein as Cat Financial. See “The Depositor, Caterpillar Inc., the Sponsor and Servicer.”
Originator
Cat Financial, provided that less than 10% of the receivables may have been originated by any one Caterpillar dealer. See “The Receivables Pools — Origination Process” and “The Receivables Pools — Dealer Agreements” in the accompanying prospectus.
Administrator
Cat Financial. See “The Depositor, Caterpillar Inc., the Sponsor and Servicer.”
Swap Counterparty
Merrill Lynch Capital Services, Inc. See “Description of the Notes — The Swap Counterparty.”
Trustees

Indenture Trustee	—	U.S. Bank National Association, a national banking association. See “Description of the Transfer and Servicing Agreements — The Indenture Trustee.”

Owner Trustee	—	The Bank of New York (Delaware). See “Formation of the Issuing Entity — The Owner Trustee.”
Offered Notes
The issuing entity is offering the following notes pursuant to this prospectus supplement:
•	$150,000,000 Class A-1 ___% Asset Backed Notes
•	$201,000,000 Class A-2 Fixed or Floating Rate Asset Backed Notes
•	$289,050,000 Class A-3 Fixed or Floating Rate Asset Backed Notes
•	$19,798,000 Class B Fixed or Floating Rate Asset Backed Notes
The interest rate for each of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will be a fixed rate per annum or one-month LIBOR plus a spread or a combination of a fixed rate and one-month LIBOR plus a spread if that class of notes has both a fixed rate tranche and a floating rate tranche. The principal amount of each class of notes is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes and the swap rates under any swap agreements are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.
The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are referred to in this prospectus supplement collectively as the Class A Notes.
The issuing entity is also issuing Asset Backed Certificates. The issuing entity is not offering these certificates pursuant to this prospectus supplement.
Cut-off Date
September 1, 2007.
Closing Date
The issuing entity expects to issue the notes on or about September 27, 2007.
Interest and Principal Distribution Dates
On the 25th day of each month (or if the 25th day is not a business day, the next succeeding business day), the issuing entity will pay interest and principal on the notes.

Initial Scheduled Distribution Date
The initial scheduled distribution date will be October 25, 2007.
Record Dates
On each distribution date, the issuing entity will pay interest and principal to the holders of record of the notes for that distribution date. The record date for any distribution date and for the notes generally will be the last day of the preceding calendar month.
Interest Rates
The issuing entity will pay interest on each class or tranche of notes at the fixed or floating, as applicable, annual rates specified on the cover of this prospectus supplement.
Interest Accrual
The Class A-1 Notes and any Tranche of the Class A-2 Notes, the Class A-3 Notes and/or the Class B Notes Issued as Floating Rate Notes —
For these notes and any distribution date, interest will accrue on an “actual/360,” basis from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding such distribution date.
This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:
1.	the outstanding principal balance;

2.	the interest rate; and

3.	the actual number of days elapsed during the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding the current distribution date divided by 360.
Any Tranche of the Class A-2 Notes, the Class A-3 Notes and/or the Class B Notes Issued as Fixed Rate Notes—
For these notes and any distribution date, interest will accrue on a “30/360” basis from and including the 25th day of the previous month (or, in the case of the first distribution date, from and including the closing date) to but excluding the 25th day of the month of such distribution date (assuming each month has 30 days).
This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date will be the product of:
1.	the outstanding principal balance;

2.	the interest rate; and

3.	30 (or in the case of the first distribution date, 28) divided by 360.
For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes — The Class A-1 Notes — Payments of Interest” and “— The Class A-2 Notes, the Class A-3 Notes and the Class B Notes — Payments of Interest.”
Swap Agreement
On the closing date, the issuing entity will enter into a separate interest rate swap agreement with the swap counterparty to hedge the floating interest rate on any tranche of the Class A-2 Notes, the Class A-3 Notes and/or the Class B Notes issued as floating rate notes. Each swap agreement will have an initial notional amount equal to the principal amount of the related class or tranche of notes on the closing date, which notional amount will decrease on each distribution date by the amount of any principal payments paid on the related class or tranche of notes. The notional amount under the swap agreement for any class of floating rate notes will at all times be equal to the principal balance of such class or tranche of notes.
Under each swap agreement, on each distribution date the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate calculated on the basis of a 360-day year assumed to consist of twelve 30-day months (or 28 days in the case of the first distribution date), times the notional amount of the swap agreement, and the swap counterparty will be obligated to pay the issuing entity a floating rate payment based on one-month LIBOR (as determined pursuant to the swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the related accrual period, times the notional amount of the swap agreement. Payments (other than swap termination payments) on the swap agreements will be exchanged on a net basis and will be summed such that the net payment due under the swap agreement(s) for any distribution date will result in a single net swap payment or net swap receipt for such distribution date. Any net swap payment owed by the issuing entity to the swap counterparty will rank higher in priority than all payments on the notes.
Each swap agreement may be terminated upon an event of default or other termination event specified in such swap agreement. If a swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity or by the swap counterparty to the issuing entity depending on market conditions at the time of termination.
If the issuing entity fails to make a net swap payment due under the swap agreement(s) or if certain other events occur as set forth in each swap agreement, including a bankruptcy event with respect to the issuing entity, a senior swap termination payment may be due to the swap counterparty under a swap agreement that would be payable out of collections on the receivables (i) pro rata with payments of interest on the Class A Notes (if such senior swap termination payment arises under a swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as floating rate notes) and prior to the payment of interest on the Class B Notes and payment of principal of the notes or (ii) pro rata with payments of interest on the Class B Notes (if such senior swap termination payment arises under a swap agreement in respect of any tranche of the Class B Notes issued as floating rate notes) and prior to the payment of the regular principal distribution amount on the notes. Subordinated swap termination payments, which may be due because of the occurrence of certain other events of default or termination events under a swap agreement, including those not involving the issuing entity’s failure to make a net swap payment or a bankruptcy event with respect to the issuing entity, will be payable out of collections on the receivables after all payments of principal of and interest on the notes.
The issuing entity’s obligation to pay any net swap payment and any other amounts due under each swap agreement will be secured under the indenture by the issuing entity’s property.
For a more detailed description of each swap agreement and the swap counterparty, see “Description of the Notes —The Swap Agreement” and “Description of the Notes — The Swap Counterparty.”
Sequential Principal Payments
The issuing entity generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class of notes is paid in full.
For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled “Description of the Notes — The Class A-1 Notes — Payments of Principal” and “— The Class A-2 Notes, the Class A-3 Notes and the Class B Notes — Payments of Principal.”
Transfer of Receivables
Caterpillar Financial Funding Corporation, the depositor, will purchase certain receivables acquired or originated by Cat Financial consisting of retail installment sale contracts and finance leases secured by new and used equipment, and then will sell receivables with an aggregate contract balance of $662,424,010 as of September 1, 2007 to the issuing entity on the closing date in exchange for the securities.
For a more detailed description of the transfer of receivables, you should refer to “Description of the Transfer and Servicing Agreements” in this prospectus supplement and in the accompanying prospectus.
Property of the Issuing Entity
The property of the issuing entity will include the following:
•	the receivables and the collections on the receivables;

•	the rights of the issuing entity under each swap agreement including the amounts payable to the issuing entity thereunder,

•	security interests in the equipment financed by the receivables;

•	bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the equipment financed by the receivables;

•	proceeds of repossessed equipment and returned equipment;

•	remedies for breaches of representations and warranties made by Caterpillar dealers that originated the receivables; and

•	other rights under documents relating to the receivables.
For a more detailed description of the property of the issuing entity, you should refer to “The Trust Property” in the accompanying prospectus.
Composition of the Receivables
The composition of the receivables as of September 1, 2007 is as follows:

Aggregate Contract Balance(1)	$662,424,010
Assumed Initial Note Value of the Receivables(2)	$659,848,257
Number of Receivables	7,423
Average Contract Balance	$89,239
(Range)	$5,063 to $2,723,412
Weighted Average APR	8.01%
(Range)	6.95% to 11.95%
Weighted Average Original Term	49 months
(Range)	10 months to 60 months
Weighted Average Remaining Term	40 months
(Range)(3)	6 months to 59 months

(1)	For a description of the calculation of the contract balances of the receivables, you should refer to “The Receivables Pool” in this prospectus supplement.

(2)	For a description of the calculation of the note value of the receivables, you should refer to “Description of the Transfer and Servicing Agreements — Distributions” in this prospectus supplement.

(3)	Based on scheduled payments and assuming no prepayments of the receivables.
For a more detailed description of the receivables, you should refer to “The Receivables Pool” in this prospectus supplement and “The Receivables Pools” in the accompanying prospectus.
Servicing and Administration of the Receivables
The servicer will service the receivables and will receive a servicing fee equal to 1/12 of 1.00% of the note value of the receivables at the beginning of the previous month, to the extent not retained by the servicer. In addition to the servicing fee, the servicer will be entitled to additional servicing compensation equal to any late, extension, and other administrative fees and expenses collected during each month and certain reinvestment earnings on payments received on the receivables, as more fully described under “Description of the Transfer and Servicing Agreements” in this prospectus supplement and in the accompanying prospectus. The servicer will receive the servicing fee (from amounts collected on the receivables) on or before each distribution date and before any distributions will be made to the holders of the notes for that distribution date.
The administrator will administer the issuing entity and will receive an administration fee equal to $500 per month for its services, as more fully described under “Description of the Transfer and Servicing Agreements” in this prospectus supplement and in the accompanying prospectus. The administrator will receive the administration fee (from amounts collected on the receivables) on or before each distribution date and before any distributions will be made to the holders of the notes for that distribution date.
For a more detailed description of the servicing and administration of the receivables, you should refer to “Description of the Transfer and Servicing Agreements” in this prospectus supplement and in the accompanying prospectus.
Priority of Distributions
On each distribution date, from collections on the receivables during the prior calendar month, any net swap receipt from the swap counterparty under the swap agreement(s), if any, for such distribution date and amounts withdrawn from the reserve account so long as no event of default under the indenture has occurred and is continuing and the maturity of the notes has not been accelerated, the issuing entity generally will pay the following amounts in the following order of priority:
(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Administration Fee — the administration fee payable to the administrator;

(3)	Net Swap Payment — any net swap payment payable by the issuing entity to the swap counterparty under the swap agreement(s);

(4)	Class A Note Interest and Senior Swap Termination Payments — on a pro rata basis (x) interest due on all the Class A Notes ratably to each class of the Class A Notes and (y) any senior swap termination payment payable by the issuing entity to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as floating rate notes;

(5)	First Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, generally equal to the excess of (x) the principal balances of the Class A Notes over (y) the note value of the receivables;

(6)	Class B Note Interest and Senior Swap Termination Payments — on a pro rata basis (x) interest due on the Class B Notes to the holders of the Class B Notes and (y) any senior swap termination payment payable by the issuing entity to the swap counterparty under the swap agreement in respect of any tranche of the Class B Notes issued as floating rate notes;

(7)	Regular Principal Distribution Amount — to the principal distribution account, an amount, if any, generally equal to the excess of (x) the principal balances of the notes over (y) the note value of the receivables. This amount will be reduced by any amount deposited in the principal distribution account pursuant to clause (5) above;

(8)	Reserve Account Deposit — subject to the limitations described in this prospectus supplement under “Description of the Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account,” to the reserve account, an amount equal to the excess, if any, of (x) the required balance of the reserve account over (y) the balance of the reserve account;

(9)	Indenture Trustee Fees and State Taxes —pro rata, to the indenture trustee, all unpaid indenture trustee’s fees and expenses, and to the issuing entity, the amount of any state taxes payable by the issuing entity;

(10)	Subordinated Swap Termination Payments — any subordinated swap termination payment payable by the issuing entity to the swap counterparty under any swap agreement; and

(11)	Certificate Distributions — to the certificate distribution account, any amounts remaining after the above distributions.

For a description of the priority of distributions after the occurrence of an event of default under the indenture and acceleration of the notes, you should refer to “Description of the Transfer and Servicing Agreement — Distributions” in this prospectus supplement.
Note Value. The note value of the receivables generally will be the present value of the aggregate of the scheduled and unpaid payments due on the receivables, discounted on a monthly basis at a discount rate that will be established based on, among other things, market interest rates at the time the interest rates on the notes and the fixed rate(s) under the swap agreement(s) are determined. For the purposes of calculating the initial aggregate principal amount of the notes in this prospectus supplement, the assumed initial note value of the receivables is $659,848,257 (the “assumed initial note value”), based on an assumed discount rate of 8.013% (the “assumed discount rate”).
For a more detailed description of the calculation of “note value,” you should refer to “Description of the Transfer and Servicing Agreements — Distributions” in this prospectus supplement.
Distributions from the Principal Distribution Account
From deposits made to the principal distribution account, so long as no event of default under the indenture has occurred and is continuing and the maturity of the notes has not been accelerated, the issuing entity will pay principal on the securities in the following order of priority:
(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class B Notes until they are paid in full; and

(5)	to the certificate distribution account, any funds remaining.
For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to “Description of the Transfer and Servicing Agreements — Distributions” in this prospectus supplement.
Change in Priority of Distribution upon Certain Events of Default under the Indenture
If an event of default under the indenture occurs, the order of priority for distributions will change.
•	Following the occurrence of an event of default under the indenture relating to:
1.	default in the payment of principal or

2.	default for five days or more in the payment of interest on any class of notes which has resulted in an acceleration of the notes, the issuing entity will make no distributions of principal or interest on the Class B Notes or senior swap termination payments due to the swap counterparty under any swap agreement in respect of any tranche of Class B Notes issued as floating rate notes until payment in full of principal and interest on the Class A Notes and all payments due to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as floating rate notes other than subordinated swap termination payments.

•	Following the occurrence of any other event of default under the indenture which has resulted in an acceleration of the notes, the issuing entity will continue to pay interest on the Class A Notes and interest on the Class B Notes and all payments due to the swap counterparty under each swap agreement other than subordinated swap termination payments on each distribution date prior to paying principal on the Class A Notes on that distribution date.
For a more detailed description of events of default under the indenture and rights of investors following an event of default, you should refer to “Description of the Notes — The Indenture — Events of Default; Rights upon Event of Default” in this prospectus supplement and in the accompanying prospectus. For a more detailed description of the priority of distributions and allocation of funds following an event of default under the indenture, you should refer to “Descriptions of the Transfer and Servicing Agreements — Distributions” in this prospectus supplement.
Credit Enhancement
The credit enhancement provides protection for the Class A Notes and the Class B Notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of securities prior to more subordinate classes.
The credit enhancement for the notes will be as follows:

Class A Notes	Subordination of the Class B Notes and the reserve account.

Class B Notes	The reserve account.
Subordination of Principal and Interest
As long as the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in some circumstances, payments of principal on the Class A Notes and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default under the indenture, you should refer to “Description of the Transfer and Servicing Agreements — Distributions” and “Description of the Notes — The Indenture — Events of Default; Rights upon Event of Default” in this prospectus supplement.
Reserve Account
On the closing date, the depositor will transfer $___, which is equal to 1.25% of the initial note value of the receivables, to the issuing entity who will deposit it in the reserve account.
On each distribution date, if collections on the receivables during the related collection period and any net swap receipt, if any, from the swap counterparty are insufficient to pay the first seven items listed in “Priority of Distributions” above, the indenture trustee will withdraw funds from the reserve account to pay any amounts owing in respect of these seven items.
On and after the final maturity date for any class of notes, if any principal amount of that class remains outstanding, the indenture trustee will withdraw funds from the reserve account to repay that class of notes in full.
The balance required to be on deposit in the reserve account on any distribution date will generally be the lesser of —
•	the outstanding principal balance of the notes; and

•	1.65% of the initial note value of the receivables; provided, however, that, as more fully described in this prospectus supplement in the definition of “Specified Reserve Account Balance”, the balance required to be on deposit in the reserve account on the distribution date in March, 2009 and thereafter may decrease based on the favorable performance of the receivables as measured at predetermined intervals.
On each distribution date, subject to the limitations described in this prospectus supplement under “Description of the Transfer and Servicing Agreements — Distributions — Monthly Withdrawals from Collection Account,” the issuing entity will deposit into the reserve account, collections on the receivables remaining after the first seven items listed in “Priority of Distributions” above are satisfied in an amount equal to the excess, if any, of (x) the balance required to be on deposit in the reserve account over (y) the balance of the reserve account.
On each distribution date, the issuing entity will deposit in the certificate distribution account any funds on deposit in the reserve account in excess of the required balance, after first applying such excess funds to satisfy any net swap payment or swap termination payments owed to the swap counterparty under any swap agreement on such distribution date.
For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Transfer and Servicing Agreements — Reserve Account” in this prospectus supplement.
Optional Prepayment
The servicer has the option to purchase the receivables on any distribution date on which:
•	the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

•	the note value of the receivables is 10% or less of the initial note value of the receivables.
The purchase price for the receivables will be at least equal to the outstanding principal balance of the notes plus accrued and unpaid interest thereon plus any net swap payment payable to the swap counterparty under the swap agreement(s) or any swap termination payments payable to the swap counterparty under each swap agreement. The issuing entity will apply this payment to prepay the notes in full and pay any amounts owing to the swap counterparty.
Final Maturity Dates
The issuing entity is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the final maturity date specified on the cover page of this prospectus supplement for each class.
Ratings
It is a condition to the issuance of the notes that the:
•	Class A-1 Notes be rated in the highest short-term rating category by each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”);
•	each of the Class A-2 Notes and the Class A-3 Notes be rated in the highest long-term rating category by each of S&P and Moody’s; and
•	Class B Notes be rated at least “A” by S&P and “A3” by Moody’s.
A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. A rating agency may qualify, lower or withdraw its rating in the future, in its discretion.
Minimum Denominations
$1,000 and integral multiples thereof.
Registration, Clearance and Settlement
Class A Notes      DTC/Clearstream/Euroclear
Class B Notes      DTC

Deemed Representations from Purchasers of the Class B Notes
If you purchase Class B Notes, you (and anyone to whom you assign or sell the Class B Notes) shall be deemed to represent that you are a U.S. Person.
Tax Status
Opinions of Counsel
Orrick, Herrington & Sutcliffe LLP will deliver its opinion that for federal income tax purposes the:
•	Class A Notes will be characterized as debt;
•	Class B Notes should be characterized as debt; and
•	issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
Boult, Cummings, Conners & Berry PLC, special Tennessee tax counsel, will deliver its opinion that the:
•	notes owned by corporate investors will have the same tax characteristics for Tennessee income tax purposes as for federal income tax purposes; and
•	issuing entity should not be subject to taxation in Tennessee.
See “Summary — Tax Status” and “Federal Income Tax Consequences” and “Certain State Tax Considerations” in the prospectus.
Investor Representations
If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.
Investment Restrictions
The Class B Notes may be purchased by U.S. Persons only.
If you are considering purchasing Class B Notes, you should refer to “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus and “Annex I — Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement for more details.
You should refer to “Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus for more information.
ERISA Considerations
The notes are generally eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Each purchaser and subsequent transferee of a note will be deemed to have made certain representations and warranties regarding its status and the effect of its purchase and holding of the notes under ERISA, Section 4975 of the Code or any applicable similar law.
You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus for more information.
Eligibility of Notes for Purchase by Money Market Funds
The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.
A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of these notes.

The absence of a secondary market for the notes could limit your ability to sell the notes	The absence of a secondary market for the notes could limit your ability to sell your notes. This means that if in the future you decide to sell any of these notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to sell any of your notes.

The notes may suffer losses because the source of funds for payments on the notes is limited to the assets of the issuing entity	The only source of funds for payments on the notes will be the assets of the issuing entity. You may suffer a loss on your notes if the assets of the issuing entity are insufficient to pay fully their principal amount. The notes are obligations solely of the issuing entity and will not be insured or guaranteed by Caterpillar Inc., Cat Financial or Caterpillar Financial Funding Corporation, including in their capacities as servicer and depositor, or the indenture trustee, the owner trustee, or any other person or entity. Consequently, you must rely for payment of your notes upon payments on the receivables, any net swap receipt from the swap counterparty under the swap agreement(s), and, to the extent available, funds on deposit in the reserve account.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes, accrued and unpaid interest thereon and amounts, if any, payable to the swap counterparty under each swap agreement prior to payments on the notes. In this circumstance, the principal amount of the notes will not be paid in full.

The Class B Notes are subject to a greater risk of loss than the Class A Notes because the Class B Notes are subordinate to the Class A Notes	The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes.

Interest payments on the Class B Notes on each distribution date will be paid pro rata with any senior swap termination payments due to the swap counterparty under the swap agreement in respect of any tranche of the Class B Notes issued as floating rate notes and subordinated to —
•	servicing fees due to the servicer;

•	administration fees due to the administrator;

•	any net swap payment due to the swap counterparty under the swap agreement(s);

•	interest payments on the Class A Notes and any senior swap termination payments due to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as floating rate notes; and

•	payments of principal on the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the note value of the receivables.

For a more detailed description, see “Description of the Transfer and Servicing Agreements — Distributions” in this prospectus supplement. The payment order changes following certain events of default under the indenture. See “Description of the Notes — The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus supplement. Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

The Class B Notes may suffer losses following an event of default under the indenture because the order of priority of payments may change to further subordinate the Class B Notes and the rights of the holders of the Class B Notes to direct the indenture trustee will be subordinate to the rights of the holders of the Class A Notes
Following the occurrence of a default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in an acceleration of the notes, the issuing entity will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes.

If the maturity dates of the notes are accelerated following the occurrence of an event of default under the indenture, the indenture trustee — acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes — may sell the receivables and prepay the notes and pay the net swap payment and termination payments then due, if any, to the swap counterparty under each swap agreement. The holders of the Class B Notes will not have any right to direct the indenture trustee or to consent to any action until the Class A Notes are paid in full. See “Description of the Notes — The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus supplement and in the accompanying prospectus.

If principal is repaid to you earlier than expected as a result of an acceleration of the maturity dates of the notes, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal amount of your notes if the assets of the issuing entity are insufficient to pay the full aggregate principal amount of your notes.

The Class B Notes may suffer losses because the right of the holders of the Class B Notes to control actions of the indenture trustee is subordinate to the rights of the holders of the Class A Notes to control actions of the indenture trustee
Because the issuing entity has pledged the property of the issuing entity to the indenture trustee to secure payment on the notes, the indenture trustee — acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes — has the power to take certain actions in connection with the property of the issuing entity until the Class A Notes have been paid in full. Furthermore, the holders of not less than 25% of the outstanding principal balance of the Class A Notes, or the indenture trustee acting on behalf of the holders of Class A Notes, under some circumstances, have the right to terminate the servicer as the servicer of the receivables without consideration of the effect that termination would have on the holders of Class B Notes. The holders of Class B Notes will not have the ability to remove the servicer until the Class A Notes have been paid in full. In addition, the holders of more than 50% of the outstanding principal amount of the Class A Notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect that waiver would have on the holders of Class B Notes. See “Description of the Transfer and Servicing Agreements — Rights Upon Servicer Default” and “— Waiver of Past Defaults” in this prospectus supplement and in the accompanying prospectus.

Investment in the notes presents risks that are not addressed by the ratings	It is a condition to the issuance of the notes that the Class A-1 Notes be rated in the highest short-term investment rating category and that the Class A-2 Notes and the Class A-3 Notes be rated in the highest long-term investment rating category by each of S&P and Moody’s and that the Class B Notes be rated at least “A” by S&P and “A3” by Moody’s. The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes pursuant to their terms. You should not view the ratings on any class of notes as a recommendation to purchase, hold or sell that class of notes because these ratings do not comment as to the market price for those notes or their suitability for you. Furthermore, a rating agency may qualify, lower or withdraw its rating in the future, in its discretion.

Geographic concentration of the states of the obligors of the receivables may increase the risk of loss on your notes	As of September 1, 2007, Cat Financial’s records indicate that the addresses of the obligors of the receivables were most highly concentrated in the following states:

Percentage of
aggregate
cut-off date
contract balance
Texas	7.7%
California	7.0%
Florida	6.9%
Georgia	6.4%
Alabama	5.2%

No other state, based on the addresses of the obligors, accounted for more than 5.0% of the aggregate contract balance of the receivables as of September 1, 2007. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

Risks associated with the swap agreement(s)	The issuing entity will enter into a separate interest rate swap agreement for any tranche of the Class A-2 Notes, the Class A-3 Notes and/or the Class B Notes issued as floating rate notes because such classes or tranches of notes will bear interest at floating rates. The issuing entity may use payments made by the swap counterparty under any swap agreement to make interest and other payments on each distribution date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity under a swap agreement, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be available to pay the principal of the notes (and in the case of interest payments on the Class A Notes, amounts that would otherwise be available to pay interest on the Class B Notes). If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the weighted average of the floating rates payable by the swap counterparty under the swap agreement(s) is less than the weighted average of the fixed rates payable by the issuing entity under the swap agreement(s), the issuing entity will be obligated to make a net swap payment to the swap counterparty. Any net swap payment owed by the issuing entity to the swap counterparty will rank higher in priority than all payments on the notes. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity’s property.

If a net swap payment is due to the swap counterparty on a distribution date and there are insufficient collections on the receivables and realization of the financed equipment related thereto and insufficient funds on deposit in the reserve account to make payments of interest on and principal of the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

As more fully described in this prospectus supplement under "Description of the Notes—The Swap Agreement,” a swap agreement generally may not be terminated except upon: failure of either party to the swap agreement to make payments when due; a bankruptcy of either party to the swap agreement or other insolvency events with respect to the swap counterparty; illegality; the failure of the swap counterparty to provide financial information as required by Regulation AB, to post eligible collateral in order to eliminate the requirement to provide the financial information or assign the swap agreement to an eligible counterparty if it is unable to provide such financial information; certain tax or merger events that affect the swap counterparty’s creditworthiness or ability to make payments or any other breach of the swap agreement on the part of the swap counterparty; a material misrepresentation by the swap counterparty in the swap agreement; or the failure of the swap counterparty to obtain a guarantee, post collateral, assign the swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under a swap agreement, the issuing entity may not be able to enter into a replacement swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the related class or tranche of floating rate notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the related swap agreement.

If a swap agreement is terminated and no replacement is entered into and collections on the receivables and realization of the financed equipment related thereto and funds on deposit in the reserve account are insufficient to make payments of interest and principal on the notes you may experience delays and/or reductions in the interest on and principal payments of your notes.

If a swap agreement is terminated and the issuing entity is obligated to make a senior termination payment under such swap agreement, collections on the receivables and realization of the financed equipment related thereto and funds on deposit in the reserve account may not be sufficient to make such senior termination payment and payments of interest on and principal of the notes. If this occurs, you may experience delays and/or reductions in the interest on and principal payments of your notes

See “Description of the Notes— The Swap Agreement” in this prospectus supplement.

FORMATION OF THE ISSUING ENTITY
The Issuing Entity
     The issuing entity, Caterpillar Financial Asset Trust 2007-A, will be a statutory trust formed under the laws of the State of Delaware by the depositor pursuant to a trust agreement for the transactions described in this prospectus supplement. The issuing entity agreement is governed by the laws of the State of Delaware and provides that the issuing entity will not engage in any activity other than:
•	acquiring, owning and managing the receivables and the other assets of the issuing entity and proceeds from those assets;

•	issuing and making payments on the notes;

•	issuing and making payments on certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are incidental to those activities, including, but not limited to, entering into one or more swap agreements.
     The issuing entity will issue the certificates representing the beneficial ownership interest in the issuing entity, entitling the holders thereof to the residual cash flows from the receivables and the reserve account in excess of amounts payable to the noteholders. The issuing entity will issue the notes and the certificates to the depositor in exchange for the receivables and the initial deposit into the reserve account from the depositor pursuant to the sale and servicing agreement. The certificates will initially be held by the depositor and one or more of its affiliates. The certificates are not being offered pursuant to this prospectus supplement.
     The sale and servicing agreement provides that the depositor sells and assigns to the issuing entity all of its right, title and interest in and to the receivables. Pursuant to the indenture, the issuing entity will in turn grant a security interest to the indenture trustee in all of the issuing entity’s right, title and interest in and to the receivables for the benefit of the noteholders and the swap counterparty. Furthermore, the sale and servicing agreement states that, although it is intended that the conveyance by the depositor to the issuing entity of the receivables be construed as a sale, the conveyance of the receivables shall also be deemed to be a grant by the depositor to the issuing entity of a security interest in the receivables and related collateral. For more information on the transfer and servicing agreement, see “Description of the Transfer and Servicing Agreement” in this prospectus supplement and in the accompanying prospectus.
     The servicer will service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. See “Description of the Transfer and Servicing Agreements — Servicing and Administrative Compensation and Payment of Expenses” in this prospectus supplement and in the accompanying prospectus. To facilitate servicing and to minimize the administrative burden and expense, the servicer will be appointed custodian for the receivables by the issuing entity, but will not stamp the physical receivables files to reflect the sale and assignment of the receivables to the issuing entity, nor amend the financing statements, if any, filed to perfect the security interest in the financed equipment. See “Certain Legal Aspects of the Receivables” in the prospectus.
     If the protection provided to the noteholders by the availability of the funds in the reserve account and payments received from the swap counterparty under the swap agreement(s) is insufficient, the issuing entity will rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment and certain other cross-collateralized equipment which secure defaulted receivables, to make payments to the noteholders. See “Risk Factors — The notes may suffer losses if other liens have priority over the lien of the indenture” in the accompanying prospectus.

Capitalization of the Issuing Entity
     The following table illustrates the capitalization of the issuing entity(1) as of the cut-off date, as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A-1 ___% Asset Backed Notes	$150,000,000
Class A-2 Fixed or Floating Rate Asset Backed Notes	$201,000,000
Class A-3 Fixed or Floating Rate Asset Backed Notes	$289,050,000
Class B Fixed or Floating Rate Asset Backed Notes	$19,798,000

Total(2)	$659,848,000

(1)	The amounts shown are based on the assumed discount rate of 8.013% used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

(2)	This amount excludes the certificates which are entitled to receive the excess cash flows from the receivables and the reserve account in excess of amounts payable to the noteholders.
     The issuing entity may also be liable for payments to the swap counterparty as described in this prospectus supplement under “Description of the Notes — The Swap Agreement.”
The Owner Trustee
     The owner trustee is The Bank of New York (Delaware), a banking corporation, and an affiliate of The Bank of New York, a New York banking corporation, which provides support services on its behalf in connection with this transaction. Its principal place of business is located at 100 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration. The Bank of New York (Delaware) has acted as owner trustee on numerous asset-backed transactions (with The Bank of New York providing administrative support), including those with the structure of the transaction referred to herein. While the structure of each transaction may differ, The Bank of New York (Delaware) and The Bank of New York on its behalf are experienced in administering transactions of this kind.
     The owner trustee’s liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the owner trustee set forth in the trust agreement and the sale and servicing agreement. The depositor shall pay the fees of the owner trustee and shall reimburse it for certain liabilities and expenses. In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking, trustee or financial advisory transactions with the sponsor, the servicer and their affiliates.
THE DEPOSITOR, CATERPILLAR INC., THE SPONSOR AND SERVICER
     For more information regarding the depositor, Caterpillar Inc., the sponsor and servicer, see “The Depositor, Caterpillar Inc., the Sponsor and Servicer” in the accompanying prospectus.
Caterpillar Inc.
     Caterpillar Inc. and its consolidated subsidiary companies reported profits of $1,639 million and $3,537 million on sales and revenues of $21.372 billion and $41.517 billion for the six months ended June 30, 2007 and the year ended December 31, 2006. Caterpillar Inc. will not have any obligations with respect to the notes or any transfer and servicing agreement.
The Sponsor and Servicer
     Cat Financial currently offers the following types of financing plans for which the percentages of the total value of Cat Financial’s portfolio represented by these financing plans at December 31, 2006 were as follows:

     Retail financing leases and installment sale contracts (total 60%) include:
•	Tax leases that are classified as either operating or finance leases for financial accounting purposes, depending on the characteristics of the lease. For tax purposes, Cat Financial is considered the owner of the equipment (17%).

•	Finance (non-tax) leases where the lessee for tax purposes is considered the owner of the equipment during the term of the lease, that either require or allow the customer to purchase the equipment for a fixed price at the end of the term (17%).

•	Installment sale contracts, which are equipment loans that enable customers to purchase equipment with a down payment or trade-in and structure payments over time (25%).

•	Governmental lease-purchase plans in the U.S. that offer low interest rates and flexible terms to qualified non-federal government agencies (1%).
     Retail notes receivable.
•	Loans that allow customers and dealers to use Caterpillar equipment as collateral to obtain financing (19%).
     Wholesale notes receivable, finance leases and installment sale contracts (total 21%) include:
•	Inventory/rental programs which provide assistance to dealers by financing their inventory, rental fleets and rental facilities (5%).

•	Short-term dealer receivables purchased from Caterpillar Inc. at a discount (16%).
     As of June 30, 2007, Cat Financial had 1,537 full-time employees and owned approximately $26.16 billion in gross finance receivables. As of June 30, 2007, there were 54 Caterpillar dealers in the United States.
LEGAL PROCEEDINGS
     There are no material pending legal or other proceedings involving the receivables or Cat Financial, as sponsor and servicer, Caterpillar Financial Funding Corporation, as depositor, Caterpillar Financial Asset Trust 2007-A, as the issuing entity, or other parties described in Item 1117 of Regulation AB which, individually or in the aggregate, would have a material adverse impact on investors in the offered notes.

THE RECEIVABLES POOL
     The issuing entity’s pool of receivables (the “Receivables Pool”) will include the receivables purchased pursuant to the purchase agreement with an aggregate Contract Balance of $662,424,010 as of September 1, 2007, the “cut-off date.”
     Criteria for Selecting the Receivables Pool. The receivables were selected from the entire U.S. Portfolio — other than receivables previously sold to trusts under prior asset-backed securitizations which Cat Financial continues to service which are otherwise included in the U.S. Portfolio — using criteria set forth in the accompanying prospectus under “The Receivables Pools,” as well as that each receivable:
•	has a stated maturity of not earlier than March 2008 or later than August 2012;

•	has an APR of at least 6.95%; and

•	is not more than 30 days past due as of the cut-off date.
     As of December 31, 2006, 0.51%, 0.02%, 0.00% and 0.00% of the aggregate Contract Balance of the receivables originated by such date ($423,887,818) was 31-60 days past due, 61-90 days past due, 91-120 days past due and 120+ days past due, respectively.
     As of June 30, 2007, 2.61%, 0.06%, 0.01% and 0.00% of the aggregate Contract Balance of the receivables originated by such date ($635,005,609) was 31-60 days past due, 61-90 days past due, 91-120 days past due and 120+ days past due, respectively.
     The “APR” for any finance lease will be its Implicit Interest Rate. As of the cut-off date, the servicer’s records showed no obligor on any receivable as being in default under the related installment sale contract or finance lease or as being the subject of a bankruptcy proceeding. Neither Cat Financial nor the depositor used any selection procedures in selecting the receivables believed to be adverse to the noteholders.
     Composition of the Receivables Pool. The following tables set forth various characteristics of the receivables and the related financed equipment. As used in the following tables and elsewhere in this prospectus supplement, amounts and percentages are based on the Contract Balance of the receivables as of the cut-off date. The “Contract Balance” of a receivable means its original principal balance, in the case of an installment sale contract, or its original Net Investment, in the case of a finance lease, in each case as reduced by principal payments applied in accordance with the actuarial method, calculated as of the cut-off date or as of the end of the preceding collection period (as applicable), in each case plus accrued and unpaid interest. The “Net Investment” of a finance lease equals the sum of the present value of the Lease Scheduled Payments due under that finance lease discounted at the Implicit Interest Rate for that lease. As used in this prospectus supplement, “Lease Scheduled Payments” includes any mandatory final payments due under the finance leases.
Composition of the Receivables(1)

				Weighted	Weighted
				Average	Average
	Aggregate			Original Term	Remaining
	Contract	Number of	Weighted Average APR	(Range in	Term (Range	Average Contract Balance
	Balance	Receivables	(Range)	Months)	in Months) (2)	(Range)
Installment Sales Contracts	$632,300,668	7,154	8.02% (6.95% – 11.95%)	49 (10 – 60)	40 (6 – 59)	$88,384 ($5,063 – $2,723,412)
Leases	$30,123,343	269	7.95% (6.95% – 11.35%)	48 (12 – 60)	40 (7 – 59)	$111,983 ($5,445 – $517,746)

Total	$662,424,010	7,423	8.01%	49	40	$89,239

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Based on scheduled payments and assuming no prepayments of the receivables.

Distribution by APR of the Receivables(1)

	Number of	Aggregate Contract	Percent of Aggregate
APR Range(2)	Receivables	Balance	Contract Balance
6.51-7.00	194	$26,784,063	4.0%
7.01-7.50	1,295	171,944,244	26.0
7.51-8.00	1,819	201,387,674	30.4
8.01-8.50	910	74,210,831	11.2
8.51-9.00	2,806	164,224,767	24.8
9.01-9.50	225	17,162,347	2.6
9.51-10.00	82	4,245,696	0.6
10.01-10.50	23	1,003,011	0.2
10.51-11.00	8	302,383	*
11.01 and over	61	1,158,994	0.2

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Cat Financial, in conjunction with Caterpillar Inc. and its subsidiaries, periodically offers below market rate financing to purchasers under merchandising programs. At the outset of a subsidized transaction, Caterpillar Inc. remits to Cat Financial an amount equal to the interest differential. The APR indicated for any receivable does not take into account, and the issuing entity does not have an interest in, any of those amounts remitted to Cat Financial by Caterpillar Inc. with respect to these receivables.

*	Indicates a number less than 0.05% but greater than zero.
Distribution by New and Used Financed Equipment(1)

	Number of	Aggregate Contract	Percent of Aggregate
New/Used	Receivables	Balance	Contract Balance
New Equipment(2)	3,857	$424,253,196	64.0%
Used Equipment	3,566	238,170,814	36.0

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Units not previously delivered or sold and rental unit conversions.
Distribution of the Receivables by Type of Financed Equipment(1)

	Number of	Aggregate Contract	Percent of Aggregate
Type	Receivables	Balance	Contract Balance
Lift Truck	203	$7,028,946	1.1%
Machine(2)	7,220	655,395,064	98.9

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Includes Construction Equipment and Paving Equipment.

Distribution By Industry Application of Financed Equipment(1)

	Number of	Aggregate Contract	Percent of Aggregate
Industry	Receivables	Balance	Contract Balance
Agriculture, Fishing and Forestry	750	$50,076,947	7.6%
Construction	5,268	448,279,224	67.7
Manufacturing	398	38,295,317	5.8
Mining	270	54,718,356	8.3
Services	298	31,564,277	4.8
Transportation/Public Utilities	173	13,453,494	2.0
Wholesale Trade	93	9,394,070	1.4
Other(2)	173	16,642,326	2.5

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Other includes Retail, Financial, Insurance and Real Estate and Public Administration.
     As used in the following table, variable frequency receivables are receivables that have monthly payment schedules but permit the related obligors to skip or reduce payments during certain specified months which are predetermined at origination. The majority of skip or reduced payments on variable frequency receivables take place during months coinciding with the cash flow patterns of the related obligors. Although there can be no assurance that the experience on the variable frequency receivables will be comparable, Cat Financial has not identified any cash flow pattern resulting from the existence of variable frequency receivables in the U.S. Portfolio. The depositor believes that the pattern of principal payments on the notes will not be materially affected by the inclusion of variable frequency receivables in the issuing entity. See “The Receivables Pools — The Retail Equipment Financing Business — Installment Sale Contracts — Contract Terms” in the accompanying prospectus.
Distribution of the Receivables by Payment Frequency(1)

	Number of	Aggregate Contract	Percent of Aggregate
Type	Receivables	Balance	Contract Balance
Monthly Payments	6,648	$566,223,808	85.5%
Variable Frequency	775	96,200,202	14.5

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

Distribution of Receivables by Remaining Contract Balance(1)

	Number of	Aggregate Contract	Percent of Aggregate
Remaining Contract Balance Range	Receivables	Balance	Contract Balance
Up to $25,000.00	1,638	$26,112,575	3.9%
$25,000.01 to $50,000.00	1,726	63,244,296	9.5
$50,000.01 to $75,000.00	1,125	68,958,418	10.4
$75,000.01 to $100,000.00	777	67,645,772	10.2
$100,000.01 to $125,000.00	583	65,516,787	9.9
$125,000.01 to $150,000.00	449	61,514,791	9.3
$150,000.01 to $175,000.00	305	49,137,417	7.4
$175,000.01 to $200,000.00	194	36,250,452	5.5
$200,000.01 to $250,000.00	251	55,960,451	8.4
$250,000.01 to $300,000.00	146	39,684,160	6.0
$300,000.01 to $350,000.00	64	20,600,880	3.1
$350,000.01 to $400,000.00	40	14,976,113	2.3
$400,000.01 to $450,000.00	30	12,693,529	1.9
$450,000.01 to $500,000.00	20	9,489,615	1.4
$500,000.01 to $550,000.00	14	7,362,947	1.1
$550,000.01 to $600,000.00	7	4,021,565	0.6
$600,000.01 to $1,000,000.00	29	22,323,692	3.4
Over $1,000,000.01	25	36,930,551	5.6

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

Geographic Distribution of the Receivables(1)

	Number of	Aggregate Contract	Percent of Aggregate
Geographic Distribution(2)	Receivables	Balance	Contract Balance
Alabama	264	$34,340,364	5.2%
Alaska	48	4,532,958	0.7
Arizona	183	19,358,589	2.9
Arkansas	90	7,207,953	1.1
California	572	46,661,990	7.0
Colorado	223	14,034,025	2.1
Connecticut	100	9,348,831	1.4
Delaware	29	3,221,483	0.5
District of Columbia	3	536,206	0.1
Florida	594	45,965,704	6.9
Georgia	383	42,354,682	6.4
Hawaii	62	4,946,795	0.7
Idaho	106	9,170,279	1.4
Illinois	134	12,900,668	1.9
Indiana	133	9,249,273	1.4
Iowa	40	3,032,742	0.5
Kansas	57	3,337,648	0.5
Kentucky	114	13,675,645	2.1
Louisiana	190	19,482,804	2.9
Maine	5	543,221	0.1
Maryland	116	12,270,783	1.9
Massachusetts	15	644,650	0.1
Michigan	190	17,247,842	2.6
Minnesota	18	358,646	0.1
Mississippi	258	27,417,981	4.1
Missouri	127	9,954,954	1.5
Montana	104	9,662,581	1.5
Nebraska	44	2,609,250	0.4
Nevada	89	12,228,674	1.8
New Hampshire	8	405,349	0.1
New Jersey	132	9,922,622	1.5
New Mexico	95	7,322,938	1.1
New York	159	13,422,992	2.0
North Carolina	316	25,879,516	3.9
North Dakota	9	526,502	0.1
Ohio	122	8,297,350	1.3
Oklahoma	72	7,921,510	1.2
Oregon	114	9,184,018	1.4
Pennsylvania	200	14,060,812	2.1
Rhode Island	6	536,366	0.1
South Carolina	256	19,357,166	2.9
South Dakota	16	673,935	0.1
Tennessee	219	18,063,347	2.7
Texas	498	51,175,413	7.7
Utah	187	16,031,285	2.4
Vermont	2	14,242	*
Virginia	318	21,746,673	3.3
Washington	212	17,332,140	2.6
West Virginia	53	13,646,457	2.1
Wisconsin	84	5,210,084	0.8
Wyoming	54	5,396,075	0.8

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

(2)	Based on billing addresses of the related obligors.

*	Indicates a number less than 0.05% but greater than zero.

Distribution of Receivables by Manufacturer of Financed Equipment(1)

	Number of	Aggregate Contract	Percent of Aggregate
Manufacturer	Receivables	Balance	Contract Balance
Caterpillar Inc.	6,417	$605,527,673	91.4%
Mitsubishi Caterpillar Forklift America Inc.	5	70,208	*
Other	1,001	56,826,130	8.6

Total	7,423	$662,424,010	100.0%

(1)	Some of the columns in the table may not sum to the total due to rounding.

*	Indicates a number less than 0.05% but greater than zero.
Original Scheduled Cash Flows

	Assumed Note	Gross Scheduled
Distribution Date	Value (1)	Cash Flows
Closing Date	$659,848,257	Not Applicable
October 2007	641,041,071	$18,807,186
November 2007	625,218,514	15,822,557
December 2007	609,205,171	16,013,343
January 2008	593,257,702	15,947,469
February 2008	577,760,229	15,497,472
March 2008	562,386,853	15,373,376
April 2008	546,755,484	15,631,369
May 2008	530,631,674	16,123,810
June 2008	513,638,936	16,992,738
July 2008	497,169,307	16,469,629
August 2008	480,724,963	16,444,344
September 2008	464,283,269	16,441,694
October 2008	447,847,402	16,435,867
November 2008	431,398,139	16,449,263
December 2008	415,016,306	16,381,833
January 2009	398,765,712	16,250,594
February 2009	383,055,079	15,710,633
March 2009	367,510,191	15,544,888
April 2009	351,792,603	15,717,589
May 2009	335,606,046	16,186,556
June 2009	319,261,771	16,344,275
July 2009	303,064,418	16,197,353
August 2009	287,240,842	15,823,576
September 2009	271,672,981	15,567,861
October 2009	256,345,556	15,327,426
November 2009	241,249,288	15,096,268
December 2009	226,305,307	14,943,981
January 2010	211,780,637	14,524,670
February 2010	197,863,408	13,917,229
March 2010	184,291,177	13,572,231
April 2010	170,717,424	13,573,753
May 2010	156,900,638	13,816,786
June 2010	142,812,255	14,088,383
July 2010	129,630,511	13,181,744
August 2010	117,276,443	12,354,068
September 2010	105,649,585	11,626,859
October 2010	94,586,612	11,062,973
November 2010	84,568,248	10,018,364
December 2010	75,149,345	9,418,903
January 2011	66,289,290	8,860,056
February 2011	58,479,327	7,809,962
March 2011	51,254,922	7,224,405
April 2011	44,400,296	6,854,626
May 2011	37,625,971	6,774,325
June 2011	31,266,775	6,359,196
July 2011	25,757,334	5,509,441
August 2011	21,122,789	4,634,546
September 2011	17,260,488	3,862,301
October 2011	14,094,727	3,165,761
November 2011	11,475,701	2,619,026
December 2011	9,085,702	2,389,999
January 2012	6,950,227	2,135,475
February 2012	5,133,490	1,816,737
March 2012	3,667,688	1,465,802
April 2012	2,508,688	1,159,000
May 2012	1,584,642	924,046
June 2012	861,773	722,869
July 2012	356,290	505,482
August 2012	104,023	252,268
September 2012	0	104,023

(1)	The rate of the reduction of the assumed note value depends primarily on the rate of payment (including prepayments) of the aggregate Contract Balance of the receivables. This table presents scheduled payments on the receivables and does not reflect prepayments that may occur. See “Weighted Average Life of the Notes” in this prospectus supplement for a discussion of various factors affecting the rate of prepayments of the receivables.

     Unless noted otherwise, references to percentages of the receivables refer to the approximate percentage of the Initial Pool Balance, based on the Contract Balances of the receivables as of the cut-off date, and after giving effect to all payments received prior to the cut-off date.
     Approximately 95.5% of the receivables were installment sale contracts and the remaining 4.5% of the receivables were finance leases. Approximately 56.2% of the receivables that are finance leases require the related obligor to make a mandatory final payment at the termination of that finance lease, and the remaining 43.8% of finance lease receivables have no such requirement.
     Approximately 24.3% of the receivables were originated or arranged by the five largest Caterpillar dealers: approximately 5.6% of the receivables were originated or arranged by Ring Power Corporation, a Caterpillar dealer in St. Augustine, Florida; approximately 5.3% of the receivables were originated or arranged by Thompson Tractor Co., a Caterpillar dealer in Birmingham, Alabama; approximately 4.8% of the receivables were originated or arranged by Yancey Brothers Company, a Caterpillar dealer in Austell, Georgia; approximately 4.3% of the receivables were originated or arranged by Empire Southwest, LLC, a Caterpillar dealer in Phoenix, Arizona; and approximately 4.2% of the receivables were originated or arranged by Holt Texas Ltd., a Caterpillar dealer in San Antonio, Texas. No other Caterpillar dealer originated or arranged more than 4.0% of the receivables.
     No single obligor on the receivables accounted for more than 1.3% of the receivables, and the five largest obligors accounted for approximately 3.8% of the receivables.
     The amount financed is calculated as a percentage of the value of the related financed equipment, which percentage ranges generally from 75.0% to 90.0% for new equipment and from 65.0% to 80.0% for used equipment, and the maximum amount financed is 100%. No insurance, guarantee or similar arrangement will be available to cover Realized Losses in the event that the value of the financed equipment relating to any Liquidated Receivable is less than the outstanding Contract Balance for the related receivable.
     For the Receivables Pool, the aggregate residual value of the underlying financed equipment is less than one-tenth of one percent (0.1%) of the initial aggregate Contract Balance of the Receivables Pool.
     Some of the receivables may be cross-collateralized, being secured by junior liens on other items of equipment (which may or may not be financed equipment securing receivables owned by the issuing entity) in addition to first priority liens on the related financed equipment, and some financed equipment may secure other receivables originated or purchased by Cat Financial on a junior basis (which may or may not be receivables owned by the issuing entity). See “Certain Legal Aspects of the Receivables — Cross-Collateralization” in this prospectus supplement.
Delinquencies, Repossessions and Net Losses
     Set forth below is information concerning Cat Financial’s experience pertaining to delinquencies, repossessions and net losses on the entire United States portfolio of installment sale contracts and finance leases serviced by Cat Financial (including receivables sold which Cat Financial continues to service) (the “U.S. ISC Portfolio” and the “U.S. Finance Lease Portfolio,” collectively, the “U.S. Portfolio”).
     Delinquencies, repossessions and net losses on installment sale contracts and finance leases are affected by economic conditions generally. The level of repossessions and net losses set forth below reflect economic conditions generally and the economic conditions of industries which Cat Financial’s customers serve.
     Although the depositor believes that the composition of the Receivables Pool in the aggregate is representative of the U.S. ISC Portfolio and the U.S. Finance Lease Portfolio, respectively, there can be no assurance that the delinquency, repossession and net loss experience on the issuing entity’s receivables will be comparable to the experience of the U.S. Portfolio reflected in the immediately following tables or that delinquencies, repossessions and net losses in the future will be comparable to those in the past. Moreover, the amounts reflected in the immediately following tables have not been adjusted to eliminate the effect of the growth of the U.S. Portfolio. Accordingly, the actual delinquency, repossession and net loss experience would be expected to be higher than those shown in the immediately following tables for a group of receivables isolated at a period of time whose delinquency, repossession and net loss experience showed the activity only for that isolated group over the periods indicated.
     In the following tables, amounts and percentages are based on the gross amount of all unpaid installments of principal and unearned finance charges scheduled to be paid on each contract or lease.

     From time to time, the servicer may modify the terms of certain delinquent receivables in accordance with Cat Financial’s credit policies and such receivables may not be considered to be “delinquent.” Those modifications include extensions, restructurings with skip payments, refinancings, changes of installment or lease due dates, as specified in the related retail installment sale contract or finance lease, reductions of interest rates or lease payments, and partial buyouts. See “The Receivables Pools — The Retail Equipment Financing Business — Extension/Revision Procedures” in the accompanying prospectus. The immediately following tables may reflect delinquent contracts and leases that have been modified in accordance with Cat Financial’s credit policies. In addition, a contract or lease is no longer considered delinquent and is no longer included in the U.S. ISC Portfolio or U.S. Finance Lease Portfolio, as applicable, upon the repossession of its related financed equipment. See “The Receivables Pools — The Retail Equipment Financing Business — Repossession/Writeoff Procedures” in the accompanying prospectus. Moreover, when a receivable becomes 120 days delinquent, accrual of finance income is usually suspended, the collateral may be repossessed and the account may be designated for litigation, in each case if such actions have not already taken place.
     As used in the immediately following tables, a monthly retail installment sale contract or lease is deemed to be “31 to 60 Days” or “over 60 Days” delinquent if the amount due is not collected by the last day of the succeeding month or next succeeding month, respectively. For example, a payment due any time in January is not considered “31 — 60” days past due unless the amount due remains uncollected on February 28. The determination as to whether a receivable falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.
Delinquency Experience for the U.S. ISC Portfolio
(Dollars In Millions)

	At December 31,
	2002		2003		2004		2005		2006
	Number		Number		Number		Number		Number
	of		of		of		of		of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount
Gross Portfolio	52,178	$2,841.3	58,040	$3,159.7	69,569	$4,155.4	80,058	$4,955.9	85,385	$5,465.8
Delinquency:
31 - 60 Days	1,063	$49.6	1,168	$48.3	910	$39.7	951	$37.8	1,394	$62.8
over 60 Days	988	$60.7	965	$47.2	910	$38.5	898	$36.3	1,150	$56.8

Total Delinquencies	2,051	$110.3	2,133	$95.5	1,820	$78.2	1,849	$74.1	2,544	$119.6
Total Delinquencies as a Percent of the Gross Portfolio	3.93%	3.88%	3.68%	3.02%	2.62%	1.88%	2.31%	1.50%	2.98%	2.19%

	At June 30,
	2006		2007
	Number of		Number of
	Contracts	Amount	Contracts	Amount
Gross Portfolio	83,856	$5,315.5	85,925	$5,571.6
Delinquency:
31 - 60 Days	939	$47.5	1,402	$68.7
over 60 Days	824	$38.1	1,250	$62.6

Total Delinquencies	1,763	$85.6	2,652	$131.3
Total Delinquencies as a Percent of the Gross Portfolio	2.10%	1.61%	3.09%	2.36%

Delinquency Experience for the U.S. Finance Lease Portfolio
(Dollars In Millions)

	At December 31,
	2002		2003		2004		2005		2006
	Number		Number		Number		Number		Number
	of		of		of		of		of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount
Gross Portfolio	15,105	$773.2	12,191	$645.1	10,607	$608.5	10,172	$711.8	9,991	$824.7
Delinquency:
31 - 60 Days	369	$12.9	268	$12.7	151	$8.1	116	$4.4	105	$4.6
over 60 Days	445	$18.6	233	$12.0	170	$6.3	94	$3.1	120	$12.5

Total Delinquencies	814	$31.5	501	$24.7	321	$14.4	210	$7.5	225	$17.1
Total Delinquencies as a Percent of the Gross Portfolio	5.39%	4.07%	4.11%	3.83%	3.03%	2.37%	2.06%	1.05%	2.25%	2.07%

	At June 30,
	2006		2007
	Number of		Number of
	Contracts	Amount	Contracts	Amount
Gross Portfolio	10,089	$764.6	9,898	$825.5
Delinquency:
31 - 60 Days	111	$5.6	121	$6.3
over 60 Days	68	$9.4	101	$12.0

Total Delinquencies	179	$15.0	222	$18.3
Total Delinquencies as a Percent of the Gross Portfolio	1.77%	1.96%	2.24%	2.22%
     In the immediately following tables —
•	repossessions represent all unpaid principal and finance charges accrued but not collected for contracts or leases repossessed and either terminated or in inventory;

•	liquidations represent a reduction in the outstanding balances of the contracts or leases as a result of cash payments and charge-offs; and

•	net losses are equal to the aggregate amount of principal and finance charges accrued on all contracts or leases which are determined to be uncollectible plus repossession expenses less —
•	in the case of repossessed (but not liquidated) financed equipment, the estimated proceeds of liquidation of that equipment, and

•	in the case of liquidated financed equipment, the actual proceeds of liquidation of that equipment.
     The net loss figures shown in the immediately following tables with respect to financed equipment which is repossessed in one calendar year and sold in another is estimated and adjusted. The net losses for the year of repossession include Cat Financial’s estimate of losses after giving effect to its estimate of the liquidation proceeds. In any subsequent year in which liquidation proceeds are actually received, the net loss figure for that year is —
•	increased to reflect the amount by which actual liquidation proceeds are less than that estimate, or

•	decreased to reflect the amount by which actual liquidation proceeds exceed that estimate.
     The net loss figures shown in the immediately following tables also reflect payments made by Caterpillar dealers on a limited number of the contracts which provide for recourse to the related dealer. For a description of such receivables, see “The Receivables Pools — The Retail Equipment Financing Business — Dealer Agreements” in the accompanying prospectus, “Certain Legal Aspects of the Receivables — Dealer Recourse Receivables” in this prospectus supplement and “Risk Factors-Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes” in the accompanying prospectus.

Credit Loss/Repossession Experience for the U.S. ISC Portfolio
(Dollars In Millions)

	Year Ended December 31,
	2002	2003	2004	2005	2006
Average Gross Portfolio Outstanding During the Period	$2,784.6	$2,935.3	$3,622.5	$4,559.3	$5,237.4
Repossessions as a Percent of Average Gross Portfolio Outstanding	2.23%	2.26%	1.36%	0.94%	1.33%
Net Losses as a Percent of Liquidations	1.40%	1.11%	0.74%	0.46%	0.75%
Net Losses as a Percent of Average Gross Portfolio Outstanding	0.93%	0.71%	0.42%	0.27%	0.44%

	Six Months Ended June 30,
	2006(1)	2007(1)
Average Gross Portfolio Outstanding During the Period	$5,116.2	$5,520.0
Repossessions as a Percent of Average Gross Portfolio Outstanding	1.19%	1.90%
Net Losses as a Percent of Liquidations	0.59%	1.08%
Net Losses as a Percent of Average Gross Portfolio Outstanding	0.34%	0.62%

(1)	Rates (except Net Losses as a Percent of Liquidations) have been annualized.
Credit Loss/Repossession Experience for the U.S. Finance Lease Portfolio
(Dollars In Millions)

	Year Ended December 31
	2002	2003	2004	2005	2006
Average Gross Portfolio Outstanding During the Period	$1,264.2	$995.9	$852.4	$882.8	$1,044.8
Repossessions as a Percent of Average Gross Portfolio Outstanding	4.30%	2.98%	1.87%	1.16%	1.07%
Net Losses as a Percent of Liquidations	3.90%	2.31%	0.51%	0.61%	0.43%
Net Losses as a Percent of Average Gross Portfolio Outstanding	2.02%	1.19%	0.27%	0.28%	0.19%

	Six Months Ended June 30,
	2006(1)	2007(1)
Average Gross Portfolio Outstanding During the Period	$997.6	$1,121.3
Repossessions as a Percent of Average Gross Portfolio Outstanding	1.16%	1.23%
Net Losses as a Percent of Liquidations	0.38%	0.78%
Net Losses as a Percent of Average Gross Portfolio Outstanding	0.16%	0.36%

(1)	Rates (except Net Losses as a Percent of Liquidations) have been annualized.
Static Pool Data
     Current static pool data with respect to receivables from the U.S. Portfolio that have been included in prior securitized pools is set forth on Annex II hereto (the “Static Pool Data”). Information included in the Static Pool Data with respect to any prior securitized pool established prior to January 1, 2006 shall not be deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

     Although the depositor believes that the composition of the receivables reflected in the Static Pool Data is representative of the U.S. Portfolio, there can be no assurance that the prepayment rate, delinquency and net loss experience on the issuing entity’s receivables will be comparable to the experience of the prior securitized pools reflected in the Static Pool Data or that prepayment rates, delinquencies and net losses in the future will be comparable to those in the past.
     From time to time, the servicer may modify the terms of certain delinquent receivables in accordance with Cat Financial’s credit policies and such receivables may not be considered to be “delinquent.” Those modifications include extensions, restructurings with skip payments, refinancings, changes of installment or lease due dates, as specified in the related retail installment sale contract or finance lease, reductions of interest rates or lease payments, and partial buyouts. See “The Receivables Pools — The Retail Equipment Financing Business — Extension/Revision Procedures” in the accompanying prospectus. The Static Pool Data may reflect delinquent contracts and leases that have been modified in accordance with Cat Financial’s credit policies. In addition, a contract or lease is no longer considered delinquent and is no longer included in the U.S. ISC Portfolio or U.S. Finance Lease Portfolio, as applicable, upon the repossession of its related financed equipment. See “The Receivables Pools — The Retail Equipment Financing Business — Repossession/Writeoff Procedures” in the accompanying prospectus. Moreover, when a receivable becomes 120 days delinquent, accrual of finance income is usually suspended, the collateral may be repossessed and the account may be designated for litigation, in each case if such actions have not already taken place.
     As used in the Static Pool Data, a monthly retail installment sale contract or lease is deemed to be “31 to 60 Days”, “61 to 90 Days”, “90 to 120 Days” or “over 120 Days” delinquent if the amount due is not collected by the last day of the succeeding month or next succeeding month, respectively. For example, a payment due any time in January is not considered “31 to 60 Days” past due unless the amount due remains uncollected on February 28. The determination as to whether a receivable falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.
Billing and Payment Procedures
     Each receivable in the Receivables Pool generally requires monthly payments to be made no later than the same numerical day of the month as the origination date. In most cases, the servicer sends monthly invoices to the obligors. In some cases, the obligors are provided with coupon books annually, and, in most such cases, no invoices are sent separately. Obligors may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and money order, although an additional fee may be charged for these payment methods. See “The Retail Equipment Financing Business — Installment Sale Contracts — Contract Term” in the accompanying prospectus for a discussion of qualifying obligors’ ability to select a “skip payments schedule” under some of the receivables.
Custodial Arrangements
     Each receivables file will contain the single original related installment sale contract or finance lease, as represented by Cat Financial in the purchase agreement. In order to facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the receivables files for the depositor, the owner trustee and the indenture trustee. Cat Financial will indicate on its computer records that the receivables have been sold to the depositor and by the depositor to the issuing entity. Cat Financial will not stamp the physical receivables files to reflect the sale and assignment of the receivables to the issuing entity. See “Risk Factors — The notes may suffer losses if other liens have priority over the lien of the indenture” in the accompanying prospectus.
     The servicer will hold the receivables files in one or more of its offices located within the State of Tennessee . The receivables files are segregated by their physical location from similar files held by the servicer on behalf of itself or other entities. This is the first securitization for which the servicer has acted as custodian of the receivables files.
Underwriting Standards
     Each receivable in the Receivables Pool was originated generally in accordance with the underwriting criteria and standards of Cat Financial as described under “The Receivables Pools” in the accompanying prospectus.

Additional Information
     A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the indenture and the transfer and servicing agreements, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.
WEIGHTED AVERAGE LIFE OF THE NOTES
     Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” in the accompanying prospectus. The Class A-2 noteholders will not receive any principal payments until the Class A-1 Notes are paid in full. The Class A-3 noteholders will not receive any principal payments until the Class A-2 Notes are paid in full. The Class B noteholders will not receive any principal payments until the Class A-3 Notes are paid in full. See “Description of the Notes — The Class A-2 Notes, the Class A-3 Notes and the Class B Notes — Payments Of Principal” in this prospectus supplement.
     No principal payments on the Class B Notes will be made prior to the distribution date on which the principal amounts of the Class A Notes have been reduced to zero. See “Description of the Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement. Following the occurrence and during the continuation of an event of default under the indenture relating to default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders. Following the occurrence of any other event of default under the indenture which has resulted in an acceleration of the notes, interest on the Class A Notes and on the Class B Notes and all payments due to the swap counterparty under each swap agreement other than Subordinated Swap Termination Payments must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date.
     The rate of payment of principal of the notes depends primarily on the rate of payment (including prepayments) of the aggregate Contract Balance of the receivables. Final payment of each class of the notes could occur significantly earlier than their final scheduled distribution dates. The servicer will be permitted to extend the final scheduled payment date of a receivable; provided, however, if the servicer extends the final scheduled payment date of a receivable beyond the Final Maturity Date, the servicer will be obligated to purchase that receivable from the issuing entity. Further, the servicer will be permitted to refinance an existing receivable for the related obligor, so long as —
•	the proceeds of that refinancing would be used to prepay that existing receivable in full, and

•	the related obligor executes a new installment sale contract or finance lease with respect to that receivable.
     The purchase or refinancing of a receivable by the servicer will result in the prepayment of the Contract Balance of that receivable to the issuing entity and may result in the reduction of the weighted average life of the notes. Any extensions of receivables which do not result in the purchase by the servicer of those receivables may lengthen the weighted average remaining term of the receivables and the weighted average life of the notes. See “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in this prospectus supplement and in the accompanying prospectus and “The Receivables Pools — The Retail Equipment Financing Business — Extension/Revision Procedures” in the accompanying prospectus. Noteholders will bear the risk of being able to reinvest principal payments of the notes at yields at least equal to the yield on their notes.
     The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.
     Prepayments on installment sale contracts and finance leases can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables on pages S-34 and S-35 have been prepared on the basis of certain assumptions, including that:
•	all of the receivables have an APR of 8.013%;

•	the initial Note Value is equal to $659,848,000 (using the assumed discount rate of 8.013%);

•	the receivables prepay in full at the specified monthly CPR, with no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each collection period and each collection period has 30 days;

•	distributions on the notes and certificates are made on each distribution date in accordance with the description set forth under “Description of the Transfer and Servicing Agreement — Distributions” in this prospectus supplement;

•	the closing date is September 27, 2007;

•	the balance in the reserve account on each distribution date is equal to the Specified Reserve Account Balance;

•	Cat Financial is the servicer;

•	each Net Swap Payment is equal to zero for each distribution date; and

•	there are no reinvestment earnings on the reserve account.
     The tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various CPR percentages.
     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on this page and the following page. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, the actual discount rate used to determine the initial note value may be different from the assumed discount rate and as a result the principal amount of the notes issued may vary (although not by more than 5%), thereby possibly affecting the prepayment speed of the notes. Additionally, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Moreover, the diverse terms of receivables could produce slower or faster principal distributions than indicated on the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the receivables will affect the percentages of initial principal amounts outstanding over time and the weighted average lives of the notes.

Weighted Average Life of the Notes and Percentage of Initial Principal Amount at Various CPR Percentages

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0%	10%	14%	19%	24%	0%	10%	14%	19%	24%
Closing Date	100	100	100	100	100	100	100	100	100	100
October 2007	87	84	82	80	78	100	100	100	100	100
November 2007	77	70	67	63	58	100	100	100	100	100
December 2007	66	56	51	45	39	100	100	100	100	100
January 2008	56	42	36	29	21	100	100	100	100	100
February 2008	45	29	22	13	4	100	100	100	100	100
March 2008	35	16	8	0	0	100	100	100	98	90
April 2008	25	3	0	0	0	100	100	95	87	78
May 2008	14	0	0	0	0	100	92	85	76	66
June 2008	3	0	0	0	0	100	82	75	65	54
July 2008	0	0	0	0	0	94	73	64	54	43
August 2008	0	0	0	0	0	86	63	55	44	32
September 2008	0	0	0	0	0	77	54	45	33	22
October 2008	0	0	0	0	0	69	45	36	24	12
November 2008	0	0	0	0	0	61	36	26	14	2
December 2008	0	0	0	0	0	53	27	17	5	0
January 2009	0	0	0	0	0	45	19	9	0	0
February 2009	0	0	0	0	0	37	10	*	0	0
March 2009	0	0	0	0	0	29	2	0	0	0
April 2009	0	0	0	0	0	21	0	0	0	0
May 2009	0	0	0	0	0	13	0	0	0	0
June 2009	0	0	0	0	0	5	0	0	0	0
July 2009	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	0.42	0.33	0.30	0.27	0.24	1.32	1.08	1.00	0.91	0.83
Weighted Average Life to Call (years)(1)(2)	0.42	0.33	0.30	0.27	0.24	1.32	1.08	1.00	0.91	0.83

*	Indicates a number less than 0.5% but greater than zero.

(1)	The weighted average life of a Class A-1 Note or Class A-2 Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the receivables on the earliest permitted distribution date.
     This table has been prepared based on the assumptions provided on page S-33 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Weighted Average Life of the Notes and Percentage of Initial Principal Amount at Various CPR Percentages

	Class A-3 Notes					Class B Notes
Distribution Date	0%	10%	14%	19%	24%	0%	10%	14%	19%	24%
Closing Date	100	100	100	100	100	100	100	100	100	100
October 2007	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	100	100	100	100	100
February 2008	100	100	100	100	100	100	100	100	100	100
March 2008	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100
June 2008	100	100	100	100	100	100	100	100	100	100
July 2008	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
December 2008	100	100	100	100	95	100	100	100	100	100
January 2009	100	100	100	97	89	100	100	100	100	100
February 2009	100	100	100	91	83	100	100	100	100	100
March 2009	100	100	95	86	77	100	100	100	100	100
April 2009	100	96	89	80	72	100	100	100	100	100
May 2009	100	91	83	75	67	100	100	100	100	100
June 2009	100	85	78	70	61	100	100	100	100	100
July 2009	98	80	73	64	57	100	100	100	100	100
August 2009	93	74	68	60	52	100	100	100	100	100
September 2009	87	69	63	55	47	100	100	100	100	100
October 2009	82	64	58	50	43	100	100	100	100	100
November 2009	77	60	53	46	39	100	100	100	100	100
December 2009	71	55	49	42	35	100	100	100	100	100
January 2010	66	50	45	38	32	100	100	100	100	100
February 2010	62	46	41	34	28	100	100	100	100	100
March 2010	57	42	37	31	25	100	100	100	100	100
April 2010	52	38	33	27	22	100	100	100	100	100
May 2010	47	34	29	24	19	100	100	100	100	100
June 2010	43	30	26	21	16	100	100	100	100	100
July 2010	38	26	22	18	14	100	100	100	100	100
August 2010	34	23	19	15	11	100	100	100	100	100
September 2010	30	20	16	13	9	100	100	100	100	100
October 2010	26	17	14	10	7	100	100	100	100	100
November 2010	22	14	11	8	5	100	100	100	100	100
December 2010	19	12	9	6	4	100	100	100	100	100
January 2011	16	9	7	5	2	100	100	100	100	100
February 2011	13	7	5	3	1	100	100	100	100	100
March 2011	11	5	4	2	0	100	100	100	100	99
April 2011	9	4	2	*	0	100	100	100	100	84
May 2011	6	2	1	0	0	100	100	100	88	69
June 2011	4	*	0	0	0	100	100	90	72	56
July 2011	2	0	0	0	0	100	87	73	58	45
August 2011	*	0	0	0	0	100	71	59	47	36
September 2011	0	0	0	0	0	87	57	48	38	29
October 2011	0	0	0	0	0	71	46	38	30	23
November 2011	0	0	0	0	0	58	37	31	24	18
December 2011	0	0	0	0	0	46	29	24	19	14
January 2012	0	0	0	0	0	35	22	18	14	11
February 2012	0	0	0	0	0	26	16	13	10	8
March 2012	0	0	0	0	0	19	12	9	7	5
April 2012	0	0	0	0	0	13	8	6	5	4
May 2012	0	0	0	0	0	8	5	4	3	2
June 2012	0	0	0	0	0	4	3	2	2	1
July 2012	0	0	0	0	0	2	1	1	1	*
August 2012	0	0	0	0	0	1	*	*	*	*
September 2012	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(1)	2.72	2.46	2.35	2.22	2.09	4.30	4.16	4.09	4.01	3.92
Weighted Average Life to Call (years)(1)(2)	2.68	2.41	2.31	2.17	2.05	3.41	3.16	3.08	2.91	2.83

*	Indicates a number less than 0.5% but greater than zero.

(1)	The weighted average life of a Class A-3 Note or Class B Note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of such note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

(2)	This calculation assumes that the servicer exercises its option to purchase the receivables on the earliest permitted distribution date.
     This table has been prepared based on the assumptions provided on page S-33 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

AMOUNTS OUTSTANDING ON THE NOTES
     Pursuant to the indenture, the noteholders of record will receive monthly servicer reports concerning the payments received on the receivables, the Pool Balance, the pool factor for each class of notes and various other items of information.
     The “pool factor” for each class of notes is a seven-digit decimal which the servicer will compute each month indicating the remaining outstanding principal amount of that class of notes as of the related distribution date — after giving effect to payments to be made on that distribution date — as a fraction of the initial outstanding principal balance of that class of notes. The pool factor for each class of notes will be 1.0000000 as of the closing date.
     The pool factors will decline over time to reflect reductions in the outstanding principal amounts of notes. The principal amounts of the notes will decline as a result of scheduled payments, prepayments, purchases of the receivables by the depositor or the servicer and liquidations of the receivables.
     The outstanding principal amount of any class of notes at any time will be the product of —
•	the original denomination of that note; and

•	the current pool factor for that class of notes.
USE OF PROCEEDS
     The issuing entity will issue the notes and the certificates to the depositor in exchange for the receivables transferred by the depositor pursuant to the sale and servicing agreement and the initial deposit to the reserve account. The net proceeds from the sale of notes will be applied to the purchase of the receivables from Cat Financial and to make the depositor’s initial deposit to the reserve account.
DESCRIPTION OF THE NOTES
General
     The issuing entity will issue the notes under the indenture, a form of which has been filed as an exhibit to the Registration Statement. We will file a copy of the indenture with the Securities and Exchange Commission following the issuance of the notes. The following, as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus, summarizes the material terms of the notes and the indenture. The summary is not complete and is qualified by reference to the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.
The Class A-1 Notes
     Payments of Interest. The Class A-1 Notes (the “Class A-1 Notes”) will constitute Fixed Rate Notes, as that term is defined under “Certain Information Regarding the Notes — Fixed Rate Notes” in the accompanying prospectus. Interest on the principal amount of the Class A-1 Notes will accrue at the rate of ___% per annum (the “Class A-1 Note rate”), calculated on the basis of a 360-day year and the actual number of days elapsed. Interest on the outstanding principal amount of the Class A-1 Notes will accrue from and including the most recent distribution date on which interest has been paid (or, in the case of the initial distribution date, from and including the closing date) to but excluding the following distribution date and will be payable to the Class A-1 noteholders monthly on each distribution date commencing October 25, 2007.
     Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest, to the extent permitted by law, on that amount at the Class A-1 Note rate. Interest payments on the Class A-1 Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Servicing Fee, the administration fee and any Net Swap Payment owed to the swap counterparty, and including amounts on deposit in the reserve account. See “Description of the Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.
     If the sum of the amount of interest on the principal amount of all classes of Class A notes and any Senior Swap Termination Payments under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate

Notes payable on any distribution date exceeds the Total Distribution Amount remaining after the payment of the Servicing Fee, the administration fee and any Net Swap Payment owed to the swap counterparty —
•	the issuing entity will pay, pro rata (x) the Class A noteholders their ratable share (based upon the total amount of interest due to the Class A noteholders) of the amount available to be distributed and (y) the swap counterparty, its ratable share (based upon the total amount of Senior Swap Termination Payments due to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes) of the amount available to be distributed;

•	the issuing entity will pay to the Class A-1 noteholders their ratable share (based upon the total amount of interest due to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders) of the amount in clause (x) in the immediately preceding bullet point; and

•	the issuing entity will pay each Class A-1 noteholder its ratable share (based on the principal amount of its Class A-1 Note and the total amount distributable to the Class A-1 noteholders) of the amount in the immediately preceding bullet point.
     The term “distribution date” shall mean the 25th day of each calendar month or, if any such date is not a business day, on the next succeeding business day, commencing on October 25, 2007.
     Payments of Principal. The issuing entity will make principal payments to the Class A-1 noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount until the principal balance of the Class A-1 Notes is reduced to zero. The issuing entity will generally derive principal payments on the Class A-1 Notes from the Total Available Amount remaining after —
•	payment of the Servicing Fee;

•	payment of the administration fee;

•	payment of any Net Swap Payment owed to the swap counterparty;

•	payment, pro rata, of the Class A Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payments owed to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes; and

•	with respect to payment of the Regular Principal Distribution Amount, after payment, pro rata, of the Class B Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payment owed to the swap counterparty under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes.
     In addition, solely on the Class A-1 Note final scheduled distribution date, the issuing entity will, if necessary, make principal payments on the Class A-1 Notes from the amount on deposit in the reserve account remaining after the payment of any Net Swap Payment owed to the swap counterparty, the Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payments owed to the swap counterparty. See “Description of the Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.
     Other than distributions of the First Priority Principal Distribution Amount, if any, the issuing entity will not make distributions with respect to principal on the Class A-1 Notes until the issuing entity has paid all interest due on the notes in full and any Net Swap Payment and Senior Swap Termination Payments, if any, owed to the swap counterparty. The issuing entity will pay the outstanding principal amount, if any, of the Class A-1 Notes in full on the Class A-1 Note final scheduled distribution date from funds available therefor (including amounts on deposit in the reserve account).
The Class A-2 Notes, the Class A-3 Notes and the Class B Notes
     Payments of Interest. The Class A-2 Notes (and, if applicable, collectively any tranche of Class A-2 Notes issued as Fixed Rate Notes and any tranche of Class A-2 Notes issued as Floating Rate Notes, the “Class A-2 Notes”), the Class A-3 Notes (and, if applicable, collectively any tranche of Class A-3 Notes issued as Fixed Rate Notes and any tranche of Class A-3 Notes issued as Floating Rate Notes, the “Class A-3 Notes”) and the Class B Notes (and, if applicable, collectively any tranche of Class B Notes issued as Fixed Rate Notes and any tranche of Class B Notes issued as Floating Rate Notes, the “Class B Notes”) may be issued in tranches of Fixed Rate Notes or Floating Rate Notes, as that term is defined under “Certain Information Regarding the Notes — Fixed Rate Notes” and “Certain Information Regarding the Notes — Floating Rate Notes” in the accompanying prospectus.

     Interest on the principal amount of any tranche of the Class A-2 Notes issued as Fixed Rate Notes will accrue at a fixed rate and interest on the principal amount of any tranche of Class A-2 Notes issued as Floating Rate Notes will accrue at a rate of LIBOR plus a spread (each, a “Class A-2 Note rate”). Interest on the principal amount of any tranche of the Class A-3 Notes issued as Fixed Rate Notes will accrue at a fixed rate and interest on the principal amount of any tranche of the Class A-3 Notes issued as Floating Rate Notes will accrue at a rate of LIBOR plus a spread (each, a “Class A-3 Note rate”). Interest on the principal amount of any tranche of the Class B Notes issued as Fixed Rate Notes will accrue at a fixed rate and interest on the principal amount of any tranche of the Class B Notes issued as Floating Rate Notes will accrue at a rate of LIBOR plus a spread (each, a “Class B Note rate”). Interest on the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as tranches of Fixed Rate Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as tranches of Fixed Rate Notes will accrue from and including the 25th day of the month prior to the current distribution date (or, in the case of the initial distribution date, from and including the closing date) to but excluding the 25th day of the month of the current distribution date. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as tranches of Floating Rate Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as tranches of Floating Rate Notes will accrue from and including the most recent distribution date on which interest has been paid (or, in the case of the initial distribution date, from and including the closing date) to but excluding the following distribution date. Interest will be payable to the Class A-2 noteholders, the Class A-3 noteholders and the Class B noteholders monthly on each distribution date commencing October 25, 2007.
     Interest accrued on any class or tranche of notes as of any distribution date but not paid on that distribution date will be due on the next distribution date together with interest, to the extent permitted by law, on that amount at the interest rate applicable to that class or tranche of notes. Interest payments on the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will generally be derived from the Total Available Amount remaining after the payment of the Servicing Fee, the administration fee and any Net Swap Payment owed to the swap counterparty and from amounts on deposit in the reserve account. Interest on the Class B Notes will be paid pro rata with any Senior Swap Termination Payments under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes and will not be paid on any distribution date until any Net Swap Payment due under the swap agreement(s) and any Senior Swap Termination Payments owed to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes has been paid in full, interest payments on the Class A Notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been deposited in the Principal Distribution Account.
     See “Description of the Transfer and Servicing Agreements — Distributions” and “— Reserve Account” in this prospectus supplement.
     If the sum of the amount of interest on the principal amounts of all classes of Class A notes and any Senior Swap Termination Payment under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes payable on any distribution date exceeds the Total Distribution Amount remaining after payment of the Servicing Fee, the administration fee and any Net Swap Payment owed to the swap counterparty —
•	the issuing entity will pay pro rata (x) the Class A noteholders their ratable share (based upon the total amount of interest due to the Class A noteholders) of the amount available to be distributed and (y) the swap counterparty, its ratable share (based upon the total amount of Senior Swap Termination Payments due to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes) of the amount available to be distributed;

•	the issuing entity will pay to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders their ratable share (based upon the total amount of interest due to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders) of the amount in clause (x) in the immediately preceding bullet point; and

•	the issuing entity will pay each Class A-2 noteholder and each Class A-3 noteholder its ratable share (based on the principal amount of its Class A-2 Note or its Class A-3 Note and the total amount distributable to the Class A-2 noteholders or the Class A-3 noteholders) of the amount in the immediately preceding bullet point.
In that event, the Class B noteholders will not receive any payments of interest on that distribution date.
     In addition, following the occurrence and during the continuation of an event of default relating to default under the indenture in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders or to the swap counterparty in respect of the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes. Following the occurrence of any other event of default under the indenture which has resulted in an acceleration of the notes, interest on the Class A Notes, interest on the Class B Notes and any Senior Swap Termination Payments owed to the swap counterparty must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date.
     Payments of Principal. So long as no event of default under the indenture has occurred and is continuing and the maturity of the notes has not been accelerated, the issuing entity will make principal payments to the Class A-2 noteholders on each distribution date on and after the distribution date on which the Class A-1 Notes have been paid in full in an amount equal to the difference between:
•	the Principal Distribution Amount; and

•	the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes on that distribution date.
     So long as no event of default under the indenture has occurred and is continuing and the maturity of the notes has not been accelerated, the issuing entity will make principal payments to the Class A-3 noteholders on each distribution date on and after the distribution date on which the Class A-1 Notes and the Class A-2 Notes have been paid in full in an amount equal to the difference between:
•	the Principal Distribution Amount; and

•	the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes and the Class A-2 Notes on that distribution date.
     After the occurrence of an event of default under the indenture and the acceleration of the maturity of the notes, the issuing entity will make principal payments to the Class A-2 noteholders and the Class A-3 noteholders ratably according to the amounts due and payable on the Class A-2 Notes and the Class A-3 Notes, on and after the distribution date on which the Class A-1 Notes have been paid in full, in the amount described herein under the heading “Description of the Transfer and Servicing Agreements – Distributions” in this prospectus supplement.
     The issuing entity will generally derive principal payments on the Class A-2 Notes and the Class A-3 Notes from the Total Available Amount remaining after the payment of the Servicing Fee, the administration fee, any Net Swap Payment and any Senior Swap Termination Payments owed to the swap counterparty, the Noteholders’ Interest Distributable Amount, and, solely on the Class A-2 Note final scheduled distribution date and the Class A-3 Note final scheduled distribution date, respectively, from amounts on deposit in the reserve account.
     The issuing entity will make principal payments to the Class B noteholders on each distribution date on or after the distribution date on which the Class A Notes are paid in full in an amount equal to the difference between:
•	the Principal Distribution Amount; and

•	the portion, if any, of the Principal Distribution Amount paid in respect to the Class A Notes on that distribution date.
     The issuing entity will generally derive principal payments on the Class B Notes from the Total Distribution Amount remaining after —
•	payment of the Servicing Fee;

•	payment of the administration fee;

•	payment of any Net Swap Payment owed to the swap counterparty; and

•	payment of the Class A Noteholders’ Interest Distributable Amount, any Senior Swap Termination Payments owed to the swap counterparty, the Class B Noteholders’ Interest Distributable Amount and the portion of the Principal Distribution Amount paid in respect of the Class A Notes on that distribution date.
     In addition, solely on the Class B Note final scheduled distribution date, the issuing entity will make principal payments on the Class B Notes from amounts on deposit in the reserve account. The Class B noteholders will not receive any principal payments until the Class A Notes have been paid in full.

     The issuing entity will pay the outstanding principal amount, if any, of the Class A-2 Notes in full on the Class A-2 Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account, if necessary). The issuing entity will pay the outstanding principal amount, if any, of the Class A-3 Notes in full on the Class A-3 Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account, if necessary). The issuing entity will pay the outstanding principal amount, if any, of the Class B Notes in full on the Class B Note final scheduled distribution date from the available funds (including any amounts on deposit in the reserve account, if necessary).
     Optional Prepayment. The issuing entity will prepay the Class A-3 Notes and the Class B Notes in whole, but not in part, at the Class A-3 Note prepayment price and the Class B Note prepayment price, respectively, described below on any distribution date on which the servicer has exercised its option to purchase the receivables from the issuing entity. The servicer has the option to purchase the receivables at a purchase price at least equal to the unpaid principal amount of the Class A-3 Notes and the Class B Notes plus accrued and unpaid interest on the Class A-3 Notes and the Class B Notes, plus any Net Swap Payment and any Swap Termination Payments owed to the swap counterparty on any distribution date on which —
•	the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

•	the Note Value has been reduced to 10% or less of the Initial Note Value.
     The prepayment price for the Class A-3 Notes will be equal to the unpaid principal amount of the Class A-3 Notes, plus accrued but unpaid interest thereon at the related Class A-3 Note rate plus, to the extent permitted by law, interest on any past due interest at the related Class A-3 Note rate. The prepayment price for the Class B Notes will be equal to the unpaid principal amount of the Class B Notes, plus accrued but unpaid interest thereon at the related Class B Note rate plus, to the extent permitted by law, interest on any past due interest at the related Class B Note rate.
     If the Class A-3 Notes and the Class B Notes are to be prepaid as stated above, the issuing entity will furnish notice of such prepayment to the indenture trustee not later than 15 days prior to the prepayment date, and the issuing entity will deposit in the collection account not later than two business days prior to the prepayment date the prepayment price of the Class A-3 Notes and the Class B Notes plus any Net Swap Payment and any Swap Termination Payments owed to the swap counterparty. All of the Class A-3 Notes and Class B Notes will be due and payable on the prepayment date upon (i) the deposit of the prepayment price in the collection account and (ii) the furnishing of notice by the indenture trustee, not less than five days prior to the applicable prepayment date, to the noteholders indicated on the note register of the Class A-3 Notes and the Class B Notes, stating the prepayment date, the prepayment price and the place where such Notes are to be surrendered for payment of the prepayment price. Failure to give notice of prepayment, or any defect therein, to any holder of any Note will not impair or affect the validity of the prepayment of any other Note. Notice of prepayment of the Notes will be given by the indenture trustee in the name and at the expense of the issuing entity. See “Description of the Transfer and Servicing Agreements — Termination” in the accompanying prospectus.
     The Indenture Trustee. U.S. Bank National Association is the indenture trustee under the indenture. U.S. Bank National Association is a national banking association and its corporate trust office is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604. In addition, in the ordinary course of its business, the indenture trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Cat Financial and its affiliates. See “Description of the Transfer and Servicing Agreements — The Indenture Trustee.”
Calculation of LIBOR
     Each tranche of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as Floating Rate Notes, if any, will bear interest during each applicable accrual period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus the related spread.
     The rate of interest on each tranche of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as Floating Rate Notes, if any, will be reset for each accrual period on the first day of the accrual period (each such date, an “Interest Reset Date”). LIBOR will be calculated for each accrual period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”). LIBOR for each accrual period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date. Each accrual period will be the period from and including a distribution date (or, the closing date, in the case of the initial accrual period) to but excluding the next succeeding distribution date.

     With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of one-month and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.
     “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     “Designated LIBOR Page” means the display designated as “LIBOR01” on the Reuters Money 3000 Service or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.
     U.S. Bank National Association, will be designated as the calculation agent (the “Calculation Agent”) and, as such, will calculate the interest rates on each tranche of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as Floating Rate Notes, if any. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of each tranche of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes issued as Floating Rate Notes, if any. All percentages resulting from any calculation on the Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765% (or         .098765) would be rounded to 9.877% or .09877)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards).
The Swap Counterparty
     Merrill Lynch Capital Services, Inc. (or “MLCS”) will be the swap counterparty to any swap agreement in respect of any tranche of the Class A-2 Notes, the Class A-3 Notes and/or the Class B Notes issued as Floating Rate Notes, and is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. It is a wholly owned subsidiary of Merrill Lynch & Co., Inc. MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies. The obligations of MLCS under the swap agreement will be guaranteed by Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. Merrill Lynch & Co., Inc.’s senior unsecured debt obligations currently are rated “AA-” by S&P and “Aa3” by Moody’s. Further information with respect to such ratings may be obtained from S&P or Moody’s, as applicable. No assurances can be given that the current ratings of Merrill Lynch & Co., Inc.’s instruments will be maintained. The information contained in this subsection relates to and has been obtained from MLCS. The information concerning Merrill Lynch & Co., Inc. and MLCS contained herein is furnished solely to provide limited introductory information regarding Merrill Lynch & Co., Inc. and MLCS and does not purport to be comprehensive. The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of Merrill Lynch & Co., Inc. or MLCS since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date. None of the sponsor, the depositor, the issuing entity or Caterpillar Inc. have made any independent investigation of the information relating to Merrill Lynch & Co., Inc. or MLCS in this subsection and do not make any representation as to the accuracy or completeness of such information.

The Swap Agreement
     On the closing date, the issuing entity will enter into an interest rate swap agreement (each, a “swap agreement”) consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation, with MLCS, as the swap counterparty (the “swap counterparty”) to hedge the floating interest rate risk on each class or tranche of Floating Rate Notes, if any. All terms of each swap agreement will be acceptable to each rating agency listed under “Summary — Ratings” above. Each swap agreement will have an initial notional amount equal to the initial principal balance of the class or tranche of Floating Rate Notes to which it relates and will decrease on each distribution date by the amount of any principal payments on such class or tranche of notes. The notional amount of a swap agreement at all times that the swap agreement is in place will be equal to the outstanding principal amount of the related class or tranche of Floating Rate Notes. Based on a reasonable good faith estimate of maximum probable exposure, the “significance percentage”, as defined in Regulation AB of the Securities Act of 1933, as amended, of the swap agreement(s) is less than 10%.
     In general, under a swap agreement on each distribution date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment (on a 30/360 basis) based on a fixed rate times the related notional amount of the swap agreement (which will equal the then outstanding principal amount of the related class or tranche of Floating Rate Notes) and the swap counterparty will be obligated to pay the issuing entity a per annum floating rate payment (on an actual/360 basis) based on LIBOR times the same notional amount. Payments on the swap agreement(s) (other than Swap Termination Payments) will be exchanged on a net basis and will be summed such that the net payments due under the swap agreement(s) for any distribution date will result in a single Net Swap Payment or Net Swap Receipt for such distribution date. The payment obligations of the issuing entity to the swap counterparty under a swap agreement will be secured under the indenture by the same lien in favor of the indenture trustee that will secure payments to the noteholders. A Net Swap Payment payable by the issuing entity will rank higher in priority than all payments on the Notes.
     Among other things, an event of default under a swap agreement will include:
•	failure to make payments due under the swap agreement;

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty;

•	any breach of the swap agreement or related agreements by the swap counterparty;

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the swap agreement.
     Among other things, a termination event under a swap agreement will include:
•	illegality of the transactions contemplated by the swap agreement;

•	any acceleration of the notes following an event of default under the Indenture and liquidation of the assets of the issuing entity;

•	certain amendments of the transaction documents without swap counterparty consent;

•	failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to post eligible collateral in order to eliminate the requirement to provide the financial information or assign the swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events that would affect the ability of the swap counterparty to make payments without withholding taxes therefrom to the issuing entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the swap counterparty;

•	as more fully described in each swap agreement, the failure of the financial institution acting as swap counterparty (or the financial institution acting as its credit support provider, if any) to maintain its credit rating at the following levels: (a) (i) where such entity has a Moody’s short-term rating, such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (ii) where such entity does not have a Moody’s short-term rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s and (b) (i) where such entity has an S&P short term unsecured debt rating of “A-1” or better or (ii) if such entity does not have an S&P short term unsecured debt rating, it has a long term unsecured debt rating by S&P of “A+” or better; provided, that the failure to maintain such credit ratings may not constitute a termination event if the financial institution acting as swap counterparty (or the financial institution acting as its credit support provider, if any) maintains the following minimum credit ratings: ((a) (i) where such entity has a Moody’s short-term rating, such rating is “Prime-2” and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (ii) where such entity does not have a Moody’s short-term rating, its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (b) (i) where such entity has an S&P short term unsecured debt rating of “A-2” or better or (ii) if such entity does not have an S&P short term unsecured debt rating, it has a long term unsecured debt rating by S&P of “BBB+” or better); and, among other things:
•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating;

•	posts collateral; and/or

•	assigns its rights and obligations under the swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the swap agreement.
     Upon the occurrence of any event of default or termination event specified in a swap agreement, the non-defaulting or non-affected party may elect to terminate the swap agreement; provided that, following the early termination of the swap agreement due to an event of default or termination event, the issuing entity shall, in accordance with the terms of such swap agreement, enter into a replacement swap agreement to the extent possible and practicable. If a swap agreement is terminated due to an event of default or a termination event under the swap agreement, a Swap Termination Payment under the swap agreement may be due to the swap counterparty by the issuing entity or may be due to the issuing entity by the swap counterparty. The amount of any Swap Termination Payment will be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the swap agreement, in each case in accordance with the procedures set forth in the swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. Any Senior Swap Termination Payment payable by the issuing entity will be payable out of the Total Available Amount, after payment of the Servicing Fee, the administration fee and any Net Swap Payment, pro rata with the payment of interest on the Class A Notes if arising under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes and, after payment of interest on the Class A Notes and any Senior Swap Termination Payment payable under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes, pro rata with the payment of interest on the Class B Notes if arising under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes. If a replacement swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty will be applied to any Swap Termination Payment owed to the swap counterparty under the swap agreement to the extent not previously paid.
     In addition, the swap counterparty may, subject to written acknowledgement by each of the rating agencies that the rating of the Notes will not be reduced or withdrawn and the written consent of the issuing entity, assign its obligations under a swap agreement to an entity that either has at least a credit rating as specified in the swap agreement or has furnished a guarantee, subject to approval by S&P, of its obligations under the swap agreement from a guarantor with at least equivalent credit ratings levels as specified in the swap agreement.
     Further, before any amendment, modification or supplement is made to the indenture, sale and servicing agreement or certain other transaction documents that (i) would materially adversely affect any of the swap counterparty’s rights or obligations under such agreements or a swap agreement or (ii) modify the obligations or impair the ability of the issuing entity to fully perform any of its obligations under such agreements or a swap agreement in such a way that materially adversely affects any of the swap counterparty’s rights or obligations under such agreements or a swap agreement, the issuing entity will provide the swap counterparty with a copy of the proposed amendment, modification or supplement and will obtain the consent of the swap counterparty prior to its adoption, which consent will not be unreasonably withheld or conditioned, provided that the swap counterparty’s consent will be deemed to have been given if it does not object in writing within 10 business days of receipt of a written request for such consent.
     For purposes of this prospectus supplement, the following terms will have the following meanings:
     “Net Swap Payment” means for the swap agreement(s), the net amount owed by the issuing entity to the swap counterparty, if any, on any distribution date (including any prior unpaid Net Swap Payments and any accrued interest thereon under the applicable swap agreement), excluding Swap Termination Payments.
     “Net Swap Receipt” means for the swap agreement(s), the net amount owed by the swap counterparty to the issuing entity, if any, on any distribution date, excluding any Swap Termination Payments.
     “Senior Swap Termination Payment” means any Swap Termination Payment payable by the issuing entity to the swap counterparty under a swap agreement relating to (i) an early termination of the swap agreement following an “event of default” or “termination event” arising under the swap agreement for which the swap counterparty is not the “defaulting party” or sole “affected party” or (ii) an early termination of the swap agreement as a result of certain “tax events” or “illegality” under the swap agreement.
     “Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under a swap agreement other than a Senior Swap Termination Payment.
     “Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under a swap agreement, including interest that may accrue thereon, due to a termination of the swap agreement due to an “event of default” or “termination event” under the swap agreement.
The Indenture
     Events of Default; Rights upon Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes.
     So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture. However, the Class B noteholders and the swap counterparty will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. Only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full.
     Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor trustee for that class of notes and that successor’s acceptance of that appointment.
DESCRIPTION OF THE CERTIFICATES
     The issuing entity will issue the certificates to the depositor pursuant to the trust agreement. The certificates will not be entitled to distributions of interest. The certificates represent ownership of the residual interests in the issuing entity.
Residual Cash Flows
     After all payments owing to the noteholders have been made pursuant to the indenture and the transfer and servicing agreements, the certificateholders will be entitled to retain any excess or residual cash flows generated by the Receivables Pool. The issuing entity will issue the certificates to the depositor on the closing date. Pursuant to the terms of the trust agreement, the depositor may sell the certificates. The depositor intends to transfer a portion of the certificates to an affiliate following the closing of the issuance of the notes. The certificateholders do not have any rights to alter the structure of the transaction described herein.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
     The following, as well as other information included elsewhere in this prospectus supplement and in the accompanying prospectus, summarizes the material terms of the sale and servicing agreement, the purchase agreement, the administration agreement, the custodial agreement, and the trust agreement (collectively, the “transfer and servicing agreements,” forms of which have been filed as exhibits to the Registration Statement). The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the transfer and servicing agreements. The following summary supplements the description of the general terms and provisions of the transfer and servicing agreements set forth under the heading “Description of the Transfer and Servicing Agreements” in the accompanying prospectus.
Sale and Assignment of Receivables
     Certain information with respect to the conveyances on the closing date of the receivables from Cat Financial to the depositor under the purchase agreement and from the depositor to the issuing entity under the sale and servicing agreement is set forth under “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying prospectus. Under some circumstances relating to breaches of representations and warranties, Cat Financial will be required to repurchase receivables from the issuing entity. See “Weighted Average Life of the Notes” in this prospectus supplement and “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying prospectus.
Accounts
     In addition to a collection account and a certificate distribution account, each as defined in the accompanying prospectus —
•	the indenture trustee will create an administrative sub-account within the collection account for the benefit of the noteholders and certificateholders entitled the Principal Distribution Account (that sub-account, a “Principal Distribution Account”); and

•	the issuing entity will establish and will maintain with the indenture trustee the reserve account, in the name of the indenture trustee on behalf of the noteholders and certificateholders.
Servicing and Administrative Compensation and Payment of Expenses
     On each distribution date, to the extent not retained by the servicer as described in “Net Deposits” in this prospectus supplement, Cat Financial, for acting as servicer, custodian and administrator, will be entitled to receive compensation with respect to the related collection period. Cat Financial’s compensation as (i) servicer and custodian will be an amount equal to 1/12 of 1.00% per annum (the “Servicing Fee Rate”) of the Note Value as of the first day of the related collection period (such amount, the “Servicing Fee”) and (ii) administrator will be $500 per month. The administration fee and the Servicing Fee — together with any portion of the Servicing Fee that remains unpaid from prior distribution dates — will be paid solely to the extent of the Total Distribution Amount. The administration fee, the Servicing Fee and any Net Swap Payment will be paid prior to the distribution of any portion of the Total Distribution Amount to the Class A noteholders or the Class B noteholders, and except under some circumstances, deposits into the collection account shall be made net of the Servicing Fee and the administration fee. The servicer shall also be entitled to any additional servicing compensation, and deposits into the collection account shall be made net of those amounts.
     Unless otherwise required by law or contract, payments by or on behalf of obligors on the receivables will be allocated —
•	first to any overdue scheduled payments, including taxes and miscellaneous billables;

•	second to the current scheduled payments, including taxes and miscellaneous billables; and

•	third to late fees.
     The following table sets forth the various fees that are payable out of payments received on the receivables, prior to payments of interest and principal to the noteholders or the certificateholders:

Description	Amount	Receiving Party	Priority of Payment
Servicing Fee	1.00% per annum of the principal balance of the Note Value as of the first day of the related collection period (plus any late fees, extension fees and other administrative fees or similar charges allowed by applicable law with respect to receivables during the related collection period)	servicer	prior to distributions to noteholders

Administration Fee	$500 per calendar month	administrator	prior to distributions to noteholders

Indenture Trustee Fees and Expenses	all unpaid indenture trustee’s fees and expenses	indenture trustee	After distributions to noteholders, but prior to distributions to certificateholders
     Any change to the fees and expenses described in the table above will require an amendment to the sale and servicing agreement, administration agreement or indenture agreement, as applicable, and the consent of majority of noteholders unless an opinion of counsel stating that such change does not adversely affect in any material respect the interests of any noteholder is delivered to the trustee. See “Description of the Transfer and Servicing Agreements — Amendment” in the accompanying prospectus for more information.
Rights Upon Servicer Default
     In the event a Servicer Default occurs, the indenture trustee or the Class A noteholders evidencing not less than 25% of the outstanding principal amount of the Class A Notes may remove the servicer without the consent of the owner trustee or any of the Class B noteholders. The owner trustee or the Class B noteholders will not have the ability to remove the servicer if a Servicer Default occurs until the Class A Notes have been paid in full.
Waiver of Past Defaults
     In the event a Servicer Default occurs, the Class A noteholders evidencing more than 50% of the outstanding principal amount of the Class A Notes may, with certain specified exceptions, waive any Servicer Defaults, without the consent of the owner trustee or any of the Class B noteholders. The owner trustee or the Class B noteholders will not have the right to determine whether any Servicer Default should be waived until the Class A Notes have been paid in full.
Distributions
     Deposits to Collection Account. By the fifth business day prior to a distribution date (each, a “determination date”), the servicer will provide the indenture trustee with certain information, including the amount of aggregate collections on the receivables and the aggregate Purchase Amount of receivables required to be repurchased by the depositor or Cat Financial or required to be purchased by the servicer with respect to the related collection period for that distribution date.
     Unless the servicer has been making deposits of collections throughout the related collection period, on or before the business day preceding each distribution date the servicer will cause the Total Available Amount to be deposited into the collection account.
     The “Total Available Amount” for a distribution date shall be the sum of:
•	the aggregate collections — including any Liquidation Proceeds, any Purchase Amounts paid by the depositor and the servicer and any amounts received from Caterpillar dealers with respect to receivables — received in respect of the receivables during the related collection period;

•	any Net Swap Receipt received from the swap counterparty for such distribution date; and

•	investment earnings on the trust accounts during the related collection period.
     The Total Available Amount on any distribution date shall exclude all payments and proceeds — including any Liquidation Proceeds and any amounts received from Caterpillar dealers with respect to receivables — of:

•	any receivables the Purchase Amount of which has been included in the Total Available Amount in a prior collection period;

•	any Liquidated Receivable after and to the extent of the reassignment of that Liquidated Receivable by the issuing entity to the depositor; and

•	any additional servicing compensation.
     “Liquidated Receivable” means a defaulted receivable in respect of which the financed equipment has been sold or otherwise disposed of, and “Liquidation Proceeds” means all proceeds relating to a Liquidated Receivable (including proceeds of sale of the financed equipment), net of expenses incurred by the servicer in connection with that liquidation and any amounts required by law to be remitted to the obligor on that Liquidated Receivable.
     Monthly Withdrawals from Collection Account. Prior to each distribution date, the servicer shall instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following distribution date. Distributions of the Total Distribution Amount shall be made in the following order of priority:
     1. to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior collection periods;
     2. to the administrator, the monthly administration fee in an amount equal to $500 per month, and all unpaid administration fees from prior collection periods;
     3. to the swap counterparty, any Net Swap Payment owed on such distribution date;
     4. to the Class A noteholders and the swap counterparty, pro rata, the Class A Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payments owed to the swap counterparty under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes owed on such distribution date, respectively;
     5. to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;
     6. to the Class B noteholders and the swap counterparty, pro rata, the Class B Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payment owed to the swap counterparty under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes owed on such distribution date, respectively;
     7. to the Principal Distribution Account, the Regular Principal Distribution Amount, if any;
     8. to the reserve account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the reserve account on that distribution date; provided, that, on or prior to the distribution date on which the amount on deposit in the reserve account first equals the Specified Reserve Account Balance, such amount shall not exceed the Net Excess Spread for that distribution date;
     9. pro rata, to the indenture trustee, all unpaid indenture trustee’s fees and expenses, and to the issuing entity, the amount of any state taxes payable by the issuing entity;
     10. to the swap counterparty, any Subordinated Swap Termination Payments, owed on such distribution date; and
     11. to the certificate distribution account, for application in the manner set forth in the trust agreement, the remaining Total Distribution Amount.
     Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the indenture relating to a default in the payment of principal or a default for five days or more in the payment of interest on any note which has resulted in the acceleration of the notes, the Class A noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B noteholders. Following the occurrence of any other event of default under the indenture which has resulted in an acceleration of the notes, interest on the Class A Notes and Class B Notes and all Swap Termination Payments must be paid on each distribution date prior to the distribution of principal on the Class A Notes on that distribution date. For additional information relating to distributions after the occurrence and continuance of an event of default under the indenture which has resulted in an acceleration of the notes, see “—Distributions After Acceleration of the Notes Following Non-Monetary Event of Default” and “—Distributions After Acceleration of the Notes Following Monetary Event of Default.”
     Funds will be withdrawn from amounts on deposit in the reserve account and deposited into the collection account on any distribution date to the extent that the Total Required Payment exceeds the Total Available Amount.
     In addition, investment earnings on amounts on deposit in the reserve account will be withdrawn and deposited in the collection account.
     “APR” means, with respect to any receivable related to an installment sale contract, the annual percentage rate of interest borne by that receivable, and with respect to any receivable related to a finance lease, the Implicit Interest Rate for that lease. The APR of any subsidized receivable does not take into account any amounts paid to Cat Financial by Caterpillar Inc. with respect thereto at its origination.
     “Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders’ Monthly Interest Distributable Amount for the preceding distribution date and (2) any outstanding Class A Noteholders’ Interest Carryover Shortfall on that preceding distribution date, over (B) the amount in respect of interest that is actually distributed to the Class A noteholders on that preceding distribution date, and (ii) interest on the amount of interest due but not paid to Class A noteholders on the preceding distribution date, to the extent permitted by law, at the applicable interest rate borne by those Class A Notes from that preceding distribution date through that current distribution date.
     “Class A Noteholders’ Interest Distributable Amount” means, with respect to any distribution date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for that distribution date and the Class A Noteholders’ Interest Carryover Shortfall for that distribution date.
     “Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any distribution date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes at their respective interest rates, with respect to the Class A-1 Notes and any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes, from and including the preceding distribution date (or, in the case of the initial distribution date, from and including the closing date), to but excluding such distribution date (based on a 360-day year and the actual number of days elapsed), and, with respect to any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Fixed Rate Notes, from and including the 25th day of the month preceding such distribution date (or, in the case of the initial distribution date, from and including the closing date) to but excluding the 25th day of the month containing such distribution date (in each case based on a 360-day year of twelve 30-day months).
     “Class A-1 Note final scheduled distribution date” means the September 2008 distribution date.
     “Class A-2 Note final scheduled distribution date” means the April 2010 distribution date.
     “Class A-3 Note final scheduled distribution date” means the June 2012 distribution date.
     “Class B Note final scheduled distribution date” means the September 2013 distribution date.
     “Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any distribution date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders’ Monthly Interest Distributable Amount for the preceding distribution date and (2) any outstanding Class B Noteholders’ Interest Carryover Shortfall on that preceding distribution date, over (B) the amount in respect of interest that is actually distributed to the Class B noteholders on that preceding distribution date, and (ii) interest on that excess, to the extent permitted by law, at the related Class B Note rate.
     “Class B Noteholders’ Interest Distributable Amount” means, with respect to any distribution date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for that distribution date and the Class B Noteholders’ Interest Carryover Shortfall for that distribution date.
     “Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any distribution date, an amount equal to the aggregate interest accrued on the Class B Notes at the related Class B Note rate, with respect to any tranche of the Class B

Notes issued as Floating Rate Notes, from and including the preceding distribution date (or, in the case of the initial distribution date, from and including the closing date), to but excluding such distribution date (based on a 360-day year and the actual number of days elapsed) and, with respect to any tranche of the Class B Notes issued as Fixed Rate Notes, from and including the 25th day of the month preceding such distribution date (or from and including the closing date in the case of the initial distribution date) to but excluding the 25th day of the month containing such distribution date (in each case based on a 360-day year of twelve 30-day months).
     “Collection period” means, with respect to each distribution date, the preceding calendar month.
     “Cumulative Realized Losses” means, with respect to any collection period, the percentage equivalent of a fraction equal to all Realized Losses during the period since the cut-off date through the end of such collection period divided by the Initial Pool Balance.
     “Discount Factor” means      % per annum.
     “First Priority Principal Distribution Amount” means, for any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on that preceding distribution date) over (ii) the Note Value at the end of the collection period preceding that distribution date; provided, however, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero and (iii) on and after the Class A-3 Note final scheduled distribution date, the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero.
     “Initial Note Value” means $                    , which is the Note Value as of the cut-off date.
     “Initial Pool Balance” means $662,424,010 which is the sum of the Contract Balances of each receivable as of the cut-off date.
     “Net Excess Spread” means, for any distribution date on or prior to the distribution date on which the amount on deposit in the reserve account first equals the Specified Reserve Account Balance, the Total Available Amount reduced by (i) the Servicing Fee and all unpaid Servicing Fees from prior collection periods, (ii) the monthly administration fee and all unpaid administration fees from prior collection periods, (iii) any Net Swap Payment owed to the swap counterparty on such distribution date, (iv) any Senior Swap Termination Payments owed to the swap counterparty on such distribution date, (v) the Class A Noteholders’ Interest Distributable Amount, (vi) the Class B Noteholders’ Interest Distributable Amount, and (vii) the difference between (A) the Note Value at the end of the second preceding collection period, or in the case of the initial distribution date, the Initial Note Value, and (B) the Note Value at the end of the preceding collection period.
     “Note Value” means, at any time, the present value of the scheduled and unpaid payments on the receivables, discounted on a monthly basis at the Discount Factor. For purposes of calculating Note Value —
•	for any delinquent receivable that has not had the equipment by which it is secured repossessed and which is not a Liquidated Receivable or a 180-Day Receivable, the amount of any delinquent payments will be assumed to be received in the next collection period and all other payments which have not yet become due will be assumed to be received as originally scheduled;

•	for any receivable that has had the equipment by which it is secured repossessed but which has not yet become a Liquidated Receivable or a 180-Day Receivable, the outstanding Contract Balance of that receivable will be assumed to be received in the next collection period and it will be assumed that no other payments will be received on that receivable;

•	for any Liquidated Receivable, it will be assumed that no payments will be received on that receivable; and

•	for any 180-Day Receivable, the aggregate amount of scheduled and unpaid payments of such 180-Day Receivable will be reduced by the Write Down Amount, if any, calculated during the preceding Collection Period and all remaining scheduled and unpaid payments will be assumed to be received as originally scheduled.

     “Noteholders’ Interest Distributable Amount” means, with respect to any distribution date, the sum of (i) the Class A Noteholders’ Interest Distributable Amount for that distribution date and (ii) the Class B Noteholders’ Interest Distributable Amount for that distribution date.
     “180-Day Receivable” means, as of the last day of any collection period, any receivable as to which (i) a scheduled payment is more than 180 days past its due date, as specified in the related retail installment sale contract or finance lease, and (ii) Cat Financial has determined its estimated value in accordance with its servicing standards. Cat Financial will be obligated to determine the estimated value of any receivable as to which a scheduled payment is more than 180 days past its due date as of the last day of a collection period during or prior to the immediately following collection period.
     “Pool Balance” means, at any time, the aggregate Contract Balance of the receivables at the end of the preceding collection period, after giving effect to all payments received from obligors on the receivables and Purchase Amounts remitted by Cat Financial, the depositor or the servicer, as the case may be, for that collection period, Liquidation Proceeds (not in excess of the Contract Balance of any Liquidated Receivable) received with respect to any Liquidated Receivable during that collection period, and all Realized Losses on Liquidated Receivables and 180-Day Receivables for that collection period.
     “Principal Distribution Amount” means, with respect to any distribution date, the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for that distribution date.
     “Realized Losses” means, for any distribution date, the sum of (i) with respect to any receivable that became a Liquidated Receivable during the related collection period, the excess, if any, of (a) the Contract Balance of such Liquidated Receivable minus the Write Down Amount for such receivable, if any, over (b) the Liquidation Proceeds for that Liquidated Receivable for that collection period to the extent allocable to principal and (ii) the Write Down Amount, if any, calculated during the related collection period, with respect to each 180-Day Receivable.
     “Regular Principal Distribution Amount” means, for any distribution date, an amount not less than zero, equal to (i) the excess, if any, of (A) the aggregate outstanding principal amount of the notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on that preceding distribution date) over (B) the Note Value at the end of the collection period preceding that distribution date, minus (ii) the First Priority Principal Distribution Amount for that distribution date; provided, however, that on and after the Class B Note final scheduled distribution date, the Regular Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.
     The “three month rolling over 60-day delinquency percentage” means, for any distribution date, the average of the over 60-day delinquency percentages for that distribution date and the two immediately preceding distribution dates.
     The “over 60-day delinquency percentage” means, for any distribution date, the percentage equivalent of a fraction equal to the aggregate Contract Balance of all receivables for which a scheduled payment was more than 60 days past its related due date (as specified in the related retail installment sale contract or finance lease) as of the end of the preceding collection period, divided by the Pool Balance on such distribution date.
     “Total Distribution Amount” means, with respect to any distribution date, the sum of —
•	the Total Available Amount for that distribution date; and

•	the amount, if any, withdrawn from the reserve account and deposited into the Collection Account on that distribution date.
     “Total Required Payment” means, with respect to any distribution date, the sum of —
•	the Servicing Fee;

•	the Administration Fee;

•	any Net Swap Payment;

•	the Class A Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payments under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes;

•	the First Priority Principal Distribution Amount;

•	the Class B Noteholders’ Interest Distributable Amount and any Senior Swap Termination Payment under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes; and

•	the Regular Principal Distribution Amount.
     “Write Down Amount” means, for any 180-Day Receivable, the excess of (i) the Contract Balance of such 180-Day Receivable as of the last day of the collection period during which a scheduled payment on such receivable became more than 180 days past its due date, as specified in the related retail installment sale contract or finance lease, over (ii) the estimated value of the receivable, as determined by Cat Financial in accordance with its servicing standards, to the extent allocable to principal in the same manner as a payment in such amount would be.
     Distributions of Principal. On each distribution date, so long as no event of default has occurred and is continuing and the maturity of the notes has not been accelerated, all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:
     1. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;
     2. to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;
     3. to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;
     4. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and
     5. to the certificate distribution account, for application in the manner set forth in the trust agreement, any funds remaining on deposit in the Principal Distribution Account.
     Distributions After Acceleration of the Notes Following Non-Monetary Event of Default. On each distribution date after the occurrence of an event of default under the indenture (other than an event of default under the indenture relating to default in the payment of principal or default for five days or more in the payment of interest on any note) and the acceleration of the maturity of the notes, all amounts on deposit in the collection account will be paid in the following order of priority:
     1. to the indenture trustee in payment of its fees and expenses;
     2. to the swap counterparty, any Net Swap Payment;
     3. to, pro rata, (x) the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders based on the total amount of interest due and payable to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders in payment of accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes and (y) the swap counterparty, based on the total amount of the Senior Swap Termination Payments under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes payable in payment of all such Senior Swap Termination Payments;
     4. to, pro rata, (x) the Class B noteholders in payment of accrued and unpaid interest on the Class B Notes and (y) the swap counterparty, based on the amount of any Senior Swap Termination Payment under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes payable in payment of such Senior Swap Termination Payment;
     5. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;
     6. to the Class A-2 noteholders and the Class A-3 noteholders ratably according to the amounts of principal due and payable on the Class A-2 Notes and the Class A-3 Notes, in reduction of principal until the principal amount of the Class A-2 Notes and the Class A-3 Notes has been paid in full;
     7. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;
     8. to the servicer and the administrator, any amounts due and owing to the servicer or the administrator, respectively;

     9. to the swap counterparty, any Subordinated Swap Termination Payments; and
     10. to the certificate distribution account for application in the manner set forth in the trust agreement, any funds remaining on deposit in the collection account.
     Distributions After Acceleration of the Notes Following Monetary Event of Default. On each distribution date after the occurrence of an event of default relating to default in the payment of principal or default for five days or more in the payment of interest on any note and the acceleration of the maturity of the notes, all amounts on deposit in the collection account will be paid in the following order of priority:
     1. to the indenture trustee in payment of its fees and expenses;
     2. to the swap counterparty, any Net Swap Payment;
     3. to, pro rata, (x) the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders based on the total amount of interest due and payable to the Class A-1 noteholders, the Class A-2 noteholders and the Class A-3 noteholders in payment of accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes and (y) the swap counterparty, based on the total amount of the Senior Swap Termination Payments under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes payable in payment of all such Senior Swap Termination Payments;
     4. to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;
     5. to the Class A-2 noteholders and the Class A-3 noteholders ratably according to the amounts of principal due and payable on the Class A-2 Notes and the Class A-3 Notes, in reduction of principal until the principal amount of the Class A-2 Notes and the Class A-3 Notes has been paid in full;
     6. to, pro rata, (x) the Class B noteholders in payment of accrued and unpaid interest on the Class B Notes and (y) the swap counterparty, based on the amount of any Senior Swap Termination Payment under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes payable in payment of such Senior Swap Termination Payment;
     7. to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;
     8. to the servicer and the administrator, any amounts due and owing to the servicer or the administrator, respectively;
     9. to the swap counterparty, any Subordinated Swap Termination Payments; and
     10. to the certificate distribution account for application in the manner set forth in the trust agreement, any funds remaining on deposit in the collection account.
Reserve Account
     The rights of the Class B noteholders to receive distributions will be subordinated to the rights of the Class A noteholders to receive distributions as described herein. The protection afforded to the Class A noteholders through subordination will be effected by the preferential right of the Class A noteholders to receive both current distributions with respect to the receivables and withdrawals from the reserve account.
     The issuing entity will make an initial deposit in the reserve account on the closing date of $___(1.25% of the Initial Note Value) using funds provided by the depositor. The reserve account will be augmented on each distribution date by the deposit of the Total Distribution Amount remaining after —
•	payment of the Servicing Fee;

•	payment of the administration fee;

•	payment of any Net Swap Payment;

•	distributions of interest to the Class A noteholders and payment of any Senior Swap Termination Payments under any swap agreement in respect of any tranche of the Class A-2 Notes or the Class A-3 Notes issued as Floating Rate Notes;

•	the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account;

•	distributions of interest to the Class B noteholders and payment of any Senior Swap Termination Payment under the swap agreement in respect of any tranche of the Class B Notes issued as Floating Rate Notes; and

•	the deposit of the Regular Principal Distribution Amount into the Principal Distribution Account.
     The amount so deposited in the reserve account on any distribution date will be limited to the excess of the Specified Reserve Account Balance over the amount on deposit in the reserve account, as described above under “— Distributions.” In addition, on or prior to the distribution date on which the amount on deposit in the reserve account first equals the Specified Reserve Account Balance, the amount so deposited in the reserve account on any such distribution date shall not exceed the Net Excess Spread for that distribution date.
     The “Specified Reserve Account Balance,” with respect to any distribution date, will be equal to the lesser of (i) the outstanding principal balance of the notes and (ii) 1.65% of the Initial Note Value; provided, however, that the percentage specified in clause (ii) of this definition of Specified Reserve Account Balance may be reduced as follows:
•	if on the distribution date in March 2009, (i) Cumulative Realized Losses for the related collection period are less than 0.65% and (ii) the three month rolling over 60-day delinquency percentage for such distribution date is less than 5.00%, the percentage specified in clause (ii) of this definition of Specified Reserve Account Balance will be 1.325% for the March 2009 distribution date and each subsequent distribution date, subject to any further reduction in accordance with the terms of this definition;

•	if on the distribution date in September 2009, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.65%, (ii) Cumulative Realized Losses for the related collection period are less than 1.00% and (iii) the three month rolling over 60-day delinquency percentage for such distribution date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.65% for the September 2009 distribution date and each subsequent distribution date;

•	if on the distribution date in September 2009, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.325%, (ii) Cumulative Realized Losses for the related collection period are less than 1.00% and (iii) the three month rolling over 60-day delinquency percentage for such distribution date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.325% for the September 2009 distribution date and each subsequent distribution date; and

•	if on the distribution date in March 2010, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.325% or greater, (ii) Cumulative Realized Losses for the related collection period are less than 1.20% and (iii) the three month rolling over 60-day delinquency percentage for such distribution date is less than 7.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.325% for the March 2010 distribution date and each subsequent distribution date.
In addition, the percentage specified in clause (ii) of the definition of Specified Reserve Account Balance may be higher and the potential reductions in that percentage described in the proviso to that definition may be adjusted to reflect that higher initial percentage at the time of issuance of the notes based on the final interest rates on the notes. On each distribution date, if the amount on deposit in the reserve account (after giving effect to all deposits or withdrawals therefrom on that distribution date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for that distribution date, the servicer shall instruct the indenture trustee generally to distribute all of the amount of the excess to the certificate distribution account (provided, however, that such excess shall first be applied to satisfy any Net Swap Payment or Swap Termination Payments owed to the swap counterparty under the swap agreement(s) on such distribution date). Upon any distribution to the certificate distribution account of amounts from the reserve account, the noteholders and the swap counterparty will not have any rights in, or claims to, those amounts.
     Funds will be withdrawn from amounts on deposit in the reserve account and deposited into the collection account on any distribution date to the extent that (a) the Total Required Payment exceeds (b) the Total Available Amount. In addition, investment earnings on amounts on deposit in the reserve account will be withdrawn and deposited in the collection account.

     The availability of funds in the reserve account is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. In addition, the subordination of the Class B Notes to the Class A Notes is intended to provide the Class A noteholders with these same protections. However, because in some circumstances the reserve account could be depleted and/or the aggregate amount of Realized Losses could exceed the outstanding principal amount of the Class B Notes, these protections are limited. Upon notification in writing by each of S&P and Moody’s (each, a “rating agency”) that such action will not result in a reduction or withdrawal by that rating agency of the rating of any class of notes rated by that rating agency and satisfaction of certain other conditions, the depositor may eliminate the reserve account and replace it with an alternative arrangement, in which case funds on deposit in the reserve account generally would be released to the depositor or its designee and no further funds would be deposited in the reserve account.
Net Deposits
     As an administrative convenience, the servicer will be permitted to make the deposit of collections and Purchase Amounts required to be remitted by the servicer for each collection period net of distributions to be made to the servicer, including any additional servicing compensation and the Servicing Fee to the extent of amounts available for the payment thereof, for that collection period. However, if the servicer is required to remit collections daily, deposits of those amounts may only be made net of the additional servicing compensation and may not be made net of the Servicing Fee. See “Description of the Transfer and Servicing Agreements — Net Deposits” in the accompanying prospectus. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders as if the Servicing Fees were distributed separately.
Reports to Noteholders
     The indenture trustee will make the servicer reports described in the accompanying prospectus under the caption “Description of the Transfer and Servicing Agreements — Reports to Noteholders” (and, at its option, any additional files containing the same information in an alternative format) available each month via the indenture trustee’s internet website, which is presently located at http://www.usbank.com/abs, presented under “Caterpillar Financial Asset Trust” as the product and “Caterpillar Financial 2007-A” as the deal. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802. The indenture trustee may discontinue or change the manner in which it makes those reports available via the internet.
     For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Securities and Exchange Commission. See also “Reports to Noteholders” in the accompanying prospectus for a more detailed description of the noteholder reports.
Amendment
     Each of the transfer and servicing agreements may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, to substitute credit enhancement for any class of notes, provided:
•	the rating agencies confirm in writing that such amendment will not result in a reduction or withdrawal of the rating of that class of notes or any class of notes; and

•	an opinion of counsel satisfactory to the indenture trustee and the owner trustee is provided to the effect that such change will not adversely affect the tax characterization of the notes or the certificates.
     Additionally, see “Description of the Notes — The Swap Agreement” for information regarding the swap counterparty’s rights with respect to amendments of the transfer and servicing agreements. For additional information on amendment of the transfer and servicing agreements, see “Description of the Transfer and Servicing Agreements — Amendment” in the accompanying prospectus.
The Indenture Trustee
     U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee, registrar, and paying agent under the indenture (as described above.) U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007. As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.
     U.S. Bank has provided corporate trust services since 1924. As of June 30, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
     The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.
     As of June 30, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 83 issuances of equipment lease-backed securities with an outstanding aggregate principal balance of approximately $4,154,700,000.
     Unless a servicer default under the sale and servicing agreement has occurred and is continuing, the indenture trustee will perform only such duties as are specifically assigned to it and set forth in the indenture and the transfer and servicing agreements. If a servicer default occurs and is continuing under the sale and servicing agreement, the indenture trustee is required to exercise such of the rights and powers vested in it by the sale and servicing agreement, such as either acting as the servicer or appointing a successor servicer. Subject to certain qualifications specified in the sale and servicing agreement, the indenture trustee will be liable for its own willful misfeasance, bad faith or negligence (except for errors in judgment).
     The indenture trustee’s duties and responsibilities under the indenture and the transfer and servicing agreements include receiving funds from the servicer to distribute to noteholders at the direction of the servicer, providing noteholders and applicable rating agencies with monthly servicer reports and notices of the occurrence of an event of default under the indenture, removing the servicer as a result of any such default, appointing a successor servicer, and effecting any optional termination of the issuing entity.
     The administrator will pay to the indenture trustee reasonable compensation for its services and reimburse the indenture trustee for all reasonable expenses incurred or made by the indenture trustee in accordance with any of the provisions of the indenture or any transfer and servicing agreement, except any such expense as may arise from the indenture trustee’s own willful misconduct, negligence or bad faith. The issuing entity will also indemnify the indenture trustee for any losses and expenses incurred without negligence or bad faith on the indenture trustee’s part arising out of the acceptance and administration of the issuing entity and the performance of its duties under the indenture.
     The indenture trustee may resign at any time, in which event the administrator, on behalf of the issuing entity, will be obligated to appoint a successor indenture trustee. The administrator, on behalf of the issuing entity, may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Upon becoming aware of those circumstances, the administrator, on behalf of the issuing entity, will be obligated to appoint a successor indenture trustee. The indenture trustee may also be removed at any time by the holders of notes evidencing not less than a majority of the aggregate principal amount of all notes outstanding at the date of determination; provided, however, that any notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be outstanding. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.
     Any costs associated with removing and replacing the indenture trustee will be paid by the issuing entity.

     For more information regarding the indenture, the transfer and servicing agreements, the indenture trustee and its duties under the indenture and the transfer and servicing agreements, see “Description of the Notes – The Indenture” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement and the accompanying prospectus.
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
Dealer Recourse Receivables
     The terms of a limited number of receivables provide that Cat Financial has recourse to the related Caterpillar dealer for all or a portion of the losses Cat Financial may incur. This right of recourse has been assigned to the depositor, the issuing entity and the indenture trustee. See “Risk Factors-Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes” in the accompanying prospectus.
Cross-Collateralization
     Because Cat Financial on occasion cross-collateralizes its installment sale contracts — whether at origination or pursuant to an adjustment to that installment sale contract — with a particular obligor with other equipment of that obligor financed by Cat Financial, it is possible that:
•	an item of financed equipment may secure more than one contract with that obligor, and each of those contracts may not be included in the issuing entity as a receivable; and

•	a receivable may be secured by a first priority lien on the related financed equipment and a lien on financed equipment or related to contracts with that obligor not included in the issuing entity.
     Pursuant to the purchase agreement, Cat Financial, as holder of a junior lien on an item of financed equipment, will agree not to transfer its rights in that junior lien until:
•	the related receivable has been paid in full;

•	the related first priority lien on the financed equipment has been foreclosed upon or released; or

•	the transferee of such junior lien agrees in writing that the lien of the issuing entity in the related financed equipment will be senior to it.
     The issuing entity shall have the right to foreclose upon all liens, junior or otherwise, that it holds with respect to any receivable, whether on the related financed equipment or on equipment the first priority lien on which has not been assigned to the issuing entity. If the issuing entity forecloses on a junior lien on any equipment in which it does not have a first priority lien, that foreclosure would be subject to the senior liens not held by the issuing entity. In addition, any junior liens held by the issuing entity may be eliminated should any more senior liens not held by the issuing entity foreclose upon the related equipment.
     Cat Financial does not maintain statistical data with respect to the portion of each retail installment sale contract secured by related financed equipment and the portion of that contract secured by the cross-collateralized liens. However, because the existence of cross-collateralized liens will not place the issuing entity in a different credit position than that of Cat Financial should Cat Financial retain the receivables, and in light of Cat Financial’s credit loss experience with respect to the U.S. ISC Portfolio, the depositor believes that statistical data with respect to the cross-collateralization of the receivables is not material to investors in the notes.
LEGAL INVESTMENT
     The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.
FEDERAL INCOME TAX CONSEQUENCES
     As set forth in the accompanying prospectus, the depositor, the issuing entity and the noteholders will agree to treat the notes as debt for United States federal income tax purposes. Further, as is also described in the accompanying prospectus, Orrick, Herrington

& Sutcliffe llp (“special tax counsel”) is of the opinion that the Class A Notes will be classified as debt for those purposes. See “Federal Income Tax Consequences — Tax Characterization to Holders of the Notes” for additional discussion with respect to the federal income tax treatment of the Class A Notes.
     Notwithstanding the treatment of the Class B Notes by the depositor, the issuing entity and the noteholders as debt for federal income tax purposes, because of the subordination of those notes and the capitalization of the issuing entity, the treatment of the Class B Notes as debt for federal income tax purposes is less clear. In that regard, special tax counsel is of the opinion that the Class B Notes should be classified as debt for federal income tax purposes. If, consistent with that opinion, the Class B Notes are treated as debt, the discussion in the accompanying prospectus under “Federal Income Tax Consequences — Tax Consequences to Holders of the Notes” would be applicable with respect to the treatment of the Class B Notes. If, however, the Class B Notes instead were treated as equity, the treatment described in the accompanying prospectus under the heading “Federal Income Tax Consequences — Tax Consequences to Holders of the Notes — Possible Alternative Treatments of the Notes” generally would be applicable to the Class B Notes (except that no tax return filed with respect to the issuing entity will treat the Class B Noteholders as partners based on this possible alternative characterization, except as required by law). Accordingly, although Class B noteholders are required to be U.S. Persons, a Class B noteholder who failed to so qualify — and whose investment was not otherwise disregarded as in violation of that noteholder restriction — would be subject to income tax withholding in respect of the Class B Notes. Further, holders of Class B Notes who were tax-exempt entities, including pension plans, could be subject to unrelated business income tax in respect of a Class B Note. Class B noteholders treated as holding equity also could be subject to state taxes in any states in which the issuing entity was deemed to be doing business. See “Federal Income Tax Consequences — Tax Consequences to Holders of the Notes — Possible Alternative Treatments of the Notes” for additional considerations relevant to Class B noteholders whose Class B Notes were treated as equity rather than as debt for federal income tax purposes.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and entities that may be deemed to hold the assets of any such plan, account or arrangement, such as certain collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, “Plans”) and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as “plan assets” of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code (“Plan Assets”). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other compensation, is a fiduciary with respect to those Plan Assets.
     Subject to the considerations described below, the notes are generally eligible for purchase with Plan Assets of any Plan.
Prohibited Transactions
     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code, collectively, “Parties in Interest”) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions are generally set forth in Section 406 of ERISA and Section 4975 of the Code.
     Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether purchasing and holding the notes would constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code because any of the depositor, the servicer, the underwriters, the indenture trustee, the owner trustee, the swap counterparty, any certificateholder or any other parties may be deemed to be benefiting from the issuance of the notes and are Parties in Interest with respect to the investing Plan. In particular, the notes may not be purchased with Plan Assets of any Plan if any of the depositor, the servicer, the indenture trustee, the owner trustee, the swap counterparty, any certificateholder or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan Assets used to effect that purchase;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan Assets, for a fee and pursuant to an agreement or understanding that such advice:
•	will serve as a primary basis for investment decisions with respect to those Plan Assets, and

•	will be based on the particular investment needs of that Plan; or
•	is an employer maintaining or contributing to that Plan unless U.S. Department of Labor (the “DOL”) Prohibited Transaction Exemption (“PTE”) 95-60, 91-38 or 90-1 or some other exemption applies.
     Any such fiduciary or other Plan investor should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction exemption, such as PTEs 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of its respective affiliates is or becomes a Party in Interest with respect to any Plan that purchases and holds the notes without satisfying the conditions of eligibility for exemptive relief under one or more of the above exemptions.
ERISA Status of Notes as Debt
     In addition, under Section 2510.3-101 of the regulations of the DOL (the “Plan Asset Regulation”), the purchase with Plan Assets of equity interests in the issuing entity could, in some circumstances, cause the receivables and other assets of the issuing entity to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuing entity and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes:
•	should be treated as indebtedness under local law and debt, rather than equity, for tax purposes; and

•	should not be deemed to have any “substantial equity features,”
     purchases of the notes should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuing entity should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes, which are highly rated by the rating agencies, will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.
     Before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation. However this would not be true with respect to the notes if they were deemed to have substantial equity features or were treated as indebtedness under local law.
Plans Subject to Similar Laws
     Certain employee benefit plans, such as “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code, but they are subject to the terms of their governing instruments and may also be subject to provisions of federal, state, local, non-U.S. or other laws or regulations that contain provisions similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code (“Similar Laws”).
Representation
     Accordingly, the notes should not be purchased or held by any person investing the assets of any employee benefit or other retirement plan, account or arrangement, whether or not subject to ERISA, Section 4975 of the Code or any Similar Law, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Law. By its acceptance of a note, each purchaser and transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any employee benefit or other retirement plan, account or arrangement, whether or not it is subject to ERISA, Section 4975 of the Code or Similar Laws, or of any entity whose underlying assets are considered to include the assets of any such plan, account or arrangement; or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.
     The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the Plan Assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. For further information see “ERISA Considerations” in the accompanying prospectus.
UNDERWRITING
     Subject to the terms and conditions set forth in an underwriting agreement (the “Class A Note underwriting agreement”), the depositor has agreed to sell to the underwriters named below (the “Class A Note underwriters”), and each of the Class A Note underwriters has severally agreed to purchase, the principal amount of Class A Notes(1) set forth opposite its name below:

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3
Class A Note Underwriters	Notes	Notes	Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$
J.P. Morgan Securities Inc.	$	$	$
ABN AMRO Incorporated	$	$	$
Banc of America Securities LLC	$	$	$
Barclays Capital Inc.	$	$	$
Citigroup Global Markets Inc.	$	$	$

Total	$	$	$

(1)	The principal amount of each class of notes is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.
     In the Class A Note underwriting agreement, the Class A Note underwriters have agreed, subject to the terms and conditions therein, to purchase all of the Class A Notes offered hereby if any of such Class A Notes are purchased. The depositor has been advised by the Class A Note underwriters that they propose initially to offer the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note. The Class A Note underwriters may allow and those dealers may reallow a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note to certain other dealers. After the initial public offering, those prices and concessions may be changed.
     Subject to the terms and conditions set forth in an underwriting agreement (the “Class B Note underwriting agreement” and together with the Class A note underwriting agreement, the “underwriting agreements”), the depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) (the “Class B Note underwriter” and together with the Class A Note underwriters, the “underwriters”), and the Class B Note underwriter has agreed to purchase, the entire principal amount of the Class B Notes.

     In the Class B Note underwriting agreement, the Class B Note underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Class B Notes offered hereby if any of such Class B Notes are purchased. The depositor has been advised by the Class B Note underwriter that it proposes to initially offer the Class B Notes to the public at the price set forth herein, and to certain dealers at such price less a concession not in excess ___% per Class B Note. The Class B Note underwriter may allow and such dealers may reallow a concession not in excess of ___% per Class B Note to certain other dealers. After the initial public offering, such price and concession may be changed.
     Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, Merrill and J.P. Morgan Securities Inc. (“JPMorgan”), on behalf of the underwriters, are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.
     Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Merrill or JPMorgan to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.
     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuing entity, the depositor, Cat Financial, nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the issuing entity, the depositor, Cat Financial, nor any of the underwriters represents that the underwriters will engage in any such transactions or that those transactions, once commenced, will not be discontinued without notice.
     The underwriting agreements provide that the depositor and Cat Financial will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.
     In the ordinary course of their business, the underwriters and their affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the depositor and its affiliates.
     The indenture trustee and the owner trustee, on behalf of the issuing entity, may, from time to time, invest the funds in the issuing entity accounts in eligible investments acquired from the underwriters.
     The closings of the sale of the notes and certificates are conditioned on the closing of the sale of each other.
LEGAL OPINIONS
     Certain legal matters relating to the notes and the certificates will be passed upon for the issuing entity, the depositor and the servicer by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and by Richards, Layton & Finger, Wilmington, Delaware, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the issuing entity and the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain Tennessee state tax matters will be passed upon for the issuing entity and the depositor by Boult, Cummings, Conners & Berry PLC, Nashville, Tennessee.

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus supplement and defined herein and the pages on which the definitions of these terms may be found. Certain defined terms used in this prospectus supplement are defined in the accompanying prospectus. See “Index of Terms” in the accompanying prospectus.

180-Day Receivable	S-50
APR	S-48
assumed discount rate	S-11
assumed initial note value	S-11
Calculation Agent	S-41
Class A Note underwriters	S-59
Class A Note underwriting agreement	S-59
Class A Noteholders’ Interest Carryover Shortfall	S-48
Class A Noteholders’ Interest Distributable Amount	S-48
Class A Noteholders’ Monthly Interest Distributable Amount	S-48
Class A-1 Note final scheduled distribution date	S-48
Class A-1 Note rate	S-36
Class A-1 Notes	S-36
Class A-2 Note final scheduled distribution date	S-48
Class A-2 Note rate	S-38
Class A-2 Notes	S-37
Class A-3 Note final scheduled distribution date	S-48
Class A-3 Note rate	S-38
Class A-3 Notes	S-37
Class B Note final scheduled distribution date	S-48
Class B Note rate	S-38
Class B Note underwriter	S-59
Class B Note underwriting agreement	S-59
Class B Noteholders’ Interest Carryover Shortfall	S-48
Class B Noteholders’ Interest Distributable Amount	S-48
Class B Noteholders’ Monthly Interest Distributable Amount	S-48
Class B Notes	S-37
Clearsteam	I-1
Collection period	S-49
Contract Balance	S-21
CPR	S-32
Cumulative Realized Losses	S-49
cut-off date	S-21
Designated LIBOR Page	S-41
determination date	S-46
Discount Factor	S-49
distribution date	S-37
DOL	S-58
DTC	I-1
ERISA	S-57
Euroclear	I-1
First Priority Principal Distribution Amount	S-49
Global Notes	I-1
Initial Note Value	S-49
Initial Pool Balance	S-49
Interest Determination Date	S-40
Interest Reset Date	S-40
issuing entity	S-3
JPMorgan	S-60
Lease Scheduled Payments	S-21
LIBOR	S-40
Liquidated Receivable	S-47
Liquidation Proceeds	S-47
London Business Day	S-41
Merrill	S-59
MLCS	S-41
Net Excess Spread	S-49
Net Investment	S-21
Net Swap Payment	S-44
Net Swap Receipt	S-44
Note Value	S-49
Noteholders’ Interest Distributable Amount	S-50
over 60-day delinquency percentage	S-50
Parties in Interest	S-57
Plan Asset Regulation	S-58
Plan Assets	S-57
Plans	S-57
Pool Balance	S-50
pool factor	S-36
Principal Distribution Account	S-45
Principal Distribution Amount	S-50
PTE	S-58
rating agency	S-54
Realized Losses	S-50
Receivables Pool	S-21
Regular Principal Distribution Amount	S-50
Senior Swap Termination Payment	S-44
Servicing Fee	S-45
Servicing Fee Rate	S-45
Similar Laws	S-58
special tax counsel	S-57
Specified Reserve Account Balance	S-53
Static Pool Data	S-30
Subordinated Swap Termination Payment	S-44
swap agreement	S-42
swap counterparty	S-42
Swap Termination Payment	S-44
three month rolling over 60-day delinquency percentage	S-50
Total Available Amount	S-46
Total Distribution Amount	S-50
Total Required Payment	S-50
transfer and servicing agreements	S-45
U.S. Bank	S-54
U.S. Finance Lease Portfolio	S-27
U.S. ISC Portfolio	S-27
U.S. Portfolio	S-27
underwriters	S-59
underwriting agreements	S-59
Write Down Amount	S-51

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
     Except in certain limited circumstances, the globally offered Caterpillar Financial Asset Trust 2007-A Class A-1           % Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes and the Class B Asset Backed Notes (collectively, the “Global Notes”) will be available only in book-entry form. Investors in the Class A Notes may hold those Global Notes through any of The Depository Trust Company (“DTC”), Clearstream Banking, société anonyme (“Clearsteam”) or Euroclear Bank S.A./N.V. (“Euroclear”). The Global Notes representing interests in Class A Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Investors in Class B Notes may hold their Global Notes only through DTC. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors in Class A Notes holding Global Notes through Clearsteam and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.
     Secondary cross-market trading between Clearsteam or Euroclear and DTC participants holding Class A Notes will be effected on a delivery against payment basis through the respective depositaries of Clearsteam and Euroclear (in that capacity) and as DTC participants.
     Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
     The Class B Notes may not be purchased by persons who are not United States Persons and any purported transfer of an interest in a Class B Note to a person that is not a United States Person shall be void. The Class B Notes shall bear a legend indicating such ownership and transfer restriction. By acceptance of a Class B Note, each Class B noteholder shall be deemed to have represented and warranted to the depositor, the issuing entity and the indenture trustee that such noteholder is a United States Person. In addition, if requested by the depositor, the issuing entity or the administrator, an investor in the Class B Notes will be required to deliver to the depositor an affidavit and related tax forms certifying generally to the effect that, under penalty of perjury, such investor is a United States Person.
Initial Settlement
     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearsteam and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.
     Investors in Class A Notes electing to hold their Global Notes through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their Global Notes through Clearsteam or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Notes will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.
Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.
     Trading between Clearsteam and/or Euroclear Participants. Secondary market trading between Clearsteam participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream customer or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear, as the case may be, will instruct their respective depository to receive the Global Notes against payment. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Notes.
     After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearsteam customer’s or Euroclear participant’s account. Credit for the Global Notes will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearsteam or Euroclear cash debit will be valued instead as of the actual settlement date.
     Clearsteam customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearsteam or Euroclear. Under this approach, they may take on credit exposure to Clearsteam or Euroclear until the Global Notes are credited to their accounts one day later.
     As an alternative, if Clearsteam or Euroclear has extended a line of credit to them, Clearsteam participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearsteam participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearsteam customer’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depository for the benefit of Clearsteam customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depository to another DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct their respective depository to credit the Global Notes to the DTC participant’s account against payment. The payment will then be reflected in the amount of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearsteam or Euroclear and that purchase Global Notes from DTC participants for delivery to Clearsteam customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearsteam or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearsteam or Euroclear accounts, in accordance with the clearing system’s customary procedures;
     (b) borrowing the Global Notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearsteam or Euroclear account in order to settle the sale side of the trade; or
     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearsteam customer or Euroclear participant.
Certain U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of Global Notes holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:
•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate.
See “Federal Income Tax Consequences” in the accompanying prospectus.

ANNEX II
STATIC POOL DATA
Original Pool Characteristics:

Securitized Pools:	CFAT 2002-A		CFAT 2003-A
Number of Pool Assets		8,532		10,341
Aggregate Contract Balance at Cut-off:		$633,882,224		$682,740,575
Average Contract Balance at Cut-off:		$74,295		$66,023
Weighted Average Interest Rate		7.10%		6.15%
Weighted Average Original Term		49 months		48 months
Weighted Average Remaining Term		37 months		37 months

Distribution by Equipment Type(1):
	Machine(2)	98.7%	Machine(2):	99.10%
	Lift Trucks	1.3%	Lift Trucks:	0.9%

Distribution by New and Used Equipment(1):
	New	69.2%	New:	70.4%
	Used	30.8%	Used:	29.6%

Distribution by Industry(1):
	Agriculture, Fishing and Forestry	5.5%	Agriculture, Fishing and Forestry:	6.9%
	Construction	62.7%	Construction:	68.2%
	Manufacturing	6.3%	Manufacturing:	6.5%
	Mining	12.3%	Mining:	6.2%
	Transportation/Public Utilities	2.7%	Transportation/Public Utilities:	1.8%
	Wholesale Trade	1.5%	Wholesale Trade:	1.5%
	Other	8.9%	Other:	8.9%

Distribution of Assets by Loan or Note Rate(1):
	6.25% - 7.50%	80.3%	5.01% - 5.50%	19.6%
	7.51% - 8.00%	11.0%	5.51% - 6.00%	30.5%
	8.01% - 8.50%	4.9%	6.01% - 6.50%	24.7%
	8.51% - 9.00%	2.1%	6.51% - 7.00%	14.4%
	9.01% - 9.50%	0.8%	7.01% - 7.50%	4.6%
	9.51% - 10.00%	0.4%	7.51% - 8.00%	3.6%
	10.01% - 10.50%	0.3%	8.01% - 8.50%	1.2%
	10.51% - 11.00%	0.1%	8.51% - 9.00%	0.9%
	11.01% - 11.50%	0.1%	9.01% - 9.50%	0.2%
	11.51% - 12.00%	0.0%	9.51% - 10.00%	0.1%
	12.01% - 12.50%	0.0%	10.01% - 10.50%	0.1%
	12.51% and over	0.0%	10.51% - 11.00%	0.0%
			11.01% - 11.50%	0.0%
			11.51% - 12.00%	0.0%

Geographic Concentration (top five states):
	California	7.9%	California	8.8%
	Kentucky	7.5%	Georgia	6.3%
	Texas	7.1%	Texas	5.7%
	Pennsylvania	5.8%	Pennsylvania	5.0%
	Georgia	5.5%	Virginia	5.0%

Original Pool Characteristics:

Securitized Pools:	CFAT 2004-A		CFAT 2005-A
Number of Pool Assets		8,749		8,791
Aggregate Contract Balance at Cut-off:		$660,300,220		$860,601,737
Average Contract Balance at Cut-off:		$75,472		$97,896
Weighted Average Interest Rate		5.71%		5.97%
Weighted Average Original Term		47 months		50 months
Weighted Average Remaining Term		41 months		44 months

Distribution by Equipment Type(1):
	Machine(2):	98.6%	Machine(2):	99.4%
	Lift Trucks	1.4%	Lift Trucks	0.6%

Distribution by New and Used Equipment(1):
	New	60.7%	New	73.4%
	Used	39.3%	Used	26.6%

Distribution by Industry(1):
	Agriculture, Fishing and Forestry	6.9%	Agriculture, Fishing and Forestry:	5.3%
	Construction	69.7%	Construction:	65.4%
	Manufacturing	7.3%	Manufacturing:	6.2%
	Mining	5.7%	Mining:	9.9%
	Transportation/Public Utilities	1.6%	Transportation/Public Utilities:	2.0%
	Wholesale Trade	1.3%	Wholesale Trade:	1.7%
	Other	7.5%	Other:	9.6%

Distribution of Assets by Loan or Note Rate(1):
	4.51% - 5.00%	16.2%	4.51% - 6.50%	80.4%
	5.01% - 5.50%	32.2%	6.51% - 7.00%	11.8%
	5.51% - 6.00%	25.0%	7.01% - 7.50%	5.1%
	6.01% - 6.50%	15.1%	7.51% - 8.00%	1.5%
	6.51% - 7.00%	8.1%	8.01% - 8.50%	0.6%
	7.01% - 7.50%	1.5%	8.51% - 9.00%	0.3%
	7.51% - 8.00%	1.2%	9.01% - 9.50%	0.2%
	8.01% - 8.50%	0.3%	9.51% - 10.00%	0.0%
	8.51% - 9.00%	0.3%	10.01% - 10.50%	0.0%
	9.01% - 9.50%	0.0%	10.51% - 11.00%	0.0%
	9.51% - 10.00%	0.0%	11.01% and higher	0.0%
	10.01% - 10.50%	0.0%
	10.51% - 11.00%	0.0%

Geographic Concentration (top five states):
	California	7.6%	California	8.3%
	Georgia	6.4%	Georgia	6.3%
	Texas	5.5%	Kentucky	6.3%
	Florida	5.2%	Texas	5.8%
	Virginia	5.0%	Virginia	5.6%

Original Pool Characteristics:

Securitized Pools:	CFAT 2006-A
Number of Pool Assets		10,063
Aggregate Contract Balance at Cut-off:		$979,999,737
Average Contract Balance at Cut-off:		$97,386
Weighted Average Interest Rate		7.24%
Weighted Average Original Term		50 months
Weighted Average Remaining Term		42 months

Distribution by Equipment Type(1):
	Machine(2):	99.3%
	Lift Trucks	0.7%

Distribution by New and Used Equipment(1):
	New	70.2%
	Used	29.8%

Distribution by Industry(1):
	Agriculture, Fishing and Forestry	6.3%
	Construction	68.9%
	Manufacturing	5.1%
	Mining	7.9%
	Transportation/Public Utilities	1.8%
	Wholesale Trade	0.9%
	Other	9.1%

Distribution of Assets by Loan or Note Rate(1):
	6.01% - 6.50%	8.2%
	6.51% - 7.00%	37.3%
	7.01% - 7.50%	24.4%
	7.51% - 8.00%	14.5%
	8.01% - 8.50%	12.3%
	8.51% - 9.00%	2.3%
	9.01% - 9.50%	0.8%
	9.51% - 10.00%	0.1%
	10.01% - 10.50%	0.1%
	10.51% - 11.00%	0.1%
	11.01% and higher	0.0%

Geographic Concentration (top five states):
	California	7.3%
	Florida	7.3%
	Georgia	7.1%
	Texas	7.1%
	Arizona	4.7%

(1)	Percentages may not add to 100.0% due to rounding.

(2)	Includes Construction Equipment and Paving Equipment

Cumulative Net Losses as a Percent of Original Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.02%	0.04%	0.00%	0.00%
6	0.01%	0.05%	0.04%	0.03%	0.05%
7	0.03%	0.06%	0.05%	0.05%	0.19%
8	0.05%	0.11%	0.07%	0.05%	0.21%
9	0.08%	0.13%	0.09%	0.07%	0.25%
10	0.13%	0.15%	0.11%	0.09%	0.32%
11	0.14%	0.19%	0.13%	0.10%	0.35%
12	0.18%	0.22%	0.16%	0.12%	0.45%
13	0.19%	0.23%	0.18%	0.15%	0.50%
14	0.28%	0.25%	0.21%	0.18%	0.58%
15	0.30%	0.28%	0.24%	0.19%
16	0.36%	0.33%	0.26%	0.21%
17	0.38%	0.35%	0.28%	0.21%
18	0.40%	0.39%	0.30%	0.22%
19	0.43%	0.42%	0.31%	0.22%
20	0.50%	0.44%	0.31%	0.25%
21	0.52%	0.45%	0.33%	0.28%
22	0.53%	0.46%	0.33%	0.31%
23	0.55%	0.47%	0.34%	0.35%
24	0.59%	0.48%	0.36%	0.37%
25	0.61%	0.49%	0.37%	0.39%
26	0.61%	0.51%	0.37%	0.42%
27	0.62%	0.53%	0.40%	0.44%
28	0.64%	0.54%	0.41%	0.47%
29	0.64%	0.54%	0.43%
30	0.65%	0.54%	0.43%
31	0.65%	0.54%	0.43%
32	0.66%	0.55%	0.44%
33	0.66%	0.55%	0.46%
34	0.66%	0.55%	0.46%
35	0.66%	0.58%	0.47%
36			0.48%
37			0.50%

Cumulative Prepayment Rate

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	13.44%	0.77%	0.32%	1.67%	9.56%
2	12.68%	7.14%	6.29%	7.23%	9.61%
3	12.01%	8.20%	9.23%	9.07%	9.79%
4	12.38%	7.04%	9.17%	7.69%	9.33%
5	13.90%	9.06%	8.78%	11.34%	9.89%
6	13.44%	9.65%	9.11%	10.55%	9.27%
7	13.79%	9.42%	9.51%	11.01%	10.00%
8	13.26%	9.92%	10.19%	10.82%	9.58%
9	13.70%	9.81%	10.14%	10.39%	9.18%
10	13.74%	9.12%	10.05%	10.40%	10.03%
11	13.48%	10.66%	10.80%	10.87%	10.37%
12	13.47%	11.39%	10.70%	11.31%	10.75%
13	13.57%	11.45%	11.10%	10.72%	11.57%
14	13.44%	12.10%	11.14%	11.11%	11.64%
15	14.15%	12.23%	11.34%	11.04%
16	14.57%	12.33%	11.98%	11.72%
17	14.59%	12.28%	11.96%	11.79%
18	15.09%	12.63%	12.04%	11.60%
19	15.74%	13.06%	11.98%	11.78%
20	15.62%	13.54%	11.96%	11.87%
21	15.88%	13.58%	12.30%	12.32%
22	15.57%	13.41%	12.55%	12.25%
23	16.29%	13.66%	13.16%	11.80%
24	16.17%	13.62%	12.76%	12.09%
25	16.43%	13.77%	12.96%	12.06%
26	16.22%	14.06%	13.01%	12.57%
27	16.26%	14.28%	12.91%	12.69%
28	16.85%	14.34%	12.91%	12.94%
29	17.30%	14.14%	12.71%
30	17.43%	14.08%	12.98%
31	17.28%	13.78%	12.79%
32	17.16%	13.89%	13.11%
33	17.24%	14.24%	12.93%
34	16.83%	14.36%	12.61%
35	16.84%	14.81%	12.74%
36			12.59%
37			12.71%

31-60 Days Delinquent Payments as a Percent of Ending Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	1.01%	1.48%	1.66%	0.60%	0.93%
2	1.40%	2.20%	1.06%	0.81%	1.05%
3	1.82%	1.54%	1.21%	0.65%	0.73%
4	1.82%	2.10%	0.95%	1.08%	1.18%
5	2.02%	1.74%	1.38%	1.06%	1.08%
6	2.23%	1.72%	1.49%	0.96%	1.38%
7	3.04%	1.83%	1.71%	0.73%	1.52%
8	1.87%	2.04%	1.44%	1.14%	2.04%
9	1.44%	2.12%	0.98%	0.76%	2.51%
10	1.81%	1.95%	1.64%	1.68%	1.49%
11	2.05%	1.46%	1.07%	1.07%	1.40%
12	1.86%	2.46%	1.11%	0.67%	2.11%
13	2.26%	2.59%	1.13%	1.74%	1.96%
14	3.53%	1.83%	1.08%	2.09%	2.49%
15	2.82%	2.05%	1.41%	1.86%
16	2.32%	1.65%	1.00%	1.22%
17	1.96%	2.20%	1.93%	1.04%
18	2.35%	2.90%	1.29%	1.35%
19	2.33%	2.13%	1.74%	1.35%
20	2.16%	1.83%	1.71%	1.50%
21	2.06%	1.58%	1.41%	1.26%
22	2.32%	2.10%	2.11%	1.75%
23	2.30%	1.36%	1.02%	2.64%
24	1.95%	1.34%	1.94%	1.70%
25	1.99%	1.64%	1.61%	1.36%
26	1.48%	1.37%	1.93%	1.50%
27	2.23%	1.95%	1.78%	1.72%
28	2.46%	1.76%	1.72%	2.20%
29	2.32%	1.88%	1.80%
30	2.44%	1.24%	1.35%
31	1.52%	1.41%	1.83%
32	1.91%	1.28%	2.11%
33	1.41%	2.50%	2.36%
34	1.63%	1.99%	3.07%
35	2.88%	1.46%	1.79%
36			1.71%
37			1.39%

61-90 Days Delinquent Payments as a Percent of Ending Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	0.02%	0.01%	0.05%	0.01%	0.02%
2	0.30%	0.41%	0.32%	0.23%	0.30%
3	0.31%	0.44%	0.17%	0.09%	0.32%
4	0.30%	0.33%	0.12%	0.12%	0.15%
5	0.45%	0.41%	0.23%	0.14%	0.25%
6	0.31%	0.30%	0.44%	0.22%	0.32%
7	0.34%	0.39%	0.28%	0.18%	0.47%
8	0.47%	0.30%	0.28%	0.21%	0.49%
9	0.49%	0.40%	0.32%	0.42%	0.46%
10	0.29%	0.43%	0.29%	0.22%	0.40%
11	0.49%	0.42%	0.38%	0.31%	0.36%
12	0.62%	0.36%	0.12%	0.11%	0.39%
13	0.31%	0.52%	0.29%	0.15%	0.68%
14	0.32%	0.40%	0.20%	0.30%	0.50%
15	0.66%	0.28%	0.12%	0.21%
16	0.45%	0.50%	0.17%	0.21%
17	0.39%	0.41%	0.32%	0.19%
18	0.38%	0.70%	0.42%	0.34%
19	0.41%	0.91%	0.41%	0.31%
20	0.88%	0.40%	0.33%	0.51%
21	0.56%	0.43%	0.20%	0.48%
22	0.41%	0.40%	0.25%	0.46%
23	0.71%	0.34%	0.27%	0.55%
24	0.46%	0.56%	0.24%	0.44%
25	0.54%	0.15%	0.32%	0.25%
26	0.55%	0.19%	0.12%	0.24%
27	0.52%	0.24%	0.94%	0.26%
28	0.47%	0.48%	0.31%	0.42%
29	0.58%	0.35%	0.26%
30	0.53%	0.52%	0.41%
31	0.47%	0.33%	0.46%
32	0.43%	0.79%	0.41%
33	0.52%	0.54%	0.32%
34	0.25%	0.25%	0.93%
35	0.32%	0.21%	0.95%
36			0.34%
37			0.50%

91-120 Days Delinquent Payments as a Percent of Ending Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	0.00%	0.01%	0.01%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.00%	0.00%
3	0.25%	0.18%	0.05%	0.11%	0.19%
4	0.07%	0.34%	0.09%	0.03%	0.29%
5	0.23%	0.16%	0.09%	0.04%	0.05%
6	0.17%	0.24%	0.14%	0.07%	0.05%
7	0.14%	0.14%	0.31%	0.10%	0.13%
8	0.08%	0.33%	0.11%	0.03%	0.23%
9	0.09%	0.09%	0.15%	0.06%	0.23%
10	0.17%	0.17%	0.08%	0.24%	0.33%
11	0.25%	0.18%	0.04%	0.08%	0.12%
12	0.14%	0.18%	0.18%	0.16%	0.11%
13	0.31%	0.11%	0.03%	0.07%	0.16%
14	0.11%	0.32%	0.13%	0.02%	0.42%
15	0.21%	0.24%	0.04%	0.13%
16	0.35%	0.13%	0.16%	0.12%
17	0.14%	0.31%	0.08%	0.09%
18	0.26%	0.27%	0.24%	0.03%
19	0.17%	0.23%	0.37%	0.22%
20	0.20%	0.25%	0.25%	0.19%
21	0.64%	0.15%	0.21%	0.09%
22	0.37%	0.22%	0.04%	0.23%
23	0.17%	0.23%	0.11%	0.27%
24	0.75%	0.18%	0.10%	0.35%
25	0.44%	0.17%	0.02%	0.21%
26	0.65%	0.04%	0.20%	0.19%
27	0.16%	0.11%	0.15%	0.04%
28	0.25%	0.11%	0.27%	0.16%
29	0.20%	0.39%	0.14%
30	0.32%	0.34%	0.04%
31	0.31%	0.26%	0.19%
32	0.37%	0.14%	0.05%
33	0.09%	0.04%	0.29%
34	0.24%	0.17%	0.17%
35	0.17%	0.08%	0.58%
36			0.10%
37			0.29%

121+ Days Delinquent Payments as a Percent of Ending Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.04%	0.02%	0.00%	0.00%	0.00%
4	0.23%	0.13%	0.04%	0.07%	0.15%
5	0.18%	0.35%	0.09%	0.08%	0.39%
6	0.29%	0.48%	0.11%	0.11%	0.44%
7	0.24%	0.49%	0.15%	0.16%	0.45%
8	0.23%	0.54%	0.53%	0.20%	0.52%
9	0.28%	0.53%	0.56%	0.22%	0.65%
10	0.41%	0.53%	0.61%	0.23%	0.76%
11	0.47%	0.60%	0.68%	0.42%	0.90%
12	0.60%	0.58%	0.42%	0.33%	0.96%
13	0.57%	0.56%	0.54%	0.40%	1.00%
14	0.66%	0.55%	0.47%	0.41%	1.01%
15	0.72%	0.64%	0.59%	0.36%
16	0.84%	0.75%	0.64%	0.41%
17	1.13%	0.82%	0.70%	0.50%
18	1.17%	1.05%	0.76%	0.52%
19	1.37%	1.37%	0.96%	0.57%
20	1.25%	1.54%	1.19%	0.78%
21	1.15%	1.68%	1.33%	0.97%
22	1.60%	1.69%	1.30%	0.97%
23	1.87%	1.90%	1.16%	0.95%
24	1.56%	1.92%	1.23%	1.10%
25	1.74%	2.04%	1.32%	1.28%
26	1.87%	1.84%	1.33%	1.39%
27	2.21%	1.58%	1.56%	1.43%
28	2.09%	1.69%	1.64%	1.37%
29	2.44%	1.86%	1.41%
30	2.62%	2.26%	1.59%
31	3.02%	2.67%	1.73%
32	2.82%	3.15%	1.87%
33	3.30%	3.22%	1.83%
34	3.48%	3.29%	2.18%
35	3.85%	3.35%	2.03%
36			2.38%
37			2.42%

Total Delinquent Payments as a Percent of Ending Pool Balance

	CFAT	CFAT	CFAT	CFAT	CFAT
Month	2002-A	2003-A	2004-A	2005-A	2006-A
1	1.03%	1.50%	1.71%	0.61%	0.95%
2	1.70%	2.62%	1.37%	1.04%	1.36%
3	2.43%	2.19%	1.43%	0.85%	1.25%
4	2.41%	2.90%	1.20%	1.30%	1.77%
5	2.88%	2.66%	1.79%	1.32%	1.77%
6	3.00%	2.73%	2.18%	1.37%	2.19%
7	3.76%	2.85%	2.45%	1.17%	2.57%
8	2.65%	3.21%	2.35%	1.57%	3.28%
9	2.30%	3.14%	2.00%	1.46%	3.85%
10	2.68%	3.08%	2.62%	2.37%	2.97%
11	3.25%	2.66%	2.17%	1.88%	2.78%
12	3.22%	3.58%	1.82%	1.27%	3.58%
13	3.46%	3.79%	2.00%	2.36%	3.79%
14	4.62%	3.10%	1.88%	2.82%	4.42%
15	4.42%	3.21%	2.15%	2.57%
16	3.96%	3.03%	1.97%	1.96%
17	3.62%	3.74%	3.03%	1.81%
18	4.17%	4.92%	2.71%	2.25%
19	4.29%	4.65%	3.48%	2.45%
20	4.48%	4.02%	3.48%	2.98%
21	4.41%	3.84%	3.15%	2.80%
22	4.70%	4.41%	3.70%	3.41%
23	5.04%	3.82%	2.56%	4.42%
24	4.73%	4.01%	3.51%	3.59%
25	4.72%	4.00%	3.27%	3.11%
26	4.54%	3.44%	3.58%	3.32%
27	5.11%	3.87%	4.44%	3.45%
28	5.27%	4.03%	3.93%	4.15%
29	5.54%	4.48%	3.61%
30	5.91%	4.37%	3.39%
31	5.32%	4.68%	4.22%
32	5.54%	5.37%	4.44%
33	5.33%	6.29%	4.80%
34	5.59%	5.69%	6.36%
35	7.22%	5.11%	5.36%
36			4.53%
37			4.60%

PROSPECTUS
Caterpillar Financial Asset Trust
Asset Backed Notes
Caterpillar Financial Funding Corporation
Depositor
Caterpillar Financial Services Corporation
Servicer and Sponsor

Before you purchase any of these notes, be sure you understand the structure and the risks. See especially the risk factors beginning on page 8 of this prospectus and the risk factors set forth in the related prospectus supplement.
The notes will be obligations of the issuing entity only and will not be obligations of Caterpillar Inc., Caterpillar Financial Services Corporation, as servicer, sponsor or otherwise, Caterpillar Financial Funding Corporation, as depositor or otherwise, or any of their respective affiliates.
This prospectus may be used to offer and sell any of the notes only if it is accompanied by the prospectus supplement for the related issuing entity.
The issuing entities:
•	may periodically issue asset backed notes in one or more classes; and · will own:
•	a portfolio of receivables consisting of retail installment sale contracts and/or finance leases secured by equipment;

•	collections on those receivables;

•	security interests in the equipment securing those receivables;

•	funds in the accounts of the issuing entity; and

•	any credit enhancement obtained for the issuing entity.
The notes:
•	will represent nonrecourse obligations of an issuing entity and will be paid only from the assets of that issuing entity;

•	may have one or more forms of credit enhancement; and

•	will include one or more classes of notes.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the attached prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 17, 2007

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	3
SUMMARY	4
RISK FACTORS	8
THE ISSUING ENTITIES	15
General	15
The Owner Trustee	15
THE TRUST PROPERTY	15
THE RECEIVABLES POOLS	16
The Retail Equipment Financing Business	17
WEIGHTED AVERAGE LIFE OF THE NOTES	23
USE OF PROCEEDS	24
THE DEPOSITOR, CATERPILLAR INC., THE SPONSOR AND SERVICER	24
Caterpillar Financial Funding Corporation	24
Caterpillar Inc	24
Caterpillar Financial Services Corporation	25
Affiliations Among Transaction Parties	27
DESCRIPTION OF THE NOTES	27
General	27
Principal and Interest on the Notes	27
The Indenture	28
CERTAIN INFORMATION REGARDING THE NOTES	33
Fixed Rate Notes	33
Floating Rate Notes	33
ISSUANCE OF THE NOTES	34
Definitive Notes	34
Book-Entry Registration	34
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS	37
Sale and Assignment of Receivables	38
Accounts	39
Servicing Procedures	40
Payments on Receivables	41
Servicing and Administrative Compensation and Payment of Expenses	41
Distributions	43
Credit and Payment Enhancement	43
Net Deposits	46
Reports to Noteholders	46
Evidence as to Compliance	47
Certain Matters Regarding the Servicer	48
Servicer Default	49
Rights Upon Servicer Default	50
Waiver of Past Defaults	50
Amendment	50
Payment of Notes	51
Termination	51
Administration Agreement	52
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	52
Security Interest In Equipment	52
Repossession	53
Notice of Sale; Redemption Rights	53
Other Legal Proceedings	53
Leases	53
Bankruptcy of Obligor	54
FEDERAL INCOME TAX CONSEQUENCES	54
Tax Characterization of the Issuing Entity	55
Tax Consequences to Holders of the Notes	55
Federal Tax Opinion	57
CERTAIN STATE TAX CONSIDERATIONS	57
Relevant Tennessee Tax Laws	58
The Hall Tax	58
The F&E Taxes	58
State Tax Opinion	58
ERISA CONSIDERATIONS	59
PLAN OF DISTRIBUTION	59
RATINGS	60
LEGAL OPINIONS	60
AVAILABLE INFORMATION	60
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	61
INDEX OF TERMS	62

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT
     This prospectus provides general information about the notes to be issued by the trusts that are the issuing entities, some of which may not apply to a particular issuing entity.
     The related prospectus supplement will describe the specific terms of the trust that is the issuing entity and the notes, including:
•	the timing and amount of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement for each offered class;

•	credit ratings; and

•	the method for selling the notes.
     You should rely only on information on the notes provided in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information.
     We have included cross-references to captions in these materials where you can find further related discussions. We have started with two introductory sections describing the issuing entity and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:
•	Summary — gives an overview of the terms which the notes may have

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes
     Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.
     You can find a listing of the pages where capitalized terms are defined under the caption “Index of Terms” beginning on page 62 in this prospectus.

SUMMARY
     The following summary is a short description of the information contained elsewhere in this prospectus. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.
The Issuing Entities
A separate issuing entity will be formed to issue each series of notes. Each issuing entity will be a Delaware statutory trust created by a trust agreement between the depositor and the owner trustee.
The Depositor
Caterpillar Financial Funding Corporation, a Nevada corporation and a wholly-owned subsidiary of Caterpillar Financial Services Corporation.
The Servicer and the Sponsor
Caterpillar Financial Services Corporation — referred to in this prospectus as Cat Financial — a Delaware corporation and a wholly-owned subsidiary of Caterpillar Inc.
The Trustees
Each prospectus supplement will specify:
•	the owner trustee of the applicable issuing entity; and
•	the indenture trustee relating to the notes.
The Notes
Each issuing entity will issue one or more classes of notes. The notes issued by each issuing entity will be governed by an indenture between the issuing entity and an indenture trustee.
Some of the notes issued by each issuing entity may not be offered to the public. Each prospectus supplement will specify the class or classes of notes that are being offered.
The minimum denominations will be specified in the related prospectus supplement.
Principal and Interest on the Notes
For each class of notes, the prospectus supplement will state:
•	the principal amount;
•	either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable, or any combination of the foregoing;
•	the final scheduled distribution date; and
•	any other payment terms.
Optional Prepayment
Subject to satisfaction of any further conditions specified in the related prospectus supplement, the servicer will have the option to purchase the receivables of each issuing entity on any distribution date following the last day of a collection period in which the note value of the receivables is 10% or less of the initial note value of the receivables, and, upon the purchase, the notes will be prepaid in full.
An Issuing Entity May Issue Multiple Classes of Notes With Different Characteristics
Each issuing entity may issue more than one class of notes. In these cases, the characteristics of the notes issued by the issuing entity may differ from one to another. Some of these characteristics are:
•	the rate at which interest accrues, if at all;
•	whether the interest rate is fixed, variable or adjustable, or any combination of the foregoing;
•	timing and/or frequency of interest payments;
•	amount of payments of interest and principal;
•	priority of interest and principal relative to other classes;
•	whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events;

•	whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and
•	allocations of losses on the receivables.
Strip Notes May Be Issued
An issuing entity might issue one or more classes of notes — referred to in this prospectus as strip notes —providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including:
•	distributions of interest with no or only a nominal distribution of principal; or
•	distributions of principal with no or only a nominal distribution of interest.
Physical Securities Might Not Be Issued
The notes may be issued in physical form or in book-entry form, as described in the related prospectus supplement. If a series or class of notes is available only in book-entry form, each investor’s interest in the notes would be represented through entries on the books of a clearing agency rather than by a physical note held by the investor. That issuing entity will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.
For a more detailed description of the events under which physical notes will be issued to investors owning notes in book-entry form, see the section of this prospectus entitled “Issuance of the Notes—Book-Entry Registration.”
The Receivables and Other Trust Property
The receivables and other property supporting the notes issued by each issuing entity will consist of retail installment sale contracts and/or finance leases secured by new and/or used equipment manufactured primarily by Caterpillar Inc. or its affiliate, Mitsubishi Caterpillar Forklift America Inc., including:
•	the rights to receive payments made on the receivables on or after the cut-off date specified in the related prospectus supplement;
•	security interests in the equipment financed by the receivables and in certain other cross-collateralized equipment;
•	various accounts and the proceeds thereof; and
•	any proceeds from claims on various related insurance policies.
The depositor will purchase the receivables supporting the notes issued by an issuing entity from Cat Financial and then will sell those receivables to the issuing entity on the closing date. The related prospectus supplement will specify the aggregate principal balance of any receivables initially transferred to the issuing entity.
The receivables will arise from loans and/or leases originated in connection with sales and leases of financed equipment to retail customers and will be either originated by Cat Financial or acquired from Caterpillar dealers by Cat Financial in the ordinary course of its business. The receivables sold to an issuing entity will be selected from the portfolio of installment sale contracts and finance leases owned by Cat Financial based on the criteria specified in the related purchase agreement and described in this prospectus and in the related prospectus supplement.
For a more detailed description of the receivables, including the criteria they must meet, and the other property supporting the notes, see “The Receivables Pools” in this prospectus and in the related prospectus supplement.
Other Property of the Issuing Entity
In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:
•	an account into which collections are deposited;
•	a reserve account or other account relating to credit enhancement; and
•	an account into which deposits are made until applied to the notes on the dates targeted for payment of principal.
Credit and Payment Enhancement
The related prospectus supplement will specify the credit enhancement, if any, for the issuing entity or any class of notes. Credit or payment enhancement may consist of one or more of the following:
•	subordination of one or more classes of securities;
•	cash accounts, which may include one or more reserve accounts or yield supplement accounts;
•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the securities;
•	“overcollateralization,” or collateralization greater than the principal amount of the notes;
•	letters of credit or other credit facilities;
•	surety bonds or insurance policies;
•	guaranteed investment contracts; or
•	interest rate swaps or interest rate caps.
Limitations or exclusions from coverage could apply to any form of credit enhancement. Any form of credit enhancement may be replaced with another form of credit enhancement described in this prospectus, provided that the rating agencies confirm in writing that such substitution will not result in a reduction or withdrawal of the rating of any class of notes. The related prospectus supplement will describe the credit enhancement and related limitations and exclusions for notes issued by the issuing entity.
Reserve Account
If the related prospectus supplement specifies that there will be a reserve account, the depositor or the issuing entity will initially deposit an amount, in cash or other investments, equal to the amount required to be deposited therein as specified in the related prospectus supplement.
Any reserve account will be available to cover shortfalls in the payments on the notes as described in the related prospectus supplement. The related prospectus supplement may also specify:
•	a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and
•	when and to whom any amount will be distributed if the balance exceeds the minimum balance.
For more information about credit enhancement, see “Description of the Transfer and Servicing Agreements—Credit and Payment Enhancement” in this prospectus.
Transfer and Servicing of the Receivables
The depositor will convey receivables to each issuing entity under a sale and servicing agreement and each issuing entity will assign its rights and benefits under the sale and servicing agreement to the indenture trustee as collateral for the notes. The servicer will agree with the issuing entity to be responsible for servicing, managing and making collections on the receivables.
For more information about the sale and servicing of the receivables, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.
Servicing Compensation
Each issuing entity will pay the servicer a fee based on the outstanding balance of the receivables for providing servicing of the receivables. The amount of the fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation or as required by applicable law or otherwise:
•	late fees;
•	extension fees; and
•	other administrative fees or similar charges in respect of the receivables.
Repurchase May Be Required for Modified Receivables
Consistent with its normal servicing procedures, the servicer may extend or modify the payment schedule of a receivable. However, some of these arrangements may obligate the servicer to repurchase the receivable.
For a discussion of the servicer’s repurchase obligations, see “Description of the Transfer and

Servicing Agreements—Servicing Procedures” in this prospectus.
Repurchase May Be Required for Breaches of Representations, Warranties or Covenants
Cat Financial will make representations and warranties relating to the receivables when it sells them to the depositor in the related purchase agreement. The depositor will make similar representations and warranties when it sells the receivables to the issuing entity in the related sale and servicing agreement. In addition, Cat Financial, in its capacity as servicer, will make certain covenants relating to the servicing of the receivables as set forth in the related sale and servicing agreement.
•	Cat Financial will be required to repurchase a receivable from the depositor or the issuing entity if (1) one of Cat Financial’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach. The depositor will assign its rights against Cat Financial under the related purchase agreement to the issuing entity.
•	Cat Financial will also be required to repurchase a receivable from the issuing entity if (1) a covenant of Cat Financial as servicer is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.
•	The depositor will be required to repurchase a receivable from the issuing entity if (1) one of the depositor’s representations and warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.
For a discussion of the representations and warranties given by Cat Financial and its related repurchase obligations, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.
Administration of the Issuing Entities
Cat Financial will be the administrator of the issuing entities. Each issuing entity will pay the administrator an administration fee in the amount specified in the related prospectus supplement.
The Issuing Entity’s Security Interest in the Receivables and the Equipment Securing the Receivables
Cat Financial will assign to the depositor its ownership interest in the receivables and its security interest in the financed equipment and certain other cross-collateralized equipment securing the receivables, and the depositor will in turn assign those receivables and security interests to the issuing entity.
For more information about each issuing entity’s security interest in the financed equipment and other cross-collateralized equipment securing the receivables, see “Certain Legal Aspects of the Receivables—Security Interest in the Equipment” in this prospectus.
Tax Status
Upon the issuance of notes by an issuing entity:
•	To the extent specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe llp will deliver an opinion that the notes will be classified as debt;
•	Orrick, Herrington & Sutcliffe llp will deliver an opinion that for federal income tax purposes the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and
•	Boult, Cummings, Conners & Berry PLC, special Tennessee tax counsel, will deliver an opinion that the issuing entity should not be subject to taxation in Tennessee.
See “Summary of Terms of the Notes—Tax Status” and “Federal Income Tax Consequences” in the related prospectus supplement and “Federal Income Tax Consequences” and “Certain State Tax Considerations” in this prospectus.
ERISA Considerations
Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of the notes.

Subordination may cause some classes of notes to bear additional credit risk	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Holders of subordinated classes of notes will bear more credit risk than the more senior classes. Subordination may take the following forms:
•	interest payments on any date on which interest is due will first be allocated to the more senior classes;

•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

•	subordinated classes bear the first risk of losses; and

•	if the indenture trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of any issuing entity will be described in the related prospectus supplement.

The notes may suffer losses because the source of funds for payment on the notes is limited to the assets of the issuing entity	Each issuing entity will have receivables as assets and, to the extent specified in the related prospectus supplement, various trust accounts and any credit enhancement.

None of the depositor, Cat Financial or any of their affiliates is obligated to make any payments relating to the notes of an issuing entity or the receivables owned by an issuing entity. Therefore, you may seek payment of your notes only from the assets of the issuing entity. If these assets are insufficient, you may suffer losses on your notes. There are, however, two exceptions:

•	first, Cat Financial and the depositor will make certain representations and warranties regarding the characteristics of the receivables and may have to repurchase one or more receivables if any of these representations and warranties are breached and such receivables are materially and adversely affected by such breach; and

•	second, the servicer may have to repurchase one or more receivables if it breaches certain of its servicing obligations with respect to such receivables.

The failure of Cat Financial, the depositor or the servicer to repurchase a receivable if it breaches a representation or warranty with respect to that receivable or its servicing obligations with respect to that receivable, as applicable, would reduce the funds available for payment on the notes.

Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited in amount, as stated in the related prospectus supplement. Unless an issuing entity has another form of credit enhancement, after the amounts in the reserve account are depleted, the issuing entity will depend solely on collections on the receivables to make payments on the notes. The balance in any reserve account will decrease as amounts are paid out to cover shortfalls in distributions of principal and interest on the notes.

You may suffer losses upon a liquidation of the receivables if proceeds of the liquidation are less than the amounts due on the outstanding notes. If the receivables of any issuing entity are liquidated, the related noteholders may suffer losses if the receivables are sold for less than the total amount due on the notes. If any event of default occurs under the related indenture, the related indenture trustee may sell the receivables owned by the related issuing entity, subject to the conditions set forth in “Description of the Notes—The Indenture—Events of Default; Rights Upon Events of Default” in this prospectus. The market value of the receivables may be less than the aggregate principal amount of the outstanding notes. Therefore, upon an event of default with respect to the notes of any issuing entity, there can be no assurance that sufficient funds will be available to repay the related noteholders in full.

You may have to reinvest your principal at a lower rate of return because of earlier than anticipated repayment of principal on the notes	If the principal on your notes is repaid sooner than you anticipate, you may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes.

Potential early payment of notes due to prepayment of receivables. All of the receivables relating to installment sale contracts will be prepayable at any time. Although the receivables relating to finance leases are generally not prepayable by their terms, obligors generally may discharge their obligations under a finance lease upon payment of the aggregate remaining lease scheduled payments due (which amount would include an implicit interest amount). “Prepayments” may include:
•	voluntary prepayments;

•	liquidations due to defaults;

•	repurchases of receivables by Cat Financial or the depositor due to breaches of representations and warranties related to those receivables;

•	receipts of proceeds from insurance policies; and

•	receivables purchased for administrative reasons.

A variety of economic, financial, climatic and other factors will influence the rate of prepayments on the receivables. The rate of prepayments on the receivables may also be influenced by programs offered from time to time by providers of financing, including Cat Financial, that solicit or make available credit that may be used to prepay receivables. Faster than expected prepayments on the receivables will require the issuing entity to make payments on the notes earlier than expected.

The notes may suffer losses if other liens or interests have priority over the lien of the indenture	Cat Financial will represent, warrant and covenant that the depositor has a first priority perfected ownership interest in the receivables. The depositor will represent, warrant and covenant that the issuing entity has a first priority perfected ownership or security interest in the receivables. The issuing entity will represent, warrant and covenant that the indenture trustee has a first priority security interest in the receivables. If any of these representations, warranties or covenants is breached, then other liens may have priority over the lien of the indenture trustee on the receivables, and delays or reductions in payments on the notes may result.

Uniform Commercial Code financing statements will be filed to perfect each of these transfers. Cat Financial will indicate on its computer records that the receivables have been sold to the depositor, transferred by the depositor to the issuing entity and transferred by the issuing entity to the indenture trustee, but the physical receivables files and the installment sale contracts or finance leases will not be stamped or otherwise marked to reflect the various transfers. The Indenture Trustee will not physically possess the receivables files. Instead, Cat Financial will act as custodian and will maintain possession of the receivables files. As a result, if a third party (other than Cat Financial) were to obtain physical possession of the receivables files without actual knowledge of the prior transfers to the depositor, the issuing entity and the indenture trustee, the indenture trustee’s interest in the receivables could be defeated, thereby likely resulting in delays or reductions in payments on the notes. Similarly, if there is more than one original of any receivable, and a third party (other than Cat Financial) were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the issuing entity and the indenture trustee, the indenture trustee’s interest in the related receivables could be defeated, thereby possibly resulting in delays or reductions in payments on the notes.

Cat Financial will represent, warrant and covenant that Cat Financial has a first priority perfected security interest in the financed equipment relating to each receivable. If this is not true with respect to a particular piece of financed equipment, then the right of Cat Financial — and therefore the depositor, the issuing entity, and the indenture trustee — to enforce that security interest to obtain payment on the related receivable may be impaired, and there may be delays or reductions in payments on the notes. In addition, Cat Financial will not file assignments of the financing statements that perfect the security interests in the financed equipment. As a consequence, Cat Financial acting by itself has the ability to release, terminate, or otherwise impair the security interest in an item of financed equipment; should this occur, it could result in delays or reductions in payments on the notes.

As servicer, Cat Financial will be permitted to commingle collections on the receivables with its own funds for the periods of time specified in the transfer and servicing agreements. See “Description of the Transfer and Servicing Agreements—Payments on Receivables” in this prospectus. The depositor, the issuing entity, the indenture trustee, and the holders of the notes may not have a perfected interest in collections on the receivables in the possession of Cat Financial as servicer, and thus if Cat Financial is unable or fails to perform its obligation to turn over collections to the indenture trustee, payments on the notes could be delayed or reduced.

Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes	A bankruptcy of Cat Financial could result in delays or reductions in payments on the notes. Cat Financial will represent and warrant that the transfer of each receivable to the depositor is a sale. If Cat Financial were to become a debtor in a bankruptcy case, and a party in interest (including Cat Financial itself) were to take the position that the transfer of the receivables to the depositor should be recharacterized as the grant of a security interest in such receivables to secure a borrowing of Cat Financial, delays in payments on the notes could result. If a court were to adopt such position, then delays or reductions in payments on the notes could result.

Cat Financial and the depositor have taken steps to minimize the risk that in the event Cat Financial were to become the debtor in a bankruptcy case, a court would order that the depositor’s assets and liabilities be substantively consolidated with those of Cat Financial. The depositor is a separate corporation. The depositor’s organizational documents provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of the depositor’s directors, although this provision may not be enforceable. If Cat Financial were to become a debtor in a bankruptcy case, and a party in interest (including Cat Financial itself) were to take the position that the depositor’s assets and liabilities should be consolidated with those of Cat Financial, delays in payments on the notes could result. If the court ordered that the depositor’s assets and liabilities be consolidated with those of Cat Financial, there could be delays or reductions in payments on the notes.

Should Cat Financial go into bankruptcy, there could be other adverse effects on the holders of the notes that could result in delays or reductions in payments on the notes. These adverse effects could include, but may not be limited to, one or more of the following. Unless approval of the bankruptcy court is obtained, the automatic stay provisions of the Bankruptcy Code would prevent any action by the depositor, the issuing entity, the indenture trustee, or the holders of the notes to enforce any obligations of Cat Financial under the purchase agreement or any other transfer and servicing document or to collect any amount owing by Cat Financial under the purchase agreement or any other transfer and servicing agreement. In addition, with the authorization of the bankruptcy court, Cat Financial may be able to repudiate the purchase agreement or any of the other transfer and servicing documents to which it is a party. A repudiation of such an agreement would excuse Cat Financial from performing any of its obligations (including payment and repurchase obligations) under the agreement and any of the rights of the depositor or the issuing entity under the agreement that have been assigned to the indenture trustee may be limited or eliminated. Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

Cat Financial will be both the servicer and the custodian of the receivables and the administrator of the depositor and the issuing entity. As servicer, Cat Financial will be permitted to commingle collections on the receivables with its own funds for the periods of time specified in the transfer and servicing agreements. See “Description of the Transfer and Servicing Agreements—Payments on Receivables” in this prospectus. In the event of a bankruptcy of Cat Financial, the depositor, the issuing entity, the indenture trustee, and the holders of the notes may not have a perfected interest in any collections on receivables that are in Cat Financial’s possession at the time of the commencement of the bankruptcy case. Cat Financial may not be required to turn over to the issuing entity or the indenture trustee any collections on receivables that are in its possession at the time it goes into bankruptcy.

To the extent that Cat Financial has commingled collections of receivables with its own funds, the holders of the notes may be required to return to Cat Financial as preferential transfers all payments received on the notes during the one year prior to the bankruptcy.

If Cat Financial is in bankruptcy, it may stop performing its functions as servicer, custodian, or administrator, and it may be difficult to find a third party to act as successor servicer, custodian, or administrator. Alternatively, Cat Financial may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer, custodian, or administrator. If it would be difficult to find a third party to act as successor servicer, custodian, or administrator, the indenture trustee, as a practical matter, may have no choice but to agree to the demands of Cat Financial. Cat Financial may also have the power, with the approval of the bankruptcy court, to assign its rights and obligations as servicer, custodian, or administrator to a third party without the consent, and even over the objection, of the depositor, the issuing entity, the indenture trustee, or the holders of the notes and without complying with the requirements of the applicable documents.

The automatic stay provisions of the Bankruptcy Code would prevent (unless approval of the bankruptcy court was obtained) any action by the depositor, the issuing entity, the indenture trustee, or the holders of the notes to enforce any obligations of Cat Financial as servicer, custodian, or administrator under the applicable documents or to collect any amount owing by Cat Financial as servicer, custodian, or administrator under the applicable documents.

If Cat Financial is in bankruptcy, then, despite the terms of the documents, the depositor, the issuing entity, the indenture trustee, and the holders of the notes may be prohibited from terminating Cat Financial as servicer, custodian, or administrator and appointing a successor servicer, custodian, or administrator.

The occurrence of any of these events could result in delays or reductions in payments to the holders of the notes. There may also be other possible effects of a bankruptcy of Cat Financial that could result in delays or reductions in payments to the holders of the notes. Regardless of any specific adverse determinations in a bankruptcy case of Cat Financial, the fact that such a case has been commenced could have an adverse effect on the liquidity and market value of the receivables and the notes.

Cat Financial will acquire a number of the receivables from Caterpillar dealers. In addition, if provided for in the related prospectus supplement, certain of such transfers will provide that Cat Financial has recourse to the related Caterpillar dealer for all or a portion of the losses Cat Financial may incur if receivables transferred by such dealer are not paid in full. While Cat Financial intends for all transfers of receivables to it by dealers to be sales, if a Caterpillar dealer were to become a debtor in a bankruptcy case, and a party in interest (including the dealer itself) were to take the position that the dealer’s transfer of receivables to Cat Financial should be recharacterized as the grant of a security interest in such receivables to secure a borrowing of the dealer, delays in payments on the notes could result. If a court were to adopt such position, then delays or reductions in payments on the notes could result.

Delays in collecting payments or making distributions on the notes could occur if Cat Financial ceases to be the servicer	If Cat Financial were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could delay payments to noteholders. Cat Financial can be removed as servicer if it defaults on its servicing obligations, as described in this prospectus under the caption “Description of the Transfer and Servicing Agreement—Rights Upon Servicer Default” in this prospectus.

Funds available for payment on the notes may be reduced if the terms of the finance leases are interpreted under Article 2A of the Uniform Commercial Code in a way that limits the enforceability of the lease terms against the lessees or provides the lessees with additional remedies if they are in default on their obligations under those leases
Most states have adopted Article 2A of the Uniform Commercial Code regarding leases. Although there is limited precedent interpreting Article 2A, Article 2A may, among other things:

•     limit enforceability of any “unconscionable” finance lease or “unconscionable” provisions in a finance lease;

•    provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults; or

•    add to or modify the terms of “consumer leases” and leases where the lessee is a “merchant lessee.”

Cat Financial will represent and warrant with respect to each finance lease conveyed to an issuing entity that:

• to the best of its knowledge, the related lessee has accepted the related financed equipment leased to it and, after a reasonable opportunity to inspect and test, has not notified Cat Financial of any defects in that financed equipment.

Regardless of whether Cat Financial breaches any representation or warranty regarding a finance lease conveyed to an issuing entity, if the terms of that finance lease are interpreted under Article 2A of the Uniform Commercial Code in a way that limits the enforceability of the lease terms against the lessee or provides the lessee with additional remedies in the event of a default, the issuing entity may not receive all payments owed to it under the terms of that lease. Any such payment shortfalls would reduce the funds available for payment on the notes.

The principal on your notes may be repaid sooner than you anticipate or the funds available for payment on your notes may be reduced if the receivables were not originated in accordance with applicable federal and state consumer protection laws
Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and enforcement of collections on retail installment sale contracts and finance leases. Some of these laws make an assignee of such a contract — such as the issuing entity — liable to the obligor on that contract for any violation.

Cat Financial will be obligated to repurchase receivables that are not originated in compliance with applicable federal and state consumer protection laws or are not in compliance with those laws at the time they are sold by Cat Financial to the depositor. If Cat Financial repurchases any such receivables, principal on your notes may be repaid sooner than you anticipate. If Cat Financial fails to repurchase any such receivables, the funds available for payment on your notes may be reduced.

If book-entry registration is used, you will be able to exercise your rights as a noteholder only through the clearing agency	If the related prospectus supplement specifies that noteholders of the issuing entity will hold their interests through a clearing agency or one of its participating organizations, the notes will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual noteholders. These noteholders will not be recognized directly by the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization unless physical certificates are issued. Physical certificates will only be issued in the limited circumstances described under “Issuance of the Notes—Book-Entry Registration” in this prospectus. The clearing agency in the U.S. is expected to be DTC and in Europe either Clearstream or Euroclear.

Factors affecting Cat Financial’s information management systems may increase the risk of loss on your investment	The success of your investment depends upon the ability of the servicer, Cat Financial, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or loss in its information processing or storage capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment for all investors. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The return on the notes could be reduced by shortfalls due to military action and/or natural disasters	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

THE ISSUING ENTITIES
General
     With respect to each series of notes, the depositor will establish a separate trust (the “trust” or the “issuing entity”) for the transactions described in this prospectus and in the related prospectus supplement. Each issuing entity will be established as a Delaware statutory trust formed under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. and will have a fiscal year ending each year on December 31. After its formation, each issuing entity will not engage in any activity other than:
•	acquiring, holding and managing the receivables and the other assets of that issuing entity and proceeds from those assets;

•	issuing and making payments on the related notes;

•	issuing and making payments on the related certificates representing fractional undivided beneficial equity interests in that issuing entity; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are connected with those activities.
On the related closing date, simultaneously with the issuance of the notes and the certificates of a given series, the depositor will transfer the receivables (as defined herein), including the related security interests in the financed equipment, to the related issuing entity in exchange for the notes and certificates of such series.
     The servicer will continue to service the receivables held by each issuing entity and will receive fees for those services. See “Description of the Transfer and Servicing Agreements—Servicing and Administrative Compensation and Payment of Expenses” in this prospectus and in the related prospectus supplement.
     To facilitate servicing and to minimize administrative burden and expense, the servicer will maintain possession of the related receivables files as custodian on behalf of that issuing entity and the related indenture trustee.
The Owner Trustee
     The owner trustee for each issuing entity will be specified in the related prospectus supplement. An owner trustee’s liability in connection with the issuance and sale of the notes of the related series will be limited solely to the express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement.
     An owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor owner trustee. The administrator of an issuing entity may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement. In such circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.
     The corporate trust office of the owner trustee will be specified in the related prospectus supplement.
THE TRUST PROPERTY
     The notes of any series will be collateralized by the assets of the related issuing entity (the “trust property”) and each certificate will represent a fractional undivided beneficial equity interest in that issuing entity. The trust property of any issuing entity will include:

•	the receivables transferred to that issuing entity;

•	all monies (including accrued interest) due or received under the receivables on or after the applicable cut-off date;

•	amounts as from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described below and in the related prospectus supplement;

•	security interests in the financed equipment and in certain other cross-collateralized equipment;

•	the rights to proceeds from claims on physical damage, credit life, liability and disability insurance policies, if any, covering the financed equipment or obligors, as the case may be;

•	the proceeds of any repossessed financed equipment;

•	the rights of the depositor under the related purchase agreement;

•	the interest of the depositor in any proceeds from recourse to Caterpillar dealers with respect to receivables;

•	any credit or payment enhancement specified in the related prospectus supplement;

•	the interest earned on short-term investments made by the issuing entity; and

•	any proceeds of the foregoing.
     The receivables will either be originated by Caterpillar dealers and purchased by Cat Financial pursuant to agreements with those dealers (“Dealer Agreements”) or originated directly by Cat Financial in connection with retail sales by those dealers. Subject to the provisions of the related sale and servicing agreement, the receivables will continue to be serviced by the servicer. If so specified in the related prospectus supplement, the related reserve account, if any, and any other trust accounts, shall be maintained in the name of the indenture trustee on behalf of the noteholders of the related series.
THE RECEIVABLES POOLS
     Underwriting Criteria for Receivables. The receivables of any issuing entity will either be purchased by Cat Financial from the Caterpillar dealers that originated the receivables in the ordinary course of business in connection with retail sales by the dealers or originated by Cat Financial in the ordinary course of its business. Cat Financial purchases or originates contracts in accordance with its credit standards which are generally based upon:
•	the obligor’s ability to repay the obligation;

•	the obligor’s credit history; and

•	the equity position, if any, with respect to the related financed equipment, as described below.
     Selection Criteria for Receivables. The receivables to be transferred to each issuing entity will be selected from the U.S. Portfolio (as defined herein) of installment sale contracts and/or finance leases meeting several criteria. As of the applicable cut-off date and except as described under “Certain Legal Aspects of the Receivables” in this prospectus, each receivable must meet the following criteria:
•	will be secured by a first priority perfected security interest in the related financed equipment;

•	will have related financed equipment located in the United States;

•	will have been originated in the United States;

•	will have an obligor that has a United States billing address;

•	in the case of an installment sale contract, will provide for scheduled payments that fully amortize the amount financed over its original term to maturity;

•	will not be more than 31 days past due; and

•	will satisfy any other criteria set forth in the related prospectus supplement.
As of the applicable cut-off date, no obligor on any receivable will be noted on the records of the servicer as being in default under the related installment sale contract or finance lease or as being the subject of a bankruptcy proceeding. No selection procedures believed by the depositor to be adverse to the noteholders of any series will be used in selecting the receivables.
     Composition of the Receivables Pools. Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:
•	the composition of the receivables;

•	the distribution by annual percentage rate — or “APR” — as that term is defined in the related prospectus supplement;

•	type of equipment;

•	principal balance of the receivables and the geographic location of each obligor of the receivables; and

•	percentages of:
•	new and used equipment;

•	industry application; and

•	payment frequency.
See “The Receivables Pool” in the related prospectus supplement.
The Retail Equipment Financing Business
     General. Cat Financial originates installment sale contracts and finance leases (collectively, “receivables”) with users of Caterpillar products and also purchases installment sale contracts from Caterpillar dealers. Cat Financial finances both new and used equipment, with used equipment financings generally having shorter terms and higher interest rates. References in this prospectus to the financing of equipment, unless otherwise specified, shall also include the leasing of equipment pursuant to finance leases. The construction equipment financed by Cat Financial is used for the building of housing, industrial buildings and warehouses, as well as for the construction of highways, bridges, water and sewer systems and other heavy applications. In the mining industry, Cat Financial finances equipment used to mine coal, metals, non-metals and oil and gas. Cat Financial also finances engines manufactured by Caterpillar Inc. and turbines manufactured by Solar Turbines, a subsidiary of Caterpillar Inc. These engines and turbines are used in various applications including equipment manufactured by other manufacturers, marine (including both commercial and pleasure) craft, in the generation of electric power, and in the production of petroleum and natural gas. Equipment financed by Cat Financial is manufactured primarily by Caterpillar Inc., except for lift trucks, which are manufactured primarily by Mitsubishi Caterpillar Forklift America Inc., an affiliate of Caterpillar Inc.
     In 2000, Cat Financial created a Customer Business Center — “CBC” — located in its Nashville, Tennessee headquarters. The CBC serves U.S. customers and combines several areas of customer contact, including:
•	credit approval;

•	billing;

•	account modification;

•	cash receipts; and

•	collections.
The CBC also provides back office functions, including:
•	contract documentation;

•	set-up;

•	funding;

•	adjustments; and

•	terminations.
     Origination Process. Cat Financial provides Caterpillar dealers with printed retail forms of installment sale contracts which generally are used by those dealers to arrange transactions and originate receivables. In addition, in March of 2000, Cat Financial introduced Cat FinanceExpressSM — an internet-based business system that links the main components of a finance transaction: quoting, credit approval and documentation. Cat FinanceExpressSM allows a customer to get a quote, secure credit approval, and create the documents necessary to finalize a financing. In addition to receivables it originates directly, Cat Financial acquires individual receivables from Caterpillar dealers which generally meet the following criteria:
•	are current in payment;

•	have no payment on the receivable that has been past due more than 60 days since it was originated;

•	have not been extended for more than one month in the last six months or for more than two months in the last twelve months; and

•	have a remaining financed value of at least $10,000 and a remaining term to maturity of at least 12 months.
A credit application containing basic obligor information is required for each receivable financed by Cat Financial, which application may be submitted verbally to Cat Financial by a Caterpillar dealer or in writing completed by the dealer, obligor or applicable Cat Financial territory manager or through Cat FinanceExpressSM. The application is processed by the CBC, and additional information is obtained, as necessary, in order to evaluate the prospective obligor’s creditworthiness. The extent of the additional information required varies based on the amount of financing requested and the extent of information available. In most cases, Cat Financial obtains a credit bureau report on the obligor from an independent credit bureau and credit references provided by the obligor. The credit references provided by the obligor, which are typically banks, finance companies or suppliers that have furnished credit to that obligor, are checked. In general, whenever possible, audited or certified financial statements of the obligor are obtained when the aggregate amount of the obligor’s financed contracts exceed $350,000. Cat Financial also maintains payment histories on many past and present Cat Financial customers which, if available, are reviewed before any financing is approved.
     Evaluation of Creditworthiness. Creditworthiness of an obligor is evaluated based on criteria established by Cat Financial’s management. The same credit criteria are applied regardless of whether Cat Financial originates the receivable directly or acquires the receivable from a Caterpillar dealer after origination. In the event that the aggregate amount of receivables of any obligor financed by Cat Financial exceeds the approval limits of the CBC staff, a credit proposal is forwarded to Cat Financial headquarters credit operations for review and concurrence. Depending on the size of the transaction, approval may also be required by a Cat Financial vice president or the Cat Financial Credit Committee, composed of the Cat Financial president and vice presidents. In assessing the credit quality of a potential receivable, where the obligor’s equity position in the related financed equipment is not significant, Cat Financial’s credit decision relies more on its evaluation of the creditworthiness of the prospective obligor, than the collateral value of the financed equipment. Finance leases generally do not require trade-ins or down payments, and the prospective obligor thus may not have significant equity positions in the related financed equipment. Installment sale contracts also may be originated without trade-ins or with low or no down payments.
     Dealer Agreements. In the case of receivables not originated directly by Cat Financial, at the time Cat Financial approves an application for credit and fully executed copies of all required agreements and instruments are delivered by the Caterpillar dealer to Cat Financial, the related receivable is sold by the dealer to Cat Financial pursuant to a Dealer Agreement. With respect to any issuing entity, the depositor will assign to that issuing entity all of its rights under the Dealer Agreements for the related receivables, including its right to recourse against the Caterpillar dealers, if any, for losses due to defaults or prepayments or for unearned prepaid finance charges.
     The level of recourse to Caterpillar dealers varies and may be subject to certain conditions. Neither the depositor nor the servicer makes any representation as to the financial condition of any of the Caterpillar dealers. There can be no assurances as to the ability of any dealer to perform its obligations under any Dealer Agreement. See “Risk Factors-Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes” in this prospectus.
     Installment Sale Contracts — Contract Terms. Cat Financial offers installment sale contracts with a variety of repayment schedules tailored to the obligor’s anticipated cash flows, including annual, semi-annual, quarterly and monthly payments. However, qualifying obligors may also select a “skip payments” schedule at the time the installment sale contract is originated. Under a skip payments schedule, certain payments — generally up to three predetermined consecutive months — are “skipped” to coincide with an obligor’s cash flow patterns. Cat Financial will take into account the related obligor’s equity position in its financed equipment at origination before approving a “skip payments” schedule.
     The maximum amount that Cat Financial will finance under an installment sale contract varies based on:
•	the obligor’s credit history;

•	the type of equipment financed;

•	whether the equipment is new or used;

•	the payment schedule; and

•	the length of the contract, which generally ranges at origination from 12 to 72 months.

     The amount financed is calculated as a percentage of the value of the related financed equipment, which percentage ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment. These percentages, however, may vary, depending on the obligor’s credit history and the type of financed equipment. The value of new equipment is based on its original list price, and the value of used equipment is generally based on its “as is” value as derived from appropriate market references.
     Obligors are required to obtain and maintain physical damage insurance covering the financed equipment under installment sale contracts naming Cat Financial as loss payee. The CBC is responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Also, at the time the receivable is originated, Cat Financial may make available to the obligor physical damage insurance and term life insurance that may be financed under the contract.
     Each installment sale contract provides for allocation of payments according to the actuarial method and commence accruing interest on their origination date. As such, an installment sale contract provides for amortization of the amount financed over a series of fixed level payment installments. Each installment, other than the installment representing the final scheduled payment on that installment sale contract, consists of an amount of interest equal to one-twelfth of the annual percentage rate stated on an installment sale contract (or a larger fraction based on the number of months since the last payment if a “skip payments” schedule is in place) multiplied by the unpaid principal balance of that installment sale contract, and an amount of principal equal to the remainder of the installment. The obligor pays a fixed monthly installment until the final scheduled payment date of that installment sale contract, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance thereof plus accrued interest thereon.
     If an installment sale contract is prepaid in part, unless Cat Financial and the related obligor agree to an amendment of the payment schedule, prepayments are held for application to the next succeeding scheduled payment or payments, and the unpaid principal balance — and the interest accrued on the receivable — is not adjusted downward until the actual date of the scheduled payment. If an installment sale contract is prepaid in full, the obligor receives a rebate of any unearned portion of interest thereon computed on an actuarial basis.
     Finance Leases — Contract Terms. Cat Financial offers finance leases with a variety of payment schedules designed to meet an obligor’s needs. The initial term of a finance lease generally ranges from one to six years. Generally, each finance lease provides for the monthly payment of rent in advance. These periodic payments are referred to in this prospectus and the accompanying prospectus supplement as “Lease Scheduled Payments.” Lease Scheduled Payments represent the amortization, generally on a level basis, of the total amount that a lessee is required to pay throughout the term of a finance lease. Lease Scheduled Payments are separated by Cat Financial for its internal records into interest and principal components based on the Implicit Interest Rate for the finance leases. The “Implicit Interest Rate” for each finance lease is determined by Cat Financial.
     Finance leases are recorded by Cat Financial under generally accepted accounting principles as direct financing leases. As direct financing leases, the finance leases to be included as receivables in the issuing entities are “net leases” and the related obligor assumes responsibility for the financed items, including delivery, installation, operation, maintenance and return of the related financed equipment. Except for the accommodation billing program described below, no finance lease imposes any affirmative obligation on Cat Financial, and the finance leases are non-cancelable by the lessees. The related obligor further agrees to indemnify Cat Financial for any liabilities arising out of the finance lease. Cat Financial is also authorized to perform the related obligor’s obligations under each finance lease, at the related obligor’s expense, if Cat Financial so elects in cases where the related obligor has failed to perform. In addition, finance leases contain clauses unconditionally obligating the related obligor to make periodic payments, without any right of setoff, at the times and on the dates specified in the finance lease. Other than a warranty of quiet enjoyment, Cat Financial makes no express or implied warranties with respect to the financed equipment.
     Obligors under any finance lease are required to obtain and maintain physical damage insurance and comprehensive public liability insurance covering the financed equipment in the name of Cat Financial for not less than $1,000,000 combined coverage. This insurance must be in a form and with companies as Cat Financial shall approve and shall be primary, without right of contribution from any other insurance carried by Cat Financial. The CBC is responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Also, at the time the receivable is originated, physical damage insurance and term life insurance that can be financed under the receivable may be made available to the related obligor.
     Under an accommodation billing system, obligors may aggregate with their Lease Scheduled Payment the periodic payment for a maintenance contract, which maintenance would be performed by a Caterpillar dealer or other service provider and not by Cat Financial. Upon receipt of funds by Cat Financial, Cat Financial would generally forward the appropriate amount to the service provider. However, Cat Financial will not forward this amount until it has received the Lease Scheduled Payment in full. As described above, failure to perform by a Caterpillar dealer or the service provider is not a defense to payment by the obligor under the related finance lease.
     If Cat Financial receives a payment or payments in advance for a finance lease, those advance payments are held for application to the next succeeding payment or payments, and no adjustment in the Lease Scheduled Payments outstanding takes place until the due date for that payment. Although finance leases are not voluntarily prepayable by their terms, Cat Financial will generally agree to terminate a finance lease upon payment by the related obligor of the aggregate Lease Scheduled Payments outstanding under that finance lease.
     The finance leases included as receivables of any issuing entity will be leases that constitute security interests. With respect to such leases, the Caterpillar dealer or Cat Financial, as applicable, in effect finances the “purchase” of the financed equipment by the related obligor and retains a security interest in the financed equipment. The related obligor retains the financed equipment for substantially all its economic life and Cat Financial retains no significant residual interest. Each finance lease has a fixed residual value of $1.00, since at the expiration of the finance lease term, the lease expressly provides the related obligor with the option to purchase the related financed equipment for a bargain purchase option price of $1.00. Accordingly, the residual value component of the related asset pool is minimal. These leases are considered conditional sales-type leases for federal tax purposes, and, accordingly, Cat Financial does not take any federal tax benefits.
     Obligors under any finance lease may alter or modify the financed equipment relating to Cat Financial’s finance lease only if that alteration or modification does not impair its originally intended function or use or reduce its value. In addition, the related obligor shall not make any “non-reversible” addition — as defined for federal income tax purposes — to an item of financed equipment without the prior written consent of Cat Financial. Upon the prior written consent of Cat Financial, the related obligor may sublease or relocate the financed equipment. The right to receive that notice and to grant or deny that consent will be exercised by the servicer pursuant to the authority delegated to it in the related sale and servicing agreement. Finance leases generally do not permit the related obligor to assign its rights in the finance lease without the prior written consent of Cat Financial.
     Cross-Collateralization. In the course of its business of financing equipment, receivables are occasionally “cross-collateralized.” In that case, Cat Financial takes first, second or more junior liens on units in addition to the principal financed equipment. See “Certain Legal Aspects of the Receivables—Cross-Collateralization” in the related prospectus supplement. Cat Financial takes the value of these liens into account when calculating the amount it will finance under a receivable.
     Extension/Revision Procedures. Receivables may be extended or modified when payment delinquencies result from temporary interruptions in an obligor’s cash flow. An extension provides for one or more payments to be moved to a future date either within the original maturity or lease term of the receivable or beyond the original maturity or lease term. A modification is a restructuring of the entire receivable normally with lower payments and a longer term. A modification of an installment sale contract can also involve institution of a “skip payments” schedule if Cat Financial determines that “skip payments” are appropriate given the obligor’s yearly cash flow pattern. Cat Financial charges the obligor a nominal extension fee, which is payable at the time a receivable is extended. The length of an extension or modification generally does not exceed six months. In determining whether a receivable should be extended or modified, Cat Financial will consider:
•	the obligor’s equity in the financed equipment;

•	the obligor’s financial status and prospects; and

•	the reason for the obligor’s deferral.
Cat Financial, as servicer, to the extent specified in the related prospectus supplement, is not permitted to make certain revisions to a receivable assigned to an issuing entity, and if Cat Financial, as servicer, extends, modifies or revises a receivable it may be required to repurchase the related receivable from the related issuing entity. In addition, Cat Financial in the ordinary course of business may refinance a receivable for an obligor. The proceeds of that refinancing would be used to prepay that existing receivable in full. Any new receivable resulting from a refinancing would not be the property of an issuing entity. See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
     While the terms and conditions of the finance leases do not permit cancellation by the related obligor, finance leases may be modified or terminated before the end of the lease term. Modifications generally involve repricing a finance lease or modification of the lease term. Modifications to a finance lease term and early lease terminations often are permitted by Cat Financial because they are generally associated with additional financing opportunities from the same obligor. Cat Financial expects, as servicer, to continue to allow these modifications and terminations with respect to the finance leases included in the related issuing entity pursuant to the authority delegated to it in the related sale and servicing agreement, subject to certain conditions and covenants of the servicer described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.
     Collection Procedures. Payments received more than 10 days after their due date may be assessed a late fee where permitted by law. A monthly payment is deemed to be “31 to 60” days past due if it is not collected by the last day of the succeeding month. For example, a payment due any time in February is not considered “31 to 60” days past due unless it remains uncollected as of March 31. 60, 90 and 120 day accounts are similarly defined. Any receivable that is unpaid after the stated due date is considered “delinquent,” and collection activity may commence at that time.
     Repossession/Writeoff Procedures. The CBC makes the determination as to whether to repossess the financed equipment related to a delinquent receivable. After this determination is made, the obligor and any guarantor are sent “default letters.”
     Within 20 days of repossession, the remarketing department at Cat Financial reviews an appraisal and inspection report of the related financed equipment and commences the process of selling the equipment. Financed equipment put up for sale is advertised or sold through a variety of means, including through the Caterpillar dealer network and through auction. Once the equipment is sold, a write-off or loss is taken, if necessary. Additionally, if a receivable is delinquent for a period of 180 days past its due date, as specified in the related retail installment sale contract or finance lease, Cat Financial will write-down such receivable to the estimated value of the receivable, as determined by Cat Financial in accordance with its servicing standards, and if necessary, a write-off or loss will be taken.
     Delinquencies, Repossessions and Net Losses. Certain information concerning the experience of Cat Financial pertaining to delinquencies, repossessions and net losses with respect to its entire United States portfolio of installment sale contracts and/or its entire United States portfolio of finance leases, as applicable, serviced by Cat Financial, including receivables previously sold which Cat Financial continues to service (respectively, the “U.S. ISC Portfolio” and the “U.S. Finance Lease Portfolio,” and collectively, the “U.S. Portfolio”) will be set forth in the related prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables will be comparable to prior experience or to that information.
     Static Pool Data. Certain information concerning the experience of Cat Financial pertaining to delinquencies, repossessions and net losses with respect to receivables from the U.S. Portfolio that have been placed in prior securitized pools the (“Static Pool Data”) and are serviced by Cat Financial will be set forth in the related prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables will be comparable to the Static Pool Data.

WEIGHTED AVERAGE LIFE OF THE NOTES
     The weighted average life of the notes of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes:
•	prepayments in full;

•	partial prepayments (including those related to rebates of insurance premiums);

•	liquidations due to default;

•	receipts of proceeds from physical damage and term life insurance policies; and

•	the repurchase of receivables by Cat Financial, the depositor or the servicer pursuant to the servicer’s option to purchase the receivables, for other administrative reasons set forth in this prospectus or the related prospectus supplement, or for breach of a representation or warranty.
     Installment sale contracts are prepayable at any time without penalty by their terms. Although the finance leases are generally not prepayable by their terms, obligors generally are permitted to prepay a finance lease upon payment of the aggregate remaining Lease Scheduled Payments due, which amount would include an implicit interest amount. Each prepayment will shorten the weighted average remaining term of the receivables of any issuing entity and the weighted average life of the related notes. If the related prospectus supplement provides for the distribution to noteholders of amounts on account of principal in excess of the Principal Distribution Amount on any distribution date, this effect would be greater upon the prepayment of a finance lease, since the amount prepaid would be greater than the related contract balance. The related prospectus supplement will set forth the allocation of prepayments among the various classes of notes of the related series. See “Description of the Transfer and Servicing Agreements—Distributions” in the related prospectus supplement.
     The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. However, Cat Financial does not maintain historical prepayment data with respect to its entire portfolio of retail installment sale contracts and finance leases. In addition, under some circumstances:
•	Cat Financial or the depositor will be obligated to repurchase receivables from an issuing entity as a result of breaches of representations and warranties regarding the receivables and

•	the servicer will be obligated to purchase receivables from an issuing entity pursuant to the related sale and servicing agreement as a result of breaches of certain covenants.
See “Description of the Transfer and Servicing Agreements—Termination” in this prospectus regarding the servicer’s option to purchase the receivables from an issuing entity.
     Consistent with its normal servicing procedures, the servicer may, in its discretion and on a case-by-case basis, arrange with the obligor respecting a receivable to extend or modify the related payment schedule to the extent specified in the related prospectus supplement. Although each sale and servicing agreement will restrict the ability of the servicer to otherwise modify a receivable as described in this prospectus and in the related prospectus supplement, the servicer will be permitted to refinance an existing receivable for an obligor, so long as the proceeds of the refinanced receivable would be used to prepay the existing receivable in full and the refinanced receivable is evidenced by a new finance lease or installment sale contract. A new receivable resulting from a refinancing would not be property of the related issuing entity. Those extensions or modifications may increase the weighted average remaining term of the receivables and the weighted average life of the related notes. See “The Receivables Pools—The Retail Equipment Financing Business—Extension/Revision Procedures” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each distribution date, since that amount will depend, in part, on the amount of principal collected on the related receivables during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders of a given series, as set forth in the related prospectus supplement. Those reinvestment risks may include the risk that interest rates are lower at the time holders receive payments from the related issuing entity than interest rates would otherwise have been had those prepayments not been made or had the prepayments been made at a different time.
     The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables and any class of notes of the related series.
USE OF PROCEEDS
     To the extent provided in the related prospectus supplement, the net proceeds from the sale of the notes of a given series will be applied by the depositor:
•	to the purchase of the receivables from Cat Financial; and

•	to make the initial deposit into the reserve account or yield supplement account, in each case, if any.
THE DEPOSITOR, CATERPILLAR INC., THE SPONSOR AND SERVICER
Caterpillar Financial Funding Corporation
     The depositor is a wholly-owned subsidiary of Cat Financial. The depositor was incorporated in the State of Nevada on July 20, 1995. The depositor is organized for the limited purpose of purchasing wholesale and retail receivables from Cat Financial, transferring those receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of the foregoing purposes. The principal executive offices of the depositor are located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119 and its telephone number is (702) 735-2514. The depositor does not engage in any other activities. Following the issuance of any series of notes, the depositor will not have any ongoing material obligations other than its representations and warranties and the obligation to enforce its rights as a purchaser of the receivables from Cat Financial and to pay the fees of and enforce the obligations of the owner trustee.
Caterpillar Inc.
     Caterpillar Inc., together with its consolidated subsidiary companies, operates in three principal lines of business:
1.	Equipment — design, manufacture, and marketing of earthmoving, construction, and materials handling equipment and related parts;

2.	Engines — design, manufacture, and marketing of engines and related parts; and

3.	Financial Products — provide financing to customers and dealers for the purchase and lease of Caterpillar and other equipment, as well as some financing for Caterpillar sales to dealers; provide various forms of insurance to customers and dealers.
     Caterpillar Inc. is a Delaware corporation and its common stock is listed on the New York Stock Exchange under the symbol “CAT”. The principal executive office of Caterpillar Inc. is located at 100 NE Adams Street, Peoria, Illinois 61629. As used in this prospectus and the related prospectus supplement, the term “Caterpillar Inc.” means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

     Caterpillar Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. For further information regarding Caterpillar Inc., reference is made to those reports and other information which are available as described under “Available Information” in this prospectus. Certain current information regarding Caterpillar Inc. will be set forth in the related prospectus supplement. Caterpillar Inc. (other than Cat Financial, the depositor, and the issuing entity) will not have any obligations with respect to the notes or any transfer and servicing agreement.
Caterpillar Financial Services Corporation
     Cat Financial is a Delaware corporation which was incorporated in 1981 and is the successor to a company formed in 1954. Unless the context otherwise requires, the term “Cat Financial” includes its predecessor and subsidiary companies, other than the depositor and the issuing entity. The principal executive office of Cat Financial is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001, and its telephone number is (615) 341-1000. Cat Financial has 42 offices, of which 7 are located in North America, 23 are in Europe, 9 are in Asia-Pacific and 3 are in Latin America.
     Cat Financial is a wholly-owned finance subsidiary of Caterpillar Inc. Cat Financial and its subsidiaries are principally engaged in providing retail financing alternatives for Caterpillar products to customers and Caterpillar dealers around the world. Such retail financing is primarily comprised of financing Caterpillar equipment, machinery and engines. In addition, Cat Financial also provides financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. Cat Financial also provides wholesale financing to Caterpillar dealers and purchases short-term dealer receivables from Caterpillar Inc. Cat Financial began providing lease financing and servicing related receivables in 1981.
     Cat Financial’s business is largely dependent upon the ability of Caterpillar dealers to generate sales and leasing activity, the willingness of the customers and the dealers to enter into financing transactions with Cat Financial, and the availability of funds to Cat Financial to finance those transactions.
     Cat Financial currently offers the following types of retail financing plans:
•	Tax leases that are classified as either operating or finance leases for financial accounting purposes, depending on the characteristics of the lease. For tax purposes, Cat Financial is considered the owner of the equipment.

•	Finance (non-tax) leases where the lessee is considered the owner of the equipment during the term of the lease and that either require or allow the customer to purchase the equipment for a fixed price at the end of the term.

•	Installment sale contracts, which are equipment loans that enable customers to purchase equipment with a down payment or trade-in and structure payments over time.

•	Governmental lease-purchase plans in the U.S. that offer low interest rates and flexible terms to qualified non-federal government agencies.
     Cat Financial has completed 13 publicly-registered asset-backed offerings, all of which were backed by retail installment sale contracts and finance leases, commencing in 1994. The aggregate initial Note Value of the contracts and finance leases sold in these transactions is as follows:

Year and Series	Aggregate Initial Note Value (000s)
1994-A	$242,518
1995-A	$459,119
1996-A	$371,897
1997-A	$346,637
1997-B	$314,430

Year and Series	Aggregate Initial Note Value (000s)
1998-A	$605,679
1999-A	$591,421
2001-A	$621,085
2002-A	$632,028
2003-A	$681,043
2004-A	$658,742
2005-A	$853,817
2006-A	$965,956
     Cat Financial was the sole servicer and sponsor of each of these transactions. No securitizations serviced or sponsored by Cat Financial have defaulted or experienced an early amortization triggering event.
     Additionally, Cat Financial maintains an asset-backed commercial paper conduit. In this facility, Cat Financial transfers to the program agents an undivided fractional interest in North American dealer receivables purchased from Caterpillar. In accordance with Statement of Financial Accounting Standard 140 (SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” the transfer to the third party purchasers is accounted for as a sale.
     The following tables set forth the growth of the portfolio of retail installment sale contracts and finance leases serviced by Cat Financial since 1997:

	1997	1998	1999	2000	2001
	($ in millions)	($ in millions)	($ in millions)	($ in millions)	($ in millions)
Installment Sale Contracts (1)	$1,634.9	$2,075.5	$2,445.4	$2,558.9	$2,778.2
Finance Leases (2)	$983.5	$1,151.1	$1,185.8	$1,057.9	$957.9

	2002	2003	2004	2005	2006
	($ in millions)	($ in millions)	($ in millions)	($ in millions)	($ in millions)
Installment Sale Contracts (1)	$2,841.3	$3,159.7	$4,155.4	$4,955.9	$5,465.8
Finance Leases (2)	$773.2	$645.1	$608.5	$711.8	$824.7

(1)	The amount of the gross portfolio is based on the aggregate contract balance of the U.S. ISC Portfolio.

(2)	The amount of the gross portfolio is based on the aggregate contract balance of the U.S. lease portfolio less the residual amount.
     Cat Financial’s delinquency, repossession and loss experience as of the end of the most recent calendar quarter for which that information is available on the aggregate portfolio of receivables for which Cat Financial acts as servicer and that were originated pursuant to Cat Financial’s underwriting guidelines will be summarized in each related prospectus supplement relating to a pool of receivables for which Cat Financial will act as servicer. There can be no assurance that this experience will be representative of the results that may be experienced for any particular pool of receivables backing any particular series of notes.
     Certain current information regarding Cat Financial will be set forth in the related prospectus supplement.

Affiliations Among Transaction Parties
     The diagram below illustrates the ownership structure among the affiliated transaction parties.
DESCRIPTION OF THE NOTES
General
     With respect to each issuing entity, one or more classes of notes of a given series will be issued pursuant to the terms of an indenture (the “indenture”) between the related issuing entity and the indenture trustee specified in the related prospectus supplement (the “indenture trustee”). The indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this prospectus and in the related prospectus supplement, describes the material terms generally applicable to the notes, but does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the notes and the indenture.
     If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes registered in the name of the nominee of DTC (together with any successor selected by the related issuing entity, the “depository”) except as set forth below. The notes will be available for purchase in denominations specified in the related prospectus supplement and, if so specified in the related prospectus supplement, will be available in book-entry form only. See “Issuance of the Notes—Definitive Notes” and “—Book-Entry Registration” in this prospectus.
Principal and Interest on the Notes
     The timing and priority of payments, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be as described in the related prospectus supplement. The rights of noteholders to receive payments of principal and interest may be senior or subordinate to the rights of noteholders of another class or series, as described in the related prospectus supplement. If so provided in the related prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal on those notes. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate — which may be zero for certain classes of strip notes — or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also “Certain Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes” in this prospectus.
     One or more classes of notes of a series may be prepayable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer exercising its option to purchase the receivables of the related issuing entity in the manner and on the respective terms and conditions described under “Description of the Transfer and Servicing Agreements—Termination” in this prospectus.
     To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Holders of those notes would be entitled to receive as payments of principal on any given distribution date the applicable amounts set forth on the schedule for those notes, in the manner and to the extent set forth in the related prospectus supplement.
     Under some circumstances, the amount available for payments to noteholders in respect of interest could be less than the amount of interest payable on the notes on any of the dates specified for payments thereon in the related prospectus supplement (each, a “distribution date”). In that case, if so provided in the related prospectus supplement, each class of noteholders will receive its ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes of that series. See “Description of the Transfer and Servicing Agreements—Distributions” in the related prospectus supplement.
     In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, for those classes will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.
     If the servicer exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described under “Description of the Transfer and Servicing Agreements—Termination” in this prospectus, the related outstanding notes will be prepaid as set forth in the related prospectus supplement. In the event of a partial prepayment, the noteholders of the related series may be entitled to receive a prepayment premium from the related issuing entity, in the amount and to the extent provided in the related prospectus supplement. See “Weighted Average Life of the Notes” in this prospectus.
The Indenture
     Modification of Indenture. With respect to each issuing entity, with the consent of the holders of a majority of the outstanding principal amount of the notes of the related series, the related indenture trustee and the related issuing entity may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or, except as provided below, to modify in any manner the rights of the noteholders.
     Notwithstanding the foregoing, without the consent of the holder of each outstanding note of the related series affected thereby, no supplemental indenture shall:
•	change the due date of any installment of principal of or interest on any note of that series or reduce the principal amount of that note, the interest rate specified on that note or the prepayment price with respect to that note or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of that series the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in that indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the related issuing entity, the depositor, an affiliate of either of them or any other obligor on those notes;

•	reduce the percentage of the aggregate outstanding amount of the notes of that series the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the related receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series;

•	decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the related indenture which specify the applicable percentage of the aggregate principal amount of the notes of that series necessary to amend the related indenture or certain of the transfer and servicing agreements;

•	modify any of the provisions of the indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any distribution date (including the calculation of any of the individual components of such calculation) or to affect the rights of the holders of those notes to the benefit of any provisions for the mandatory redemption of the notes contained therein; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for those notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the related indenture on that collateral or deprive the holders of those notes of the security afforded by the lien of that indenture.
     The related issuing entity and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders, including curing any ambiguity or correcting or supplementing any inconsistent provision therein. It will be a condition to execution of delivery of any such supplemental indenture that the indenture trustee receive an opinion of counsel that the supplemental indenture will not materially and adversely affect the interest of those noteholders.
     In addition, the related issuing entity and the related indenture trustee may enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, to substitute credit enhancement for any class of notes, provided the rating agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for that class of notes or any other class of notes of the related series.
     Events of Default; Rights upon Event of Default. With respect to the notes of a given class and series, an “event of default” with respect to those notes will be defined in the related indenture as being:
•	a default for five days or more in the payment of any interest on those notes;

•	a default in the payment of the principal of or any installment of the principal of those notes when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the related issuing entity made in the related indenture and the continuation of that default for a period of 30 days after notice thereof is given to that issuing entity by the related indenture trustee or to that issuing entity and that indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;
•	any representation or warranty made by that issuing entity in the related indenture or in any certificate delivered pursuant to the indenture or in connection therewith having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of that breach is given to that issuing entity by that indenture trustee or to that issuing entity and that indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the related issuing entity.
However, the amount of principal required to be distributed to the noteholders of a series under the related indenture will be generally limited to amounts available therefor in the related principal distribution account absent acceleration of the notes, and will be distributed to the noteholders of each class in the manner set forth in the related prospectus supplement. Therefore, the failure to pay principal on notes may not result in the occurrence of an event of default until the applicable final scheduled distribution date.
     If an event of default should occur and be continuing with respect to the notes of any series or any class thereof, the related indenture trustee or holders of a majority in principal amount of the notes of that series then outstanding may declare the principal of the notes to be immediately due and payable. That declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.
     Subject to the conditions specified below, if the notes of any series have been declared to be due and payable following an event of default with respect thereto, the related indenture trustee may, in its discretion, to the extent permitted by applicable law, either sell the related receivables or elect to have the related issuing entity maintain possession of those receivables and continue to apply distributions on those receivables as if there had been no declaration of acceleration. The related indenture trustee is prohibited from selling the related receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:
•	all the holders of the outstanding notes of that series and, if applicable to such series, the swap counterparty consent to the sale;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of that series and, if applicable to such series, all amounts due to the swap counterparty at the date of that sale; or

•	the indenture trustee determines that the proceeds of the related receivables may not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and that indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes and, if applicable to such series, the swap counterparty.
     Subject to the provisions of the related indenture relating to the duties of the related indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, that indenture trustee shall be under no obligation to exercise any of the rights or powers under that indenture if requested or directed by any of the holders of those notes if that indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to these provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority, or 66 2/3% if an event of default has occurred and is continuing, in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee. In addition, the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default under the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of that indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.
     No noteholder of any series will have the right to institute any proceeding with respect to the related indenture, unless:
•	that noteholder previously has given to the related indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes of that series have made written request to the related indenture trustee to institute that proceeding in its own name as indenture trustee;

•	such noteholder or noteholders have offered the related indenture trustee reasonable indemnity;

•	the related indenture trustee has for 60 days failed to institute that proceeding; and

•	no direction inconsistent with that written request has been given to the related indenture trustee during that 60-day period by the holders of a majority in principal amount of the outstanding notes of the applicable series.
     Notwithstanding anything in this prospectus to the contrary, if junior notes of a series are issued, the rights of the junior noteholders of any class of that series to consent to or direct any action may be limited as set forth in the related indenture and as described in the related prospectus supplement.
     In addition, with respect to any issuing entity, the related indenture trustee and the related noteholders will covenant that they will not at any time institute against that issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
     With respect to any issuing entity, neither the related indenture trustee nor the related owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of that issuing entity contained in the related indenture.
     Certain Covenants by the Issuing Entities. Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless:
•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity surviving the consolidation or merger expressly assumes that issuing entity’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of that issuing entity under the related indenture;

•	no event of default shall have occurred and be continuing immediately after that merger or consolidation;

•	the issuing entity has been advised that the ratings of the notes of that series would not be reduced or withdrawn by the applicable rating agencies as a result of that merger or consolidation;

•	the issuing entity has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder;

•	any action as is necessary to maintain the lien of the related indenture shall have been taken; and

•	the issuing entity has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.
     Each issuing entity will not, among other things:
•	except as expressly permitted by the related indenture, the related transfer and servicing agreements or certain related documents (collectively, the “related documents”), sell, transfer, exchange or otherwise dispose of any of its assets;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon that issuing entity, other than amounts withheld under the Code or applicable state law;

•	except as contemplated by the related documents, dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby; or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden its assets or any part thereof, except as may be created by the terms of the related indenture.
     No issuing entity may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Issuing Entity—The Issuing Entity.” No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture or otherwise in accordance with the related documents.
     If so specified in the related prospectus supplement, the related issuing entity will not make any payments, distributions or dividends to certificateholders in respect of their certificates for any collection period unless the conditions set forth in that prospectus supplement have been satisfied.
     Each issuing entity will or will cause the servicer to deliver to the related indenture trustee on each determination date the servicer’s certificate as required by the related sale and servicing agreement.
     List of Noteholders. Three or more holders of the notes of any series that have each owned a note for at least six months may, by written request to the related indenture trustee, obtain access to the list of all noteholders of that series maintained by that indenture trustee for the purpose of communicating with other noteholders of that series with respect to their rights under that indenture or those notes. That indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.
     Annual Compliance Statement. The administrator on behalf of each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.
     Indenture Trustee’s Annual Report. If required by law, the indenture trustee for each issuing entity will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the related indenture, any amounts advanced by it under that indenture, the amount, interest rate and maturity date of certain indebtedness owing by that issuing entity to that indenture trustee in its individual capacity, the property and funds physically held by that indenture trustee as such and any action taken by it that materially affects the notes issued by that issuing entity that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the trust property securing the related notes upon the delivery to the related indenture trustee for cancellation of all those notes or, with certain limitations, upon deposit with that indenture trustee of funds sufficient for the payment in full of all of those notes.
     The Indenture Trustee. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related issuing entity will be obligated to appoint a successor indenture trustee for that series. The holders of a majority of the outstanding principal amount of the notes may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. An issuing entity may also remove the related indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture. In those circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the related series of notes. If the related prospectus supplement provides that a given class of notes is junior in priority to one or more other classes of notes, pursuant to the Trust Indenture Act of 1939, as amended, the related indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of those classes if an event of default occurs under the indenture. The related indenture will provide for a successor trustee to be appointed for one or more of those classes of notes in these instances. In addition, the related indenture will set forth the rights of senior noteholders and junior noteholders, which may be different, to consent to or direct actions by the related indenture trustee in these instances. Any resignation or removal of an indenture trustee and appointment of a successor indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for that series.
CERTAIN INFORMATION REGARDING THE NOTES
Fixed Rate Notes
     Each class of notes, other than certain classes of strip notes, may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the related prospectus supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months or such other basis as may be set forth in the related prospectus supplement. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.
Floating Rate Notes
     Each class of Floating Rate Notes will bear interest for each applicable period at a rate per annum determined by reference to an interest rate basis (the “Base Rate”), plus or minus the related Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related prospectus supplement as being applicable to that class, and the “Spread Multiplier” is the percentage that may be specified in the related prospectus supplement as being applicable to that class.
     The related prospectus supplement will designate a Base Rate for a given Floating Rate Note based on LIBOR (as defined in that prospectus supplement), commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.
     As specified in the related prospectus supplement, Floating Rate Notes of a given class may also have either or both of the following, in each case expressed as a rate per annum:
•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law.
     Calculation Agent. Each issuing entity with respect to which one or more classes of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on the related classes of Floating Rate Notes. The prospectus supplement relating to any series of notes with one or more classes of Floating Rate Notes will set forth the identity of the Calculation Agent for the related classes of Floating Rate Notes, which may be either the owner trustee or indenture trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. To the extent specified in the related prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/1,000,000 of 1% (.00000001), with five one-millionths of a percentage point rounded upward.
ISSUANCE OF THE NOTES
Definitive Notes
     The prospectus supplement related to a given series will specify whether the notes of that series will be issued in fully registered, certificated form (“Definitive Notes”) to the noteholders or their respective nominees.
     Distributions of principal of and interest on Definitive Notes will be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable “Record Date” (as defined in the related prospectus supplement) specified for those notes in the related prospectus supplement. Those distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final distribution to the applicable noteholders.
     Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a note registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Book-Entry Registration
     The prospectus supplement related to a given series will specify whether the holders of the notes of that series may hold their respective notes through DTC, in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems (“Book-Entry Notes”).
     The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. or another nominee specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of any series held through DTC. Cede, as nominee for DTC, or such other nominee specified in the related prospectus supplement, will hold the Global Notes (as defined in the related prospectus supplement). Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “depositaries”), which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code (the “UCC”) and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of

1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include any of the underwriters of any series of notes. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received by Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     The noteholders that are not participants or indirect participants but who desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or noteholders. To the extent the related prospectus supplement provides that Book-Entry Notes will be issued, the only “noteholder” will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the indenture trustee as “noteholders,” as that term is used in the related indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with which the noteholders have accounts with respect to their respective notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective noteholders. Accordingly, although the noteholders will not possess their respective notes, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.
     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the lack of a physical certificate for those notes.
     DTC will advise each issuing entity that it will take any action permitted to be taken by a note under the related indenture only at the direction of one or more participants to whose accounts with DTC those notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.
     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters with respect to any series of notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.
     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 settlement currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. Euroclear Bank S.A./N.V. is the operator of and banker to the Euroclear system.
     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear system and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
     Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Book-Entry Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Notes for distribution to holders of Book-Entry Notes in accordance with DTC’s procedures with respect thereto.

     If:
•	the issuing entity advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to any notes held in book-entry form;

•	the issuing entity, to the extent permitted by law, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC with respect to the Book-Entry Notes; or

•	after the occurrence of an event of default or a Servicer Default, noteholders representing at least a majority of the outstanding principal amount of the notes of the applicable series advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of those noteholders;
then any notes held in book-entry form will be issued as Definitive Notes to the applicable noteholders or their respective nominees.
     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all applicable noteholders through participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes to the applicable noteholders as Definitive Notes.
     Except as required by law, no issuing entity or indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
     The following summary, as well as other pertinent information included elsewhere in this prospectus and the related prospectus supplement, describes the material terms with respect to each series of notes relating to:
•	the sale and servicing agreement pursuant to which an issuing entity will purchase receivables from the depositor and the servicer will undertake to service those receivables (the “sale and servicing agreement”);

•	the purchase agreement pursuant to which the depositor will purchase those receivables from Cat Financial (the “purchase agreement”);

•	the administration agreement pursuant to which Cat Financial will undertake certain administrative duties with respect to that issuing entity;

•	the trust agreement pursuant to which that issuing entity will be created and the related certificates will be issued (the “trust agreement”); and

•	if provided for in the related prospectus supplement, the custodial agreement (the “custodial agreement”) pursuant to which the related custodian will maintain custody of the related receivables files on behalf of that issuing entity and the related indenture trustee (collectively, the “transfer and servicing agreements”).
Forms of the transfer and servicing agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the applicable provisions of the related transfer and servicing agreements.

Sale and Assignment of Receivables
     Receivables. On the closing date specified in the related prospectus supplement with respect to an issuing entity (the “closing date”), Cat Financial will sell and assign to the depositor, without recourse, its entire interest in the related receivables, including the security interests in the related financed equipment and in certain other cross-collateralized equipment, pursuant to a purchase agreement. On the closing date, the depositor will sell and assign to the related issuing entity, without recourse, its entire interest in those receivables, including the security interests in the related financed equipment and in that cross-collateralized equipment, pursuant to the related sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the related sale and servicing agreement.
     The related owner trustee, on behalf of that issuing entity, will, concurrently with the sale and assignment on the related closing date, execute, authenticate and deliver the related certificates and execute the related notes, and the indenture trustee will authenticate and deliver the related notes. The net proceeds received from the sale of those notes and the certificates will be applied to the purchase of the related receivables and, if so specified in the related prospectus supplement, to make initial deposits to any reserve account or other specified account.
     Representations and Warranties Regarding Receivables. In each purchase agreement, Cat Financial will represent and warrant to the depositor, among other things, that:
•	the information provided with respect to the related receivables is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance and/or liability insurance, as applicable, covering the financed equipment in accordance with Cat Financial’s normal requirements;

•	as of the related closing date, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened;

•	as of the related closing date, each of those receivables is secured by a first priority perfected security interest in the financed equipment in favor of Cat Financial;

•	each receivable, at the time it was originated, complied and, as of the related closing date, complies in all material respects with applicable federal and state laws including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

•	each finance lease, if any:
1.	constitutes a security interest under the UCC; and

2.	constitutes “tangible chattel paper”, as defined in the UCC.
If so provided in the related prospectus supplement, Cat Financial will also represent that there is only one original of each related installment sale contract and/or finance lease.
     Repurchase Obligation. To the extent specified in the related prospectus supplement, if the depositor breaches any of its representations and warranties made in the related sale and servicing agreement, and that breach has not been cured by the last day of the second (or, if the depositor elects, the first) month following the discovery by or notice to the depositor of that breach, the depositor will repurchase any receivable materially and adversely affected by that breach from the related issuing entity, and if that breach arises from the breach of a representation and warranty by Cat Financial in the related purchase agreement, Cat Financial will repurchase that receivable from the depositor, in each case at a price (the “Purchase Amount”) equal to the “Principal Balance” (as that term is defined in the related prospectus supplement) plus interest thereon at the respective “discount factor” (as that term is defined in the related prospectus supplement). The obligation of the depositor to repurchase any receivable with respect to which a representation or warranty of Cat Financial has been breached is subject to Cat Financial’s repurchase of that receivable for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders, the issuing entity or the owner trustee for any such uncured breach.
     Custodial Arrangements. If so provided in the related prospectus supplement, the depositor, the related issuing entity and the related indenture trustee will appoint the custodian specified in the related prospectus supplement (the “custodian”) as custodian of the related receivables.
     If the related prospectus supplement so specifies, the servicer will maintain possession of the related installment sale contracts and/or finance leases to facilitate servicing and to minimize administrative burden and expense.
Accounts
     With respect to each issuing entity, the servicer will establish and maintain with the related indenture trustee one or more accounts, in the name of the indenture trustee, into which all payments made on or with respect to the related receivables will be deposited (collectively, the "collection account”). The indenture trustee will establish and maintain one or more accounts or sub-accounts, in the name of the indenture trustee, in which certain amounts released from the collection account, the reserve account or yield supplement account, in each case, if any, or any other credit enhancement for payment to noteholders and the certificateholders will be deposited and from which certain payments to noteholders will be made (each, a “principal distribution account”). The owner trustee will establish and maintain an account, in the name of the owner trustee, in which amounts released from the related collection account, the reserve account or the yield supplement account, and principal distribution account, if any, or any other credit enhancement for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made (the “certificate distribution account”). The servicer will make all calculations and decisions regarding the transfer and disbursement of funds from these accounts. There will be no independent verification of the activity in these accounts.
     Any other accounts to be established with respect to an issuing entity will be described in the related prospectus supplement.
     With respect to any series of notes, funds in the collection account, the principal distribution account, the certificate distribution account, any reserve account and any yield supplement account (collectively, the “trust accounts”) shall be invested as provided in the related sale and servicing agreement in eligible investments. “Eligible investments” are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of those notes (and shall be defined in the related sale and servicing agreement). Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature on or before the business day preceding the day of the next distribution. The indenture trustee will invest amounts in the collection account, the principal distribution account and the reserve account in eligible investments selected by the servicer. However, to the extent permitted by the rating agencies and as provided in the related sale and servicing agreement, funds in any reserve account and any yield supplement account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account or any yield supplement account at any time available for withdrawal may be less than the balance of the reserve account or the yield supplement account, respectively, at that time. If the amount required to be withdrawn from any reserve account or any yield supplement account, as applicable, to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in that reserve account or yield supplement account, respectively, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, as applicable, could result, which could, in turn, increase the average life of the related notes. If so specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses (collectively, “investment earnings”), shall be deposited in the related collection account on each distribution date and shall be treated as collections of interest on the related receivables.

     The trust accounts of all series will be maintained as eligible deposit accounts. “Eligible deposit account” means either:
•	a segregated account with an eligible institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.
     “Eligible institution” means, with respect to any series:
•	the corporate trust department of the related indenture trustee, the related owner trustee or such other institution acceptable to the rating agencies as being consistent with the ratings of the notes; or

•	a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank which:
•	has either a long-term or short-term unsecured debt rating acceptable to the rating agencies; and

•	whose deposits are insured by the Federal Deposit Insurance Corporation;
or —
•	the parent corporation of which has either a long-term or short-term unsecured debt rating acceptable to the rating agencies; and

•	whose deposits are insured by the Federal Deposit Insurance Corporation.
Servicing Procedures
     The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by any issuing entity and will use the same collection procedures as the servicer follows with respect to installment sale contracts and finance leases it services for itself and others. Consistent with its normal servicing procedures, the servicer may arrange with the obligor on a receivable to extend or modify the related payment schedule; provided, however, that no such modification may:
•	reduce the underlying APR or contract balance of the related receivable;

•	reduce the aggregate amount of scheduled payments or the amount of any scheduled payment due under the related receivable;

•	release or modify Cat Financial’s security interest in the financed equipment securing the related receivable; or

•	otherwise amend or modify the related receivable in a manner that would have a material adverse effect on the interests of the related securityholders.
     To the extent provided in the related prospectus supplement, some extensions may not be permitted or may result in the servicer’s repurchase of the related receivable. Although each sale and servicing agreement will restrict the ability of the servicer to otherwise modify a receivable, the servicer will be permitted to refinance an existing receivable for an obligor, so long as the proceeds of that refinanced receivable will be used to prepay the existing receivable in full and any refinanced receivable is evidenced by a new finance lease or installment sale contract. Any new receivable resulting from a refinancing would not be the property of the related issuing entity. If there is a default on a receivable, the servicer may sell the financed equipment securing that receivable at a public or private sale, or take any other action permitted by applicable law. See “The Receivables Pools—The Retail Equipment Financing Business—Extension/ Revision Procedures” and “Certain Legal Aspects of the Receivables” in this prospectus.
Payments on Receivables
     With respect to each issuing entity, the servicer will deposit all payments on the related receivables — from whatever source, but subject to net deposits by the servicer as described under “—Net Deposits” in this prospectus — and all proceeds of those receivables collected during each collection period specified in the related prospectus supplement into the related collection account; provided, however, that when a receivable becomes a Liquidated Receivable (as defined in the related prospectus supplement), the receivable will be reassigned to the depositor, and any proceeds after that date (deficiency proceeds) would not be proceeds of receivables in the related issuing entity and the holders of notes will in no event be entitled to distributions of those deficiency proceeds.
     Unless the related prospectus supplement provides for more frequent deposits (as described below), the servicer will be permitted to deposit all collections of receivables into the related collection account on or before the business day preceding the related distribution date so long as:
•	Cat Financial is the servicer;

•	each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied; and

•	a Servicer Default (as described below) does not exist.
     If the related prospectus supplement so provides, or if the above described conditions are not met, the deposit of collections for a collection period will be made within two business days of receipt and identification thereof, and any Purchase Amounts will be deposited in the related collection account when due. Normally, collections are identified within one day of receipt. Pending deposit into the collection account, regardless of frequency of deposit, collections may be invested by the servicer at its own risk, for its own benefit and without being subject to any investment restrictions, and will not be segregated from funds of the servicer. If the servicer were unable to remit those funds, or if the servicer were to become insolvent, the noteholders might incur a loss. See “Risk Factors-Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes” and “Risk Factors-The notes may suffer losses if other liens have priority over the lien of the indenture” in this prospectus. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above for monthly remittances, obtain a letter of credit or other security for the benefit of the related issuing entity to secure the timely remittances of collections on the related receivables and the payment of the aggregate Purchase Amount with respect to those receivables purchased by the servicer.
Servicing and Administrative Compensation and Payment of Expenses
     To the extent specified in the prospectus supplement with respect to any issuing entity, the servicer will be entitled to receive a Servicing Fee on each distribution date in an amount equal to 1/12 of a fixed percentage per annum (as specified in the related prospectus supplement, the “Servicing Fee Rate”) of the “Pool Balance” (as that term is defined in the related prospectus supplement) as of the first day of the related collection period (the “Servicing Fee”). The Servicing Fee with respect to any issuing entity, together with any portion of that Servicing Fee that remains unpaid from prior distribution dates, will be paid solely to the extent of the funds available therefor as set forth in the related prospectus supplement under “Description of the Transfer and Servicing Agreements—Distributions.” However, the Servicing Fee will be paid prior to the distribution of any portion of the “Total Distribution Amount” (as that term is defined in the related prospectus supplement) to the related noteholders or the related certificateholders and prior to payment of the related administration fee. The Servicing Fee with respect to each collection period will decline over the life of the notes as the Pool Balance decreases.
     If so specified in the prospectus supplement with respect to any issuing entity, the servicer will collect any late fees, extension fees, and other administrative fees or similar charges allowed by applicable law with respect to the related receivables (collectively, the “additional servicing compensation”), and will be entitled to amounts of additional servicing compensation collected as those amounts are received. Payments by or on behalf of obligors on the receivables will be allocated first to any overdue scheduled payment (including taxes and miscellaneous billables), second to the current scheduled payment (including taxes and miscellaneous billables) and third, to late fees, all in accordance with the servicer’s normal practices and procedures.
     The Servicing Fee with respect to any issuing entity will compensate the servicer for performing the functions of a third party servicer of equipment receivables as an agent for their owner, including:
•	collecting and posting payments;

•	responding to inquiries of obligors on the related receivables;

•	investigating delinquencies;

•	sending payment coupons to obligors;

•	reporting tax information to obligors;

•	paying costs of disposition of defaults; and

•	policing the collateral.
     The Servicing Fee also will compensate the servicer for:
•	administering the related receivables;

•	accounting for collections and furnishing monthly and annual statements to the depositor, the related owner trustee and the related indenture trustee with respect to distributions; and

•	if applicable, acting as the custodian of the related receivables.
     The Servicing Fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables of each issuing entity.
     To the extent specified in the prospectus supplement with respect to any issuing entity, the administrator will be entitled to receive an administration fee on each distribution date in an amount stated in the related prospectus supplement. The administration fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the related noteholders or the related certificateholders.
     If so specified in the prospectus supplement with respect to any issuing entity, the servicer will collect property and sales taxes (with respect to finance leases) with respect to the related receivables and pay such amounts to the applicable taxing authority. Under some circumstances, the servicer will be permitted to make deposits of collections into the collection account net of the administration fee, the Servicing Fee and the additional servicing compensation, as described below under “—Net Deposits.” For additional information on the administration fee, the Servicing Fee and the additional servicing compensation, see “Description of the Transfer and Servicing Agreement – Servicing and Administrative Compensation and Payment of Expenses” in the related prospectus supplement.

Distributions
     With respect to each series of notes, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the indenture trustee to the noteholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of that series will be set forth in the related prospectus supplement.
     With respect to each issuing entity, on each distribution date, collections on the related receivables will be distributed to noteholders and certificateholders of the related series to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account or a yield supplement account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of notes of a given series will be subordinate to distributions in respect of interest on that class, and distributions in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.
Credit and Payment Enhancement
     The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of notes of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:
•	subordination of one or more classes of securities;

•	cash accounts, which may include one or more reserve accounts or yield supplement accounts;

•	“excess spread,” or interest earned on the receivables in excess of the amount required to be paid on the securities;

•	“overcollateralization,” or collateralization greater than the principal amount of the notes;

•	letters of credit and other credit facilities;

•	surety bonds or insurance policies;

•	guaranteed investment contracts;

•	interest rate swaps or interest rate caps; or

•	any combination of two or more of the foregoing.
If specified in the related prospectus supplement, credit enhancement for a class of notes may cover one or more other classes of notes of the same series. In addition, if specified in the related prospectus supplement, credit enhancement for one or more classes of notes of a series may cover all or a portion of the outstanding amount of those classes or may cover losses incurred from all or a portion of the related receivables.
     Subordination Between Classes of Notes. If so specified in the related prospectus supplement, one or more classes of notes in a series will be subordinated as described in the related prospectus supplement to the extent necessary to fund payments with respect to the notes that are more senior within that series. The rights of the holders of the subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of notes within that series that are more senior, but only to the extent set forth in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

     The related prospectus supplement will also set forth information concerning:
1.	the amount of subordination of a class or classes of subordinated notes within a series;

2.	the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of notes of that series that are more senior.
     Subordination of Certificates to Notes. The certificates issued by an issuing entity will be in definitive form and initially retained by the depositor. Payments on the certificates will be subordinated to payments on the notes to the extent described in the related prospectus supplement. The certificates will not bear interest.
     Reserve Account. If so provided in the related prospectus supplement, the depositor will establish for a series or class of notes an account which will be maintained in the name of the related indenture trustee (the “reserve account”). If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the depositor or the issuing entity on the related closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date thereafter up to the “Specified Reserve Account Balance” (as that term is defined in the related prospectus supplement) by the deposit therein of the amount of collections on the related receivables, as more specifically described in the related prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the notes covered thereby, to the depositor or to any transferee or assignee of the depositor.
     The depositor may at any time, without consent of the noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account, including interest earnings thereon, provided, that:
•	the rating agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of notes;

•	the depositor provides to the related owner trustee and the related indenture trustee an opinion of counsel from independent counsel that such action will not cause the related issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

•	the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the depositor.
     Yield Supplement Account; Yield Supplement Agreement. A “yield supplement account” may be established with respect to any class or series of notes. The terms relating to any yield supplement account will be set forth in the related prospectus supplement. Each yield supplement account will be designed to hold funds or other receivables or assets, not already a part of the relevant issuing entity. Such funds or amounts collected under the receivables or assets will be applied by the related indenture trustee to provide payments to holders of the notes in respect of receivables that have an APR that is less than (x) the sum of the interest rate specified in the related prospectus supplement plus the Servicing Fee Rate specified in the related prospectus supplement plus any additional rate (expressed as a percentage) specified in the related prospectus supplement, or (y) a particular rate (expressed as a percentage) specified in the related prospectus supplement (in either case, the “required rate ”). Each yield supplement account will be maintained with the same entity with which the related collection account is maintained and will be created on the related closing date with an initial cash deposit and/or a pledge of other receivables or assets by the depositor or other person specified in the related prospectus supplement.

     On each distribution date, the related owner trustee or indenture trustee will transfer to the collection account from monies on deposit in the yield supplement account an amount specified in the related prospectus supplement (the “yield supplement deposit”) in respect of the receivables having an APR less than the required rate for that distribution date. Amounts on deposit on any distribution date in the yield supplement account in excess of the “Required Yield Supplement Amount ” specified in the related prospectus supplement, after giving effect to all payments to be made on that distribution date, will be deposited into the collection account for distribution by the related owner trustee or indenture trustee in accordance with the terms of the related sale and servicing agreement. Unless otherwise described in the related prospectus supplement, the depositor or other person specified in the related prospectus supplement will not have any obligation after the related closing date to deposit any cash amounts, receivables or assets into the yield supplement account after the related closing date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any distribution date. Monies on deposit in the yield supplement account may be invested in eligible investments under the circumstances and in the manner described in the sale and servicing agreement. Earnings on investment of funds in the yield supplement account in eligible investments will be deposited into the collection account as a component of the yield supplement deposit on each distribution date. Any monies remaining on deposit in the yield supplement account upon the termination of the issuing entity will be released to the depositor or other entity specified in the prospectus supplement.
     The depositor may at any time, without the consent of the noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the yield supplement account, including interest earnings thereon, provided, that:
•	the rating agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of notes;

•	the depositor provides to the related owner trustee and the related indenture trustee an opinion of counsel from independent counsel that such action will not cause the related issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

•	the transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the depositor.
     If a yield supplement account is to be established with respect to a series of notes, on or prior to the related closing date, the depositor or other entity specified in the prospectus supplement will enter into a “yield supplement agreement” with the servicer, the issuing entity, and the entity with which the account is maintained.
     Excess Spread. If so provided in the related prospectus supplement, “excess spread” or, the excess of interest collections on the receivables over all payables, account deposits and expenses related to such series, may be available to make payments on the notes.
     Overcollateralization. Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables exceeds the aggregate principal amount of the notes. If so provided in the related prospectus supplement, overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by collections on or in respect of the receivables, if any. If so provided in the prospectus supplement, the application of funds may be designed to create overcollateralization and to increase over time the amount of overcollateralization as of any distribution date to a target amount equal to a predetermined percentage of the aggregate outstanding principal balance of the receivables as of the last day of the related collection period, and if so stated in the related prospectus supplement, not less than a fixed dollar amount. If so provided in the related prospectus supplement, this may be effected by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.
     Letter of Credit or other Credit Facilities. If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit or other credit facilities. A letter of credit or other credit facility may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit or other credit facility will be obligated to honor demands with respect to that letter of credit or facility documents, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the related prospectus supplement. The maximum liability of an issuer of a letter of credit or other credit facility will be set forth in the related prospectus supplement.
     Interest Rate Swaps or Interest Rate Caps. If so provided in the related prospectus supplement, the notes may have the benefit of interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on a specific index, as described in the related prospectus supplement, and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent a specific index, as described in the related prospectus supplement, exceeds a stated, or capped, amount.
     Surety Bond or Insurance Policy. If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the related prospectus supplement.
     Guaranteed investment contracts. If so specified in the related prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by guaranteed investment contracts under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the related prospectus supplement.
     Credit Enhancement May Not Provide Coverage Against all Risks. The presence of a reserve account or a yield supplement account and other forms of credit enhancement for the benefit of all or any portion of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such noteholders will experience losses. To the extent specified in the related prospectus supplement, the credit enhancement for all or any portion of a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.
     If so provided in the related prospectus supplement, the depositor may replace the credit enhancement for any class of notes with another form of credit enhancement described in this prospectus without the consent of the noteholders, provided the applicable rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of that class of notes or any other class of notes of the related series.
Net Deposits
     As an administrative convenience, the servicer will be permitted to make the deposit of collections and Purchase Amounts for any issuing entity for or with respect to the related collection period net of distributions to be made to the servicer for that issuing entity with respect to that collection period, including the Servicing Fee and any additional servicing compensation; provided, that if the servicer is required to remit collections daily (see “—Payments on Receivables” above), deposits of those amounts may only be made net of the additional servicing compensation and may not be made net of the Servicing Fee. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders with respect to each issuing entity as if all deposits, distributions and transfers were made individually.
Reports to Noteholders
     With respect to each series of notes, on or prior to each distribution date, the servicer will prepare a servicer report, to be provided to the related indenture trustee for delivery to the related noteholders.
     Each servicer report to be delivered to noteholders will include, to the extent applicable, the following information and any other information so specified in the related prospectus supplement as to the notes of the applicable series with respect to that distribution date or the period since the previous distribution date, as applicable:
1.	the amount of the distribution allocable to principal of each class of notes of that series;

2.	the amount of the distribution allocable to interest on or with respect to each class of notes of that series;

3.	the Pool Balance as of the close of business on the last day of the preceding collection period;

4.	the aggregate outstanding principal balance and the pool factor for each class of notes after giving effect to all payments reported under clause 1 above on that date;

5.	the amount of the Servicing Fee paid to the servicer with respect to the related collection period;

6.	the interest rate for the next period for any class of notes of that series with variable or adjustable rates;

7.	the amount of the administration fee paid to the administrator in respect of the related collection period;

8.	the amount of the aggregate “Realized Losses” (as defined in the related prospectus supplement), if any, for that collection period;

9.	the aggregate Purchase Amounts for receivables, if any, that were repurchased or purchased in that collection period; and

10.	the balance of the reserve account or the yield supplement account, in each case, if any, on that distribution date, after giving effect to withdrawals therefrom and deposits thereto on that distribution date, and the Specified Reserve Account Balance or Required Yield Supplement Amount, as applicable, for such distribution date.
     Each amount set forth pursuant to subclauses 1 and 2 with respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those notes.
     Within the prescribed period of times for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder with respect to that issuing entity and received any payment thereon, a statement containing certain information for the purposes of that noteholder’s preparation of federal income tax returns. See “Federal Income Tax Consequences” in this prospectus.
Evidence as to Compliance
     Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related issuing entity and indenture trustee annually an attestation as to compliance by the servicer during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related closing date to December 31 of the same year) with certain minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer.
     Each sale and servicing agreement will also provide for delivery to the related issuing entity and indenture trustee, substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the servicer:

•	stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related closing date to December 31 of the same year) or,

•	if there has been a default in the fulfillment of any obligation in any material respect, describing each default.
     The servicer also will agree to give each indenture trustee and each owner trustee notice of certain Servicer Defaults under the related sale and servicing agreement.
     Noteholders may obtain copies of these statements and certificates by submitting a written request to the indenture trustee.
Certain Matters Regarding the Servicer
     Each sale and servicing agreement will provide that Cat Financial may not resign from its obligations and duties as servicer thereunder, except upon determination that Cat Financial’s performance of those duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or a successor servicer has assumed Cat Financial’s servicing obligations and duties under the applicable sale and servicing agreement.
     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents shall be under any liability to the related issuing entity, the related noteholders or the related certificateholders for taking any action or for refraining from taking any action pursuant to that sale and servicing agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under that sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.
     Under the circumstances specified in each sale and servicing agreement, including confirmation by the rating agencies that the succession will not result in the reduction or withdrawal of the rating of any class of notes of the related series, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:
•	any entity into which the servicer may be merged or consolidated;

•	any entity resulting from any merger or consolidation to which the servicer is a party;

•	any entity succeeding to the properties and assets of the servicer substantially as a whole; or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar Inc.
     The servicer, an affiliate of the depositor, will be responsible for servicing the receivables. The servicer’s duties include but are not limited to:
•	communicating with obligors;

•	sending monthly remittance statements to obligors;

•	collecting payments from obligors;

•	accurate and timely accounting, reporting and remitting of the principal and interest components of monthly payments, together with any other sums required to be remitted by the obligors with respect to the receivables;

•	calculating remittance amounts to noteholders and certificateholders;

•	sending remittances to the indenture trustee and owner trustee for distributions to the noteholders and certificateholders, respectively;

•	investor and tax reporting;

•	coordinating repurchases of receivables as required under the transfer and servicing agreements;

•	oversight of all repossession and liquidation activity;

•	following up with obligors with respect to receivables that are delinquent or for which servicing decisions may need to be made and developing loss mitigation strategies for such delinquent receivables; and

•	providing certain notices and other responsibilities as detailed in the transfer and servicing agreements.
Servicer Default
     With respect to each issuing entity, a “Servicer Default” under each sale and servicing agreement will consist of:
•	any failure by the servicer:
1.	to deliver to the related indenture trustee for deposit in any of the related trust accounts any required payment; or

2.	to direct the related indenture trustee to make any required distributions therefrom, in either case which failure continues unremedied for three business days after written notice from the related indenture trustee or the related owner trustee is received by the servicer or after discovery by the servicer;
•	any failure by the servicer, duly to observe or perform in any material respect any other covenant or agreement in any transfer and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of that failure:
1.	to the servicer by the related indenture trustee or owner trustee; or

2.	to the servicer and to the related indenture trustee and owner trustee by holders of notes or certificates of that series, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding notes or evidencing not less than 25% of the outstanding certificate balance, or percentage interest, as applicable, of the certificates of the related series;
•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and

•	with respect to any issuing entity, the additional event or events, if any, specified in the related prospectus supplement.
Rights Upon Servicer Default
     As long as a Servicer Default under a sale and servicing agreement remains unremedied, the related indenture trustee or the noteholders of the related series (without the consent of the related indenture trustee) evidencing not less than 25% of the outstanding principal amount of those notes (or the class or classes of notes specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under that sale and servicing agreement. Upon that termination, a successor servicer appointed by the related indenture trustee or that indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, the servicer is in bankruptcy, the related indenture trustee or those noteholders may be prohibited from effecting a transfer of servicing. See “Risk Factors-Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes” in this prospectus. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables similar to the related receivables. The applicable indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the servicer under that sale and servicing agreement. For so long as any class of notes of a series is outstanding, neither the related owner trustee nor the related certificateholders of such series have the right to remove the servicer if a Servicer Default occurs. However, if no class of notes of a series is outstanding, either the related owner trustee or the related certificateholders of such series (evidencing not less than 25% of the outstanding certificate balance, or percentage interest, as applicable, of such certificates) have the right to remove the servicer if a Servicer Default occurs.
     The predecessor servicer is required to cooperate with the successor servicer, the indenture trustee and the owner trustee in effecting the termination of the responsibilities and rights of the predecessor servicer under the sale and servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that are at the time held by the predecessor servicer for deposit, or are thereafter received by it with respect to a receivable. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with (i) transferring the computer or other records to the successor servicer in the form requested and (ii) amending the sale and servicing agreement to reflect such succession as servicer will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.
Waiver of Past Defaults
     With respect to each issuing entity, the holders of notes evidencing not less than a majority of the outstanding principal amount of the then outstanding notes of the related series (or the class or classes of notes specified in the related prospectus supplement) (or, if no notes are outstanding the holders of certificates evidencing not less than a majority of the outstanding certificate balance, or percentage interest, as applicable,) may, on behalf of all such noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts in accordance with that sale and servicing agreement. Therefore, all or some of the noteholders of any series have the ability, as limited above, to waive defaults by the servicer which could materially and adversely affect the other related noteholders and the related certificateholders. With respect to any series, the sale and servicing agreement will provide that no waiver shall impair the noteholders’ or the certificateholders’ rights with respect to subsequent defaults.
Amendment
     Each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement or of modifying in any manner the rights of the related noteholders or certificateholders. However, it is a condition to any such amendment that the indenture trustee and the owner trustee receive an opinion of counsel satisfactory to them that the amendment will not materially and adversely affect the interest of any related noteholder or certificateholder or the tax characterization of the notes or the certificates.
     If so provided in the related prospectus supplement, each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, to substitute credit enhancement for any class of notes, provided:
•	the applicable rating agencies confirm in writing that such amendment will not result in a reduction or withdrawal of the rating of that class of notes or any class of notes of the related series; and

•	an opinion of counsel satisfactory to the related indenture trustee and the related owner trustee is provided to the effect that such change will not adversely affect the tax characterization of the notes or the certificates.
     In addition, each of the transfer and servicing agreements, other than any custodial agreement, may be amended by the parties thereto with the consent of the holders of notes evidencing at least a majority in the then outstanding principal amount of those notes and the holders of certificates evidencing at least a majority of the related certificate balance, or percentage interest, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of noteholders or certificateholders of the related series; provided, however, that no amendment may:
•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables or payments or distributions that are required to be made for the benefit of the noteholders or the certificateholders; or

•	reduce the aforesaid percentage of the notes and certificates of that series which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series.
A custodial agreement may be amended by the parties thereto, provided the applicable rating agencies confirm in writing that the amendment will not result in a reduction or withdrawal of the rating of any related class of notes.
Payment of Notes
     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the related owner trustee will succeed to all the rights of the related indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, in each case under the related sale and servicing agreement, except as otherwise provided therein.
Termination
     With respect to each issuing entity, the obligations of the servicer, the depositor, the related owner trustee and the related indenture trustee pursuant to the related transfer and servicing agreements will terminate upon:
•	the maturity or other liquidation of the last related receivables and the disposition of any amounts received upon liquidation of any receivables owned by that issuing entity; and

•	the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the related transfer and servicing agreements.
     With respect to each issuing entity, if so provided in the related prospectus supplement and subject to such further conditions as may be specified therein, in order to avoid excessive administrative expense, on any distribution date following the last day of the collection period in which the “Note Value” (as that term is defined in the related prospectus supplement) of the receivables held by that issuing entity is 10% or less of the “Initial Note Value” (as that term is defined in the related prospectus supplement), the servicer shall have the option to purchase all remaining related receivables as of that last day at a purchase price that is at least equal to the outstanding principal balance of the notes plus accrued and unpaid interest thereon plus any other amounts as may be described in the related prospectus supplement.
     As more fully described in the related prospectus supplement, any outstanding notes of the related series will be prepaid concurrently upon either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them pursuant to the related issuing entity agreement will effect early retirement of the certificates of that series.
Administration Agreement
     Cat Financial, in its capacity as administrator, will enter into an administration agreement (the “administration agreement”) with each issuing entity and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in that administration agreement, to provide administrative services to the related issuing entity. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the related prospectus supplement.
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
Security Interest In Equipment
     The documents contained in the receivables files will constitute personal property security agreements and will include or constitute grants of security interests in the related financed equipment and certain other cross-collateralized equipment under the applicable Uniform Commercial Code. Perfection of security interests in the equipment is generally governed by the laws of the state in which the obligor is deemed located. The Uniform Commercial Code generally governs the perfection of those security interests.
     All of the installment sale contracts and finance leases originated or acquired by Cat Financial will name Cat Financial as obligee or assignee and Cat Financial will represent and warrant that it has a first-priority perfected security interest in the related financed equipment. Pursuant to the transfer and servicing agreements, Cat Financial will agree to take all actions necessary under the laws of the state in which the obligor is deemed located to perfect the security interests in the financed equipment in its name, including the filing of UCC financing statements in the appropriate offices. Obligors will generally be notified of the sale of receivables from the Caterpillar dealers to Cat Financial. However, because the servicer continues to service the installment sale contracts and finance leases, the obligors will not be notified of the sale from Cat Financial to the depositor.
     Pursuant to each purchase agreement, Cat Financial will sell and assign its security interests in the financed equipment and certain other cross-collateralized equipment securing receivables to the depositor and, pursuant to each sale and servicing agreement, the depositor will assign its security interests in the financed equipment and that cross-collateralized equipment to the related issuing entity. However, because of the administrative burden and expense, none of the depositor, the servicer, Cat Financial, the issuing entity, or the indenture trustee will file any assignments to identify the related issuing entity or the indenture trustee as the new secured party on the financing statement relating to the financed equipment or that cross-collateralized equipment. See “Risk Factors-The notes may suffer losses if other liens have priority over the lien of the indenture”, each in this prospectus.
     Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in each item of financed equipment and is obligated to repurchase the related receivable if it fails to do so.
     Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes may take priority over even a perfected security interest in those goods. The depositor will represent that, as of the related closing date, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes unpaid by an obligor on a receivable could arise at any time during the term of that receivable. None of Cat Financial, the depositor or the servicer will have any obligation to repurchase a receivable if any such lien results in an issuing entity losing the priority of its security interest in the related financed equipment after the related closing date. No notice will be given to the related issuing entity, indenture trustee, noteholders or certificateholders of any series in the event such a lien arises.
Repossession
     In the event of default by the obligor, the holder of the retail installment sale contract or finance lease has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless that act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.
Notice of Sale; Redemption Rights
     The Uniform Commercial Code and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, the obligor may cure the default or reinstate the retail installment sale contract or finance lease by payment of delinquent installments or the unpaid balance.
Other Legal Principles
     Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of a junior lien with respect to the equipment. If no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the obligor.
     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.
     Cat Financial will warrant under each purchase agreement that each receivable complies with all requirements of applicable law in all material respects as of the closing date. Accordingly, if an obligor on a receivable has a claim against an issuing entity that a receivable violates any law as of the closing date and that claim materially and adversely affects the issuing entity’s interest in the related receivable, the violation would constitute a breach of the warranties of Cat Financial under the related purchase agreement and would create an obligation of Cat Financial to repurchase that receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.
Leases
     Many states have adopted a version of Article 2A of the Uniform Commercial Code relating to leases. See “Risk Factors-Funds available for payment on the notes may be reduced if the terms of the finance leases are interpreted under Article 2A of the Uniform Commercial Code in a way that limits the enforceability of the lease terms against the lessees or provides the lessees with additional remedies if they are in default on their obligations under those leases” in this prospectus.
     Article 2A recognizes typical commercial lease “hell or high water” rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a degree of latitude to vary provisions of the law.
Bankruptcy of Obligor
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a case under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the reorganization plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. For a discussion of other legal aspects relating to receivables of an issuing entity, see “Certain Legal Aspects of the Receivables” in the related prospectus supplement.
FEDERAL INCOME TAX CONSEQUENCES
     The following summary describes the material United States federal income tax consequences of an investment in the notes as of the date of this prospectus. Orrick, Herrington & Sutcliffe llp (“special tax counsel”) is of the opinion that this discussion of federal income tax consequences is accurate in all material respects. As more fully discussed below and in the related prospectus supplement, special tax counsel also is of the opinion that the notes will be classified as debt for United States federal income tax purposes and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation for that purposes. Except to the extent provided in a related prospectus supplement, special tax counsel will render no other opinions to an issuing entity with respect to the notes or the issuing entity. This discussion is intended as an explanatory discussion of the possible effects of the classification of the notes to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s tax advisor. Further, an opinion of special tax counsel is not binding on the Internal Revenue Service (“IRS”) or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes described in this prospectus and in the related prospectus supplement. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.
     This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences relevant to a particular noteholder in light of that noteholder’s circumstances, and some noteholders (such as financial institutions, tax-exempt organizations, insurance companies, securities dealers, mutual funds, REITs, RICs, S corporations, estates and trusts, electing large partnerships, or investors holding notes as part of a hedge, straddle, integrated or conversion transaction or whose “functional currency” is not the United States dollar) may be subject to special tax rules and limitations not discussed below. Except as otherwise indicated, this summary is addressed only to original purchasers of the notes who are “United States Persons” (as defined in Code Section 7701(a)(30)).
     For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each issuing entity and the notes and related terms, parties and documents applicable to that issuing entity.

Tax Characterization of the Issuing Entity
     Special tax counsel is of the opinion that the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with. The related prospectus supplement will set forth certain additional relevant material federal income tax consequences to noteholders.
Tax Consequences to Holders of the Notes
     Treatment of the Notes as Indebtedness. The depositor and the issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for United States federal income tax purposes. Further, to the extent specified in the related prospectus supplement, special tax counsel is of the opinion that the notes will be classified as debt for United States federal income tax purposes. The discussion below assumes that the characterization of the notes as debt is correct.
     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and the notes are not strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury Regulations (the “OID Regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average life, calculated using the prepayment assumption used in pricing the notes and weighting each payment by reference to the number of complete years from the issue date to the day of that payment, all within the meaning of the OID Regulations). If these conditions are not satisfied with respect to any given series of notes, and as a result the notes are treated as issued with OID, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the notes will not be considered to have been issued with OID. Accordingly, the stated interest on a note generally will be taxable to a Noteholder as ordinary interest income at the time it accrues or is received in accordance with the Noteholder’s regular method of accounting for tax purposes. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.
     Sale of the Notes. Upon the sale of a note, the noteholder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the noteholder’s adjusted tax basis in the note. The noteholder’s adjusted tax basis in the note will equal the cost of the note to that noteholder, increased by any market discount previously included in income by that noteholder with respect to the note, and decreased by the amount of any bond premium previously amortized and any principal payments previously received by that noteholder with respect to that note. Any such gain or loss will be capital gain or loss, except to the extent of accrued market discount not previously included in income or, in the case of a prepayment or redemption, any OID not yet accrued.
     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the issuing entity to a noteholder who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:
•	is not actually or constructively a “10 percent shareholder” of the depositor or the issuing entity, is not for United States federal income tax purposes a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code, or is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain other information.
If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the Note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or that interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that:
•	such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder generally will be subject to United States federal tax on the interest, gain or income at regular federal income tax rates.
     The U.S. Treasury Department has issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Noteholders should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.
     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of those payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against that recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more classes of the notes did not represent debt for United States federal income tax purposes, the notes would likely be treated as an equity interest in a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. In that event, a noteholder treated as a partner would be required to take into account its respective distributive share of the partnership’s income, gain, loss, deductions and credits without regard to whether there were actual distributions on that income. As a result, the amount, timing, character and source of items of income and deductions of a noteholder could differ if its notes were held to constitute partnership interests rather than debt. Further, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, tax-exempt investors might be subject to the unrelated business income tax provisions of the Code, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and certain states and localities might assert that the partnership was doing business therein and subject noteholders treated as partners to taxation as a result of holding the notes. Prospective noteholders should consult their own tax advisors concerning the various adverse consequences that could be applicable to them in their particular circumstances were an investment in a note properly treated as partnership equity.
Federal Tax Opinion
     Upon the issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related transaction documents, (ii) certain representations set forth in the related transaction documents are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, for federal income tax purposes, (i) the notes will or should, as applicable, be classified as debt and (ii) the related issuing entity will not be an association taxable as a corporation or publicly traded partnership treated as a corporation.
     In addition, with respect to any series of notes, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in this prospectus under the heading “Federal Income Tax Consequences,” as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the related prospectus supplement and the statements made under the heading “Summary of Terms of the Notes- Tax Status” (except for the information relating to the opinion of Boult, Cummings, Conners & Berry PLC, special Tennessee tax counsel, contained therein) in the related prospectus supplement, with respect to that series of notes, to the extent that they constitute statements of law or legal conclusions with respect thereto, are correct in all material respects as of the date of such prospectus supplement.
     Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. Additionally, Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “Certain State Tax Considerations” in this prospectus.
CERTAIN STATE TAX CONSIDERATIONS
     The following is a discussion of certain Tennessee material state tax considerations. To the extent specified in the related prospectus supplement, Boult, Cummings, Conners & Berry PLC of Nashville, Tennessee will act as special Tennessee tax counsel to each issuing entity regarding the state tax matters discussed below, and will render the opinions contained in this discussion. The opinions of Boult, Cummings, Conners & Berry PLC expressed in this discussion are subject to the qualifications, assumptions and limitations in its opinion included as an exhibit to the Registration Statement of which this prospectus forms a part. In rendering its opinions, Boult, Cummings, Conners & Berry PLC will rely on the statutes of the State of Tennessee and the tax regulations issued pursuant thereto. The statutes and regulations regarding Tennessee taxation are subject to change (which change may be retroactive) and further interpretation by the Tennessee Department of Revenue (the “TDOR”) and the courts of Tennessee. There are no reported Tennessee cases involving the application of Tennessee’s tax laws to transactions described in this prospectus. In addition, Boult, Cummings, Conners & Berry PLC has considered Letter Rulings and Revenue Rulings issued by the TDOR. Letter Rulings, however, only apply to the taxpayers to which the Letter Rulings were issued. Revenue Rulings are advisory and are not binding on the TDOR. No formal ruling on any of the issues discussed below will be sought from the TDOR with respect to any issuing entity. There can be no assurances that the TDOR will agree with any opinion expressed herein or with the opinion of Boult, Cummings, Conners & Berry PLC included as an exhibit to the Registration Statement of which this prospectus forms a part or, if such opinions are challenged by the TDOR, that a court would reach the same conclusions.
     For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each issuing entity and the notes and related terms, parties and documents applicable to that issuing entity.

Relevant Tennessee Tax Laws
     The State of Tennessee has two tax regimes that may affect the issuing entity or the noteholders. The first is the Tennessee income tax (known as the “Hall Tax”), which generally imposes a tax of six percent (6%) upon individuals, partnerships, trusts and estates that are residents of or domiciled in Tennessee on:
•	income received by way of “dividends” from “stock”; and

•	“interest” on “bonds.”
     The second regime consists of two separate taxes, the Franchise Tax and the Excise Tax (the “F&E Taxes”), which are imposed on corporations, limited partnerships, limited liability companies, business trusts and other entities that afford limited liability to their owners that are “doing business” in Tennessee. The Excise Tax is equal to six and one-half percent (6.5%) of the taxpayer’s net earnings apportioned to Tennessee. A credit against the Excise Tax is allowed to be taken by those taxpayers that have paid the Hall Tax. The Franchise Tax is equal to one-quarter of 1% of the taxpayer’s Franchise Tax base (the greater of apportioned adjusted net worth or the book value of tangible property owned or used in Tennessee).
The Hall Tax
     Applicability to Noteholders. In the opinion of Boult, Cummings, Conners & Berry PLC, the notes of each series will be treated as “bonds” for purposes of the Hall Tax, and the interest paid by the issuing entity of such series to noteholders resident in Tennessee, other than corporations, will be taxable under the Hall Tax. Noteholders that are corporations or who are not residents of Tennessee are not subject to the Hall Tax.
     Applicability to an issuing entity. In the opinion of Boult, Cummings, Conners & Berry PLC, the activities of an issuing entity should not cause an issuing entity to be deemed to be a “resident of,” or “domiciled in” Tennessee, and therefore, an issuing entity should not be subject to the Hall Tax.
The F&E Taxes
     Applicability to Noteholders. Noteholders that are subject to the F&E Taxes will include interest payments on the notes and any gains thereon in determining their net earnings subject to the Excise tax.
     Applicability to an issuing entity. Section 67-4-2008(a)(10) of the Tennessee Code Annotated exempts from the F&E Taxes the following persons: “(A) [any person] classified as a partnership or trust in accordance with the provisions of 26 U.S.C. §7701 . . .; and (B) the sole purpose of the [person], except for foreclosures and dispositions of the assets of foreclosures, is the asset-backed securitization of debt obligations, such as first or second mortgages, including home equity loans, trade receivables, whether an open account or evidenced by a note or installment or conditional sales contract, obligations substituted for trade receivables, credit card receivables, personal property leases treated as debt for purposes of the Internal Revenue Code of 1986, automobile loans or similar debt obligations.” In the opinion of Boult, Cummings, Conners & Berry PLC, each issuing entity will satisfy this statutory exemption, and therefore, will be exempt from F&E Taxes.
     BECAUSE EACH STATE’S INCOME TAX LAWS VARY, THIS DISCUSSION DOES NOT ADDRESS THE INCOME TAX CONSEQUENCES TO THE NOTEHOLDERS IN ALL OF THE STATE TAXING JURISDICTIONS IN WHICH THOSE NOTEHOLDERS MAY BE SUBJECT TO TAX. FURTHER, THIS DISCUSSION DOES NOT ADDRESS THE INCOME TAX CONSEQUENCES TO THE ISSUING ENTITY IN ALL TAXING JURISDICTIONS. NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX AND OTHER ADVISORS.
State Tax Opinion
     Upon the issuance of each series of notes, Boult, Cummings, Conners & Berry PLC of Nashville, Tennessee will act as special Tennessee tax counsel for the issuing entity regarding the state tax matters discussed in this prospectus and will provide its opinion that the issuing entity will not be subject to the F&E Taxes and should not be subject to the Hall Tax.
     In addition, with respect to any series of notes, Boult, Cummings, Conners & Berry PLC is of the opinion that the statements made in this prospectus under the heading “Certain State Tax Considerations,” as supplemented by the discussion under the heading “Certain State Tax Considerations,” if any, in the related prospectus supplement and the statements made under the heading “Summary of Terms of the Notes- Tax Status” (except for the information relating to the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel, contained therein) in the related prospectus supplement, with respect to that series of notes, to the extent that they constitute statements of Tennessee law or legal conclusions with respect thereto, are correct in all material respects as of the date of such prospectus supplement.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which those plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of “plan assets” of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code (“Plan Assets”). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to those Plan Assets.
     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under the Code, collectively, “Parties in Interest”) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.
     Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to the related prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered thereby.
     Certain employee benefit plans, such as “governmental plans” (as defined in Section 3(32) of ERISA) and certain “church plans” (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the related prospectus supplement, assets of those plans may be invested in the notes of any series without regard to the ERISA considerations described in this prospectus, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.
PLAN OF DISTRIBUTION
     The notes of each series may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or such other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. The depositor intends that the notes will be offered through various methods from time to time and that offerings may be made concurrently through more than one of those methods or that an offering of a particular series of notes may be made through a combination of those methods.

     Each prospectus supplement will either:
•	set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.
After the initial public offering of any such notes those public offering prices and concessions may be changed.
     Each underwriting agreement (as defined in the related prospectus supplement) will provide that the depositor and Cat Financial will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.
     Each issuing entity may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.
     Pursuant to each of the underwriting agreements with respect to a given series of notes, the closing of the sale of each class of notes will be contingent on the closing of the sale of all other classes. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
RATINGS
     Each class of notes of a series offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “rating agency”).
     A security rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any note, and, accordingly, there can be no assurance that the ratings assigned to a note upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood of rate of principal prepayments.
     The fees paid by the depositor to the rating agencies at the closing of the issuance of each series of notes include a fee for ongoing surveillance by the rating agencies for so long as any notes of such series are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes of any series.
LEGAL OPINIONS
     Certain legal matters relating to the notes will be passed upon for each issuing entity, the depositor and the servicer by Orrick, Herrington & Sutcliffe llp, San Francisco, California and, with respect to Tennessee tax matters, Boult, Cummings, Conners & Berry PLC, Nashville, Tennessee.
AVAILABLE INFORMATION
     Each issuing entity will file with the Securities and Exchange Commission those periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder or as are otherwise agreed to by the Securities and Exchange Commission. Copies of those periodic reports may be obtained from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

     The depositor, as originator of each issuing entity, has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied, at prescribed rates, at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the depositor and each issuing entity may be viewed. The Internet address of that World Wide Web site is http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     All documents filed with the Securities and Exchange Commission by the depositor, as originator of any issuing entity, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the notes made by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.
     The servicer on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus, other than exhibits to those documents unless those exhibits are specifically requested. Written or oral requests for those documents should be directed to the servicer at: Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Treasurer (Telephone: (615) 341-1000).

INDEX OF TERMS
     Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of those terms may be found.
additional servicing compensation, 42
administration agreement, 52
APR, 17
Base Rate, 33
Book-Entry Notes, 34
Calculation Agent, 34
Caterpillar Inc., 24
CBC, 18
certificate distribution account, 39
Clearstream, 34
closing date, 38
Code, 54
collection account, 39
custodial agreement, 37
custodian, 39
Dealer Agreements, 16
default letters, 22
Definitive Notes, 34
depositaries, 34
depository, 27
discount factor, 38
distribution date, 28
Eligible deposit account, 40
Eligible institution, 40
Eligible investments, 39
ERISA, 59
Euroclear, 34
event of default, 29
F&E Taxes, 58
Fixed Rate Notes, 33
Floating Rate Notes, 33
foreign person, 55
Hall Tax, 58
Implicit Interest Rate, 20
indenture, 27
indenture trustee, 27
Initial Note Value, 51
investment earnings, 39
IRS, 54
issuing entity, 15
Lease Scheduled Payments, 20
Note Value, 51
OID, 55
OID Regulations, 55
Parties in Interest, 59
Plan Assets, 59
Plans, 59
Pool Balance, 41
Principal Balance, 38
principal distribution account, 39
purchase agreement, 37
Purchase Amount, 38
rating agency, 60
receivables, 17
Record Date, 34
related documents, 32
required rate, 44
Required Yield Supplement Amount, 45
reserve account, 44
sale and servicing agreement, 37
Servicer Default, 49
Servicing Fee, 41
Servicing Fee Rate, 41
special tax counsel, 54
Specified Reserve Account Balance, 44
Spread, 33
Spread Multiplier, 33
Static Pool Data, 22
TDOR, 57
Terms and Conditions, 36
Total Distribution Amount, 41
transfer and servicing agreements, 37
trust, 15
trust accounts, 39
trust agreement, 37
trust property, 15
U.S. Finance Lease Portfolio, 22
U.S. ISC Portfolio, 22
U.S. Portfolio, 22
UCC, 34
United States Persons, 54
yield supplement account, 44
yield supplement agreement, 45
yield supplement deposit, 45

$659,848,000
(Approximate)
CATERPILLAR FINANCIAL ASSET TRUST 2007-A
$150,000,000
Class A-1 __%
Asset Backed Notes
$201,000,000
Class A-2
Asset Backed Notes
$289,050,000
Class A-3
Asset Backed Notes
$19,798,000
Class B
Asset Backed Notes

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
JPMorgan
ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital
Citigroup
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement or the accompanying prospectus is current only as of their respective dates.
Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the notes offered hereby, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. Such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.